EXHIBIT 10.2

FIRST AMENDMENT TO LOAN AGREEMENT

FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of May 8, 2020, by and among PARK INTERMEDIATE HOLDINGS LLC, a limited liability company formed under the laws of the State of Delaware (the “Company” or the “Borrower Representative”), PK DOMESTIC PROPERTY LLC, a limited liability company formed under the laws of the State of Delaware (“PK Domestic LLC”), as a Borrower, PARK HOTELS & RESORTS INC., a Delaware corporation (the “Parent”), the other Subsidiaries of the Company party hereto as Subsidiary Borrowers, each of the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Company, PK Domestic LLC, the Parent, the Administrative Agent, the financial institutions initially a signatory to the Existing Loan Agreement (as defined below) together with their successors and assigns under Section 13.6. of the Existing Loan Agreement (the “Lenders”) and certain other parties have entered into that certain Delayed Draw Term Loan Agreement, dated as of August 28, 2019 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Loan Agreement”; and the Existing Loan Agreement as amended by this Amendment, the “Amended Loan Agreement”); and

WHEREAS, the Company, the Parent, PK Domestic LLC, the Lenders party hereto and the Administrative Agent desire to amend certain provisions of the Existing Loan Agreement subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Existing Loan Agreement. Each of the parties hereto agrees that, effective as of the date hereof (the “First Amendment Effective Date”),:

(a)    the Existing Loan Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on the pages of the Amended Loan Agreement attached as Exhibit A hereto;

(b)    Exhibit L to the Existing Loan Agreement is hereby amended and restated as set forth in Exhibit C hereto; and

(C)    the Existing Loan Agreement shall be amended to add Exhibit D hereto as Schedule 1.1(c) thereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to the truth and accuracy of the representations and warranties set forth herein (and incorporated by reference) and satisfaction or waiver of the following conditions precedent:

(a)    The Administrative Agent shall have received:

(i)	a counterpart of this Amendment duly executed and delivered by the Company, PK Domestic LLC, the Parent and each of the Requisite Lenders;

(ii)

each of the instruments, documents, certificates and opinions specified in Exhibit B hereto (other than any instruments, documents, certificates and opinions marked to be delivered post-closing), duly completed and executed, together with such other instruments, documents, certificates and opinions as the Administrative Agent may have reasonably requested;

(iii)

pro forma financial projections showing compliance with cash flow projections and projections with respect to the covenant set forth in Section 10.1(g) of the Amended Loan Agreement, in each case, in a form reasonably acceptable to the Administrative Agent; and

(iv)	an executed copy of the amendment to the Existing Credit Agreement dated as of the First Amendment Effective Date.

(b)    All fees owed to the Arrangers and the Lenders (including the fees referenced in the Fee Letters described in the definition of “Fee Letters” in the Amended Loan Agreement) incurred in connection with this Amendment and required to be paid as of the First Amendment Effective Date and all expenses (including, without limitation, the reasonable and documented out-of-pocket fees and expenses of legal counsel of the Administrative Agent) for which invoices have been presented to the Company on or prior to the First Amendment Effective Date shall have been paid.

Section 3. Representations. Each of the Parent, PK Domestic LLC and the Company represents and warrants to the Administrative Agent and the Lenders that:

(a)    Authorization. Each of the Parent, PK Domestic LLC and the Company has the right and power, and has taken all necessary action to authorize such Loan Party, to execute and deliver this Amendment and to perform its obligations hereunder and under the Amended Loan Agreement in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized signatory of each of the Parent, PK Domestic LLC and the Company and each of this Amendment and the Amended Loan Agreement is a legal, valid and binding obligation of each of the Parent, PK Domestic LLC and the Company enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b)    Compliance with Laws, etc. The execution and delivery by each of the Parent, PK Domestic LLC and the Company of this Amendment and the performance by each such Person of this Amendment and the Amended Loan Agreement in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval (other than any required filing with the SEC, which, to the extent required, the Company agrees to file in a timely manner) or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Company, PK Domestic LLC or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent, the Company, PK Domestic LLC or any Loan Party, or any material indenture, agreement or other instrument to which the Parent, the Company, PK Domestic LLC or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties.

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(c)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations by Company and the Parent. The Company, PK Domestic LLC and the Parent hereby certify to the Administrative Agent and the Lenders that as of the date hereof and after giving effect to this Amendment, the representations and warranties made or deemed made by each of the Company, PK Domestic LLC and the Parent in the Amended Loan Agreement and the other Loan Documents to which the Company, PK Domestic LLC and the Parent is a party are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is and shall be true and correct in all respects) on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is and shall be true and correct in all respects)) and except for changes in factual circumstances permitted under the Amended Loan Agreement.

Section 5. Certain References. Each reference to the Existing Loan Agreement in any of the Loan Documents shall be deemed to be a reference to the Amended Loan Agreement and as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified. This Amendment is a Loan Document.

Section 6. Expenses. The Company shall reimburse the Administrative Agent promptly upon demand for all reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Administrative Agent, pursuant to and in accordance with Section 13.2. of the Amended Loan Agreement, in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 9. Effect. Except as expressly herein amended, the terms and conditions of the Amended Loan Agreement and the other Loan Documents remain in full force and effect. The amendments contained in Section 1 hereof shall be deemed to have prospective application only. The Amended Loan Agreement is hereby reaffirmed, ratified and confirmed in all respects. This Amendment is not intended to and shall not constitute a novation. Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Amended Loan Agreement or any other Loan Document.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means), each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts

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shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. This Amendment may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper hereof which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Signature” shall have the meaning assigned to it by 15 USC §7006, as it may be amended from time to time. Upon the reasonable request of the Administrative Agent, any Electronic Signature of any other party hereto shall, as promptly as practicable, be followed by a manually executed counterpart thereof.

Section 11. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Amended Loan Agreement.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan Agreement to be executed as of the date first above written.

COMPANY:

PARK INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company

	By:	/s/ Thomas J. Baltimore, Jr.
	Name:	Thomas J. Baltimore, Jr.
	Title:	President and Chief Executive Officer

PK DOMESTIC LLC:

PK DOMESTIC PROPERTY LLC, a Delaware limited liability company

By:	Park Intermediate Holdings LLC, its managing member

	By:	/s/ Thomas J. Baltimore, Jr.
	Name:	Thomas J. Baltimore, Jr
	Title:	President and Chief Executive Officer

PARENT:

PARK HOTELS & RESORTS INC., a Delaware corporation

	By:	/s/ Thomas J. Baltimore, Jr.
	Name:	Thomas J. Baltimore, Jr
	Title:	President and Chief Executive Officer

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Delayed Draw Term Loan Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Suzanne E. Pickett
Name:	Suzanne E. Pickett
Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Delayed Draw Term Loan Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Suzanne E. Pickett
Name:	Suzanne E. Pickett
Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Delayed Draw Term Loan Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark F. Monahan
Name:	Mark F. Monahan
Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Delayed Draw Term Loan Agreement]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Ajit Goswami
Name:	Ajit Goswami
Title:	Managing Director and Industry Head

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Delayed Draw Term Loan Agreement]

BBVA USA, as a Lender

By:	/s/ Don Byerly
Name:	Don Byerly
Title:	Executive Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Delayed Draw Term Loan Agreement]

TRUIST BANK, f/k/a Branch Banking and Trust Company, and Successor by Merger to SunTrust Bank, as a Lender

By:	/s/ Karen Cadiente
Name:	Karen Cadiente
Title:	Assistant Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Delayed Draw Term Loan Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Tina Lin
Name:	Tina Lin
Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Delayed Draw Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION , as a Lender

By:	/s/ Wayne Robinson
Name:	Wayne Robinson
Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Delayed Draw Term Loan Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Michael Maguire
Name:	Michael Maguire
Title:	Managing Director

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Delayed Draw Term Loan Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK , as a Lender

By:	/s/ Steven Jonassen
Name:	Steven Jonassen
Title:	Managing Director

By:	/s/ Adam Jenner
Name:	Adam Jenner
Title:	Director

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Delayed Draw Term Loan Agreement]

REGIONS BANK, as a Lender

By:	/s/ Ghi S. Gavin
Name:	Ghi S. Gavin
Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Delayed Draw Term Loan Agreement]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Carol Murray
Name:	Carol Murray
Title:	Director

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Delayed Draw Term Loan Agreement]

RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/ Matt Stein
Name:	Matt Stein
Title:	Senior Vice President

[End of Signatures]

[Signature Page to First Amendment to Delayed Draw Term Loan Agreement]

Exhibit A

Amended Loan Agreement

[Attached.]

Exhibit A to First Amendment Agreement

EXECUTION COPY

Published Deal CUSIP Number: 70051PAD7

Published Tranche A-1 CUSIP Number: 70051PAE5

Published Tranche A-2 CUSIP Number: 70051PAF2

DELAYED DRAW TERM LOAN AGREEMENT

Dated as of August 28, 2019

by and among

PARK INTERMEDIATE HOLDINGS LLC,

and

PK DOMESTIC PROPERTY LLC,

as Borrowers,

PARK HOTELS & RESORTS INC.,

as the Parent,

solely for the limited purposes described in Section 13.23.,

The Subsidiary Borrowers Party Hereto,

THE FINANCIAL INSTITUTIONS PARTY HERETO

AND THEIR ASSIGNEES UNDER SECTION 13.6.,

as Lenders,

BANK OF AMERICA, N.A.,

as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

BOFA SECURITIES, INC. and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers,

and

BOFA SECURITIES, INC.,

as Sole Bookrunner

TABLE OF CONTENTS

ARTICLE I. Definitions	1

Section 1.1. Definitions.	1
Section 1.2. General; References to New York City Time.	~~57~~63
Section 1.3. GAAP Changes; Financial Covenant Calculations.	~~57~~63
Section 1.4. Interest Rates.	~~58~~64
Section 1.5. Electronic Execution of Assignments and Certain Other Documents.	~~58~~64
Section 1.6. Appointment of Borrower Representative.	~~59~~65

ARTICLE II. Credit Facility	~~59~~65

Section 2.1. [INTENTIONALLY OMITTED]	~~59~~65
Section 2.2. Loans.	~~59~~65
Section 2.3. [INTENTIONALLY OMITTED]	~~62~~68
Section 2.4. [INTENTIONALLY OMITTED]	~~62~~68
Section 2.5. [INTENTIONALLY OMITTED]	~~62~~68
Section 2.6. Rates and Payment of Interest on Loans.	~~62~~68
Section 2.7. Number of Interest Periods.	~~63~~69
Section 2.8. Repayment of Loans.	~~63~~69
Section 2.9. Prepayments.	~~63~~70
Section 2.10. Continuation.	~~65~~74
Section 2.11. Conversion.	~~65~~74
Section 2.12. Notes.	~~66~~75
Section 2.13. Termination or Reduction of Commitments.	~~67~~75
Section 2.14. [INTENTIONALLY OMITTED]	~~68~~77
Section 2.15. [INTENTIONALLY OMITTED]	~~68~~77
Section 2.16. [INTENTIONALLY OMITTED]	~~68~~77
Section 2.17. Incremental Facilities.	~~68~~77
Section 2.18. Funds Transfer Disbursements.	~~71~~80
Section 2.19. [INTENTIONALLY OMITTED]	~~71~~80
Section 2.20. [INTENTIONALLY OMITTED]	~~71~~80
Section 2.21. Designation of Subsidiary Borrowers.	~~71~~80

ARTICLE III. Payments, Fees and Other General Provisions	~~72~~81

Section 3.1. Payments.	~~72~~81
Section 3.2. Pro Rata Treatment.	~~73~~82
Section 3.3. Sharing of Payments, Etc.	~~74~~83
Section 3.4. Several Obligations.	~~74~~83
Section 3.5. Fees.	~~74~~83
Section 3.6. Computations.	~~75~~84
Section 3.7. Usury.	~~75~~84
Section 3.8. [INTENTIONALLY OMITTED].	~~76~~85
Section 3.9. Defaulting Lenders.	~~76~~85
Section 3.10. Foreign Lenders; Taxes.	~~78~~86

ARTICLE IV. [INTENTIONALLY OMITTED.]	~~82~~91

ARTICLE V. Yield Protection, Etc.	~~82~~91

Section 5.1. Additional Costs; Capital Adequacy.	~~82~~91
Section 5.2. Suspension of LIBOR Loans.	~~84~~93
Section 5.3. Illegality.	~~86~~95
Section 5.4. Compensation.	~~86~~95
Section 5.5. Treatment of Affected Loans.	~~87~~96
Section 5.6. Affected Lenders.	~~88~~97
Section 5.7. Change of Lending Office.	~~88~~97
Section 5.8. Assumptions Concerning Funding of LIBOR Loans.	~~88~~97

ARTICLE VI. Conditions Precedent	~~89~~98
Section 6.1. Initial Conditions Precedent.	~~89~~98
Section 6.2. Conditions Precedent to All Loans After the Funding Date.	~~92~~101
Section 6.3. Confirmation of Conditions.	~~93~~102
Section 6.4. Conditions to Designation of a Subsidiary Borrower.	~~93~~102

ARTICLE VII. Representations and Warranties	~~94~~104

Section 7.1. Representations and Warranties.	~~95~~104
Section 7.2. Representations as to Subsidiary Borrowers.	~~103~~112
Section 7.3. Survival of Representations and Warranties, Etc.	~~104~~113

ARTICLE VIII. Affirmative Covenants	~~104~~114

Section 8.1. Preservation of Existence and Similar Matters.	~~105~~114
Section 8.2. Compliance with Applicable Laws.	~~105~~114
Section 8.3. Maintenance of Property.	~~105~~114
Section 8.4. Conduct of Business.	~~105~~115
Section 8.5. Insurance.	~~106~~115
Section 8.6. Payment of Taxes and Claims.	~~106~~115
Section 8.7. Books and Records; Inspections.	~~106~~115
Section 8.8. Use of Proceeds.	~~107~~116
Section 8.9. Environmental Matters.	~~107~~116
Section 8.10. Further Assurances.	~~107~~117
Section 8.11. Material Contracts.	~~108~~117
Section 8.12. REIT Status.	~~108~~117
Section 8.13. Exchange Listing.	~~108~~117
Section 8.14. Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances.	~~108~~117
Section 8.15. Collateral Release Upon Termination of Collateral Period~~.~~; Covenant Relief Period Collateral Release Following Covenant Relief Period.	~~111~~122
Section 8.16. Compliance with Anti-Corruption Laws and Sanctions.	~~112~~125
Section 8.17. Limitation on the Parent’s Assets, Liabilities and Activities.	~~112~~125

ARTICLE IX. Information	~~114~~127

Section 9.1. Quarterly Financial Statements.	~~114~~127
Section 9.2. Year End Statements.	~~115~~128
Section 9.3. Compliance Certificate.	~~115~~128

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Section 9.4. Other Information.	~~115~~129
Section 9.5. Electronic Delivery of Certain Information.	~~118~~132
Section 9.6. Public/Private Information.	~~119~~132
Section 9.7. Patriot Act Notice; Compliance.	~~120~~133

ARTICLE X. Negative Covenants	~~120~~133

Section 10.1. Financial Covenants.	~~120~~133
Section 10.2. Restrictions on Liens and Negative Pledges.	~~122~~136
Section 10.3. Restrictions on Intercompany Transfers.	~~123~~137
Section 10.4. Merger, Consolidation, Sales of Assets and Other Arrangements.	~~124~~138
Section 10.5. Plans.	~~125~~140
Section 10.6. Fiscal Year.	~~126~~140
Section 10.7. Modifications of Organizational Documents.	~~126~~140
Section 10.8. Transactions with Affiliates.	~~126~~141
Section 10.9. Environmental Matters.	~~127~~141
Section 10.10. Derivatives Contracts.	~~127~~141
Section 10.11. Additional Covenants during the Covenant Relief Period.	142

ARTICLE XI. Default	~~127~~146

Section 11.1. Events of Default.	~~127~~146
Section 11.2. Remedies Upon Event of Default.	~~131~~150
Section 11.3. Marshaling; Payments Set Aside.	~~133~~151
Section 11.4. Allocation of Proceeds.	~~133~~151
Section 11.5. [INTENTIONALLY OMITTED]	~~134~~152
Section 11.6. [INTENTIONALLY OMITTED]	~~134~~152
Section 11.7. Performance by Administrative Agent.	~~134~~152
Section 11.8. Rights Cumulative.	~~134~~153

ARTICLE XII. The Administrative Agent	~~135~~153

Section 12.1. Appointment and Authorization.	~~135~~153
Section 12.2. Bank of America as Lender.	~~136~~155
Section 12.3. Approvals of Lenders.	~~137~~155
Section 12.4. Notice of Events of Default.	~~137~~155
Section 12.5. Administrative Agent’s Reliance.	~~137~~156
Section 12.6. Reimbursement by Lenders.	~~138~~156
Section 12.7. Lender Credit Decision, Etc.	~~139~~157
Section 12.8. Successor Administrative Agent.	~~139~~158
Section 12.9. Titled Agents.	~~140~~159
Section 12.10. Specified Derivatives Contracts and Specified Cash Management Agreements.	~~140~~159
Section 12.11. Certain ERISA Matters.	~~141~~159
Section 12.12. Administrative Agent May File Proofs of Claim; Credit Bidding.	~~142~~160

ARTICLE XIII. Miscellaneous	~~143~~162

Section 13.1. Notices.	~~143~~162
Section 13.2. Expenses.	~~146~~165
Section 13.3. Stamp and Intangible Taxes.	~~147~~166

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Section 13.4. Setoff.	~~147~~166
Section 13.5. Litigation; Jurisdiction; Other Matters; Waivers.	~~148~~166
Section 13.6. Successors and Assigns.	~~149~~168
Section 13.7. Amendments and Waivers.	~~155~~173
Section 13.8. Nonliability of Administrative Agent and Lenders.	~~158~~177
Section 13.9. Confidentiality.	~~159~~177
Section 13.10. Indemnification.	~~160~~179
Section 13.11. Termination; Survival.	~~162~~180
Section 13.12. Severability of Provisions.	~~162~~181
Section 13.13. GOVERNING LAW.	~~162~~181
Section 13.14. Counterparts.	~~162~~181
Section 13.15. No Advisory or Fiduciary Relationship	~~163~~181
Section 13.16. Obligations with Respect to Loan Parties.	~~163~~182
Section 13.17. Independence of Covenants.	~~163~~182
Section 13.18. Limitation of Liability.	~~164~~182
Section 13.19. Entire Agreement.	~~164~~183
Section 13.20. Construction.	~~164~~183
Section 13.21. Headings.	~~164~~183
Section 13.22. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.	~~165~~183
Section 13.23. Nonrecourse to the Parent; Limited Nature of the Parent’s Obligations under this Agreement.	~~165~~184
Section 13.24. Subordination of Intercompany Indebtedness.	~~166~~184
Section 13.25. Acknowledgement Regarding Any Supported QFCs.	~~166~~185

ARTICLE XIV. Cross-Guarantee	~~167~~186

SCHEDULE I	Lenders and Commitments
SCHEDULE 1.1.	List of Loan Parties
SCHEDULE 1.1.(a)	Eligible Property Exceptions
SCHEDULE 1.1.(b)	Permitted Liens
SCHEDULE 1.1.(c)	Covenant Relief Period Property
SCHEDULE 7.1.(b)	Ownership Structure
SCHEDULE 7.1.(f)(i)	Hotel Properties
SCHEDULE 7.1.(f)(ii)	Properties Designated by the Company as Eligible Properties
SCHEDULE 7.1.(g)	Indebtedness and Guarantees
SCHEDULE 7.1.(h)	Material Contracts
SCHEDULE 7.1.(i)	Litigation
SCHEDULE 7.1.(s)	Affiliate Transactions

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Notice of Borrowing
EXHIBIT C	Form of Notice of Continuation
EXHIBIT D	Form of Notice of Conversion
EXHIBIT E	Form of Solvency Certificate
EXHIBIT F	Form of Guaranty

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EXHIBIT G	[Intentionally Omitted]
EXHIBIT H	[Intentionally Omitted]
EXHIBIT I	Form of Note
EXHIBIT J	[Intentionally Omitted]
EXHIBIT K	Form of Disbursement Instruction Letter
EXHIBIT L	Form of Compliance Certificate
EXHIBIT M	Forms of U.S. Tax Compliance Certificates
EXHIBIT N	Form of Borrowing Subsidiary Agreement
EXHIBIT O	Form of Borrowing Subsidiary Termination

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THIS DELAYED DRAW TERM LOAN AGREEMENT, as amended, supplemented or otherwise modified from time to time (this “Agreement”) dated as of August 28, 2019 by and among PARK INTERMEDIATE HOLDINGS LLC, a limited liability company formed under the laws of the State of Delaware (the “Company” or the “Borrower Representative”), PK DOMESTIC PROPERTY LLC, a limited liability company formed under the laws of the State of Delaware (“PK Domestic LLC”), as a Borrower, PARK HOTELS & RESORTS INC., a Delaware corporation (the “Parent”), solely for the limited purposes described in Section 13.23., the Subsidiaries of the Company from time to time party hereto as Subsidiary Borrowers, each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 13.6. (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Company, PK Domestic LLC, the Parent, the Subsidiary Borrowers, the Lenders and the Administrative Agent desire to enter into this Agreement to provide a delayed draw term loan facility to the Company, PK Domestic LLC and the Subsidiary Borrowers, on and subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1. Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“1031 Property” means any Property that is at any time held by a “qualified intermediary” (a “QI”), as defined in the Treasury Regulations promulgated pursuant to Section 1031 of the Internal Revenue Code, or an “exchange accommodation titleholder” (an “EAT”), as defined in Internal Revenue Service Revenue Procedure 2000-37, as modified by Internal Revenue Procedure 2004-51, (or in either case, by one or more Wholly Owned Subsidiaries thereof, singly or as tenants in common) which is a single purpose entity and has entered into an “exchange agreement” or a “qualified exchange accommodation agreement” with the Parent, the Company, PK Domestic LLC or a Wholly Owned Subsidiary in connection with the acquisition (or possible disposition) of such Property by the Company or a Wholly Owned Subsidiary pursuant to, and intended to qualify for tax treatment under, Section 1031 of the Internal Revenue Code.

“Acceptable Preferred Equity Interests” means that certain Series A Preferred Stock in PK Domestic REIT to be issued to Persons other than the Company and its Subsidiaries on or after June 14, 2019 which shall be non-voting with respect to the election of the directors of PK Domestic REIT and having an initial aggregate liquidation value of up to $125,000 (exclusive of any accrued and unpaid dividends and early redemption premiums) and separately disclosed in writing to the Administrative Agent and the Lenders prior to the Closing Date; provided that such Persons shall not receive aggregate dividends and distributions in respect of such Acceptable Preferred Equity Interests in excess of 12% of the initial aggregate liquidation value thereof

(exclusive of any early redemption premiums or any distribution in respect of a redemption or purchase of such Acceptable Preferred Equity Interests made by the Company or any of its Subsidiaries) during any fiscal year of the Parent. For the avoidance of doubt, so long as such Acceptable Preferred Equity Interests are not owned directly or indirectly by the Parent, any Liens on any Acceptable Preferred Equity Interests shall constitute Permitted Equity Liens.

“Accession Agreement” means an Accession Agreement substantially in the form attached to the Guaranty.

“Acquisition ” means any acquisition, or any series of related acquisitions, consummated on or after the First Amendment Effective Date, by which any Loan Party or any of its Subsidiaries (a) acquires any business or all or substantially all of the assets of any Person, or business unit, line of business or division thereof, whether through purchase of assets, exchange, issuance of stock or other equity or debt securities, merger, reorganization, amalgamation, division or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Additional Costs” has the meaning given that term in Section 5.1.(b).

“Adjusted Funds From Operations” means, with respect to a Person and for a given period, Funds From Operations of such Person for such period, plus non-cash charges, including expense for share-based payment awards and impairment charges (other than non-cash charges that constitute an accrual of a reserve for future cash payments), in each case, of such Person for such period.

“Adjusted Net Operating Income” or “Adjusted NOI” means, for any period, the Net Operating Income of the applicable Hotel Properties for such period, subject to the following adjustments:

(a)

for each applicable Hotel Property, base management fees shall equal the greater of (i) three percent (3.0%) of Gross Operating Revenues or (ii) the actual base management fees paid under the applicable Management Agreement;

(b)	for each applicable Hotel Property, reserves for FF&E and capital items shall equal four percent (4.0%) of Gross Operating Revenues; and

(c)

for each applicable Hotel Property subject to a Franchise Agreement, royalty fees shall equal the greater of (i) four percent (4.0%) of Gross Operating Revenues or (ii) the actual royalty fees payable under the applicable Franchise Agreement.

For purposes of determining Adjusted NOI, the Net Operating Income shall be calculated on a pro forma basis for acquisitions and dispositions during such period, such that (i) in the case of a Hotel Property acquired during the calculation period, the Net Operating Income thereof for the entire period (including the actual historical Net Operating Income of such Hotel Property prior to the acquisition thereof and adjusted in accordance with the requirements above) shall be included in the determination of Adjusted NOI and (ii) in the case of a Hotel Property disposed of during the calculation period, the Net Operating Income thereof for the entire period shall be excluded in the determination of Adjusted NOI for such period. If a Hotel Property has not continuously operated for the immediately preceding period of twelve consecutive months but the Company has elected to treat such Hotel Property as a Seasoned Property, then the Adjusted NOI of such Hotel Property shall be calculated by annualizing the historical Net Operating Income of such Property for the period of continuous operation ending on the most recently ended calendar month for which it has been in continuous operation, determined on a pro forma basis reasonably acceptable to the Administrative Agent.

“Administrative Agent” means Bank of America, N.A., including its branches and affiliates, as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 12.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by a Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning given that term in Section 5.6.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Company.

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Canadian Dollars, (v) Japanese Yen, (vi) Australian Dollars and (vii) any other Foreign Currency agreed to in writing by the Administrative Agent and each of the Lenders, in each case, to the extent that such currency is (x) a lawful currency that is readily available to the Lenders and freely transferable and convertible into Dollars and (y) available in the London interbank deposit market (or other interbank market accessible by the Administrative Agent and the Lenders) for the applicable interest periods.

“Agreement” has the meaning given to that term in the recitals hereto.

“Ancillary Agreements” has the meaning given to such term in the Distribution Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Applicable Commitment Percentage” means, with respect to any Lender and as the context may require, such Lender’s Tranche A-1 Commitment Percentage, Tranche A-2 Commitment Percentage or Incremental TL Commitment Percentage.

“Applicable Foreign Borrower Documents” has the meaning given that term in Section 7.2.(a).

“Applicable Law” means all (a) international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, (b) administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and (c) all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case of clauses (b) and (c), to the extent having the force of law.

“Applicable Margin” means, (i) at any time prior to the Investment Grade Pricing Effective Date, the Leverage-Based Applicable Margin applicable thereto in effect at such time and (ii) at any time on and after the Investment Grade Pricing Effective Date, the Ratings-Based Applicable Margin applicable thereto in effect at such time; provided, however, that during the Covenant Relief Period, the Applicable Margin shall mean a percentage per annum equal to 2.650% for LIBOR Loans and 1.650% for Base Rate Loans.

“Appraisal” means, with respect to any Property, an M.A.I. appraisal commissioned by and addressed to either the Administrative Agent or the administrative agent under the Existing Credit Agreement (acceptable to the Administrative Agent as to form, substance and appraisal date), prepared by a professional appraiser acceptable to the Administrative Agent, having at least the minimum qualifications required under Applicable Law governing the Administrative Agent and the Lenders, including without limitation, FIRREA, and determining both the “as is” market value of such Property as between a willing buyer and a willing seller and the “stabilized value” of such Property.

“Appraised Value” means, with respect to any Property, the “as is” market value of such Property as reflected in the most recent Appraisal of such Property as the same may have been approved in writing by the Administrative Agent (such approval not to be unreasonably withheld or delayed, which approval shall be based upon the Administrative Agent’s internal review of such Appraisal which is based on criteria and factors then generally used and considered by the Administrative Agent, in the exercise of its good faith business judgment, in determining the value of similar real estate Properties, which review shall be conducted prior to acceptance of such Appraisal by the Administrative Agent).

“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Arrangers” means BofA Securities and Wells Fargo Bank, National Association (and its successors and assigns).

“Asset ~~Sale”means the sale, assignment, lease, sale/leaseback or other transfer for value (a “Disposition”) (other than as a result of a Casualty Event) by a Group Member to any other Person (other than to another Group Member), whether in one transaction or in a series of related transactions, of any of its properties or assets (except to the extent constituting a Permitted Equity Issuance); provided, however, that the term “Asset Sale” shall not include: (a) the Disposition of cash and Cash Equivalents; (b) the leasing, subleasing, licensing or sublicensing of Property or other assets in the ordinary course of business; (c) Dispositions of personal property; (d) Dispositions of property with respect to which the proceeds thereof have been escrowed in connection with an exchange or swap of property in a transaction covered by Section 1031 of the Internal Revenue Code; (e) Dispositions of, or Dispositions of Equity Interests in any Subsidiary or other Person that owns, foreign properties and assets; and (f) other Dispositions that do not result in the realization by such Group Member of Net Cash Proceeds, when taken together with the Net Cash Proceeds realized by all Group Members from other such Dispositions, in excess of $15,000,000.~~ Disposition” means the sale, transfer, license, lease or other disposition of any real or personal property (including any sale and leaseback transaction, division, merger or disposition of Equity Interests), whether in a single transaction or a series of related transactions, by any Loan Party or any Subsidiary thereof.

“Assignment and Assumption” means an Assignment and Assumption Agreement among a Lender, an Eligible Assignee (with the consent of any party whose consent is required by Section 13.6.), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Australian Dollars” or “Aus. $” means the lawful currency of the Commonwealth of Australia.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A., and its successors and assigns.

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the one-month

Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate shall be less than 1.25%, such rate shall be deemed to be 1.25% for purposes of this Agreement.

“Base Rate Loan” means a Loan bearing interest at a rate based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“BofA Securities” means BofA Securities, Inc., and its successors and assigns.

“Borrower” means any of the Company, PK Domestic LLC and any Subsidiary Borrower and, in each case, shall include such Borrower’s successors and permitted assigns.

“Borrower Representative” has the meaning set forth in the introductory paragraph of this Agreement.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit N.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit O.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Applicable Laws of, or are in fact closed in, the state where the Principal Office is located and, if such day relates to any LIBOR Loan, means any such day that is also a London Banking Day.

“Canadian Dollars” or “Cdn. $” means the lawful currency of Canada.

“Capitalization Rate” means 8.00%, provided, however that in the case of (i) upscale or above Hotel Properties in the central business districts of Manhattan, New York, Washington, DC, Chicago, Illinois, Boston, Massachusetts, San Francisco, California, San Diego, California, Los Angeles, California, Miami, Florida and Seattle, Washington and (ii) the properties commonly known as Hilton Hawaiian Village Beach Resort, Hilton Waikoloa Village, Waldorf Astoria Casa Marina Resort Key West, Hilton Orlando Bonnet Creek, Waldorf Astoria Orlando and Hilton New Orleans Riverside, the Capitalization Rate shall mean 7.25%.

“Capitalized Lease Obligations” means obligations under a lease (or other arrangement conveying the right to use property) to pay rent or other amounts, in each case that are required to be classified as a “Capital Lease” in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank either (x) is a Lender or (y) has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than thirty days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $350,000,000 and at least 75% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above and (f) other similar customarily utilized investments of substantially similar quality (as determined in good faith by the Company) denominated in Foreign Currencies.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements.

“Cash Merger Consideration” has the meaning given that term in Section 6.1.(I)(b)(i)(a)(i).

~~“Casualty Event”means, with respect to any property (including any interest in property) of a Group Member, any loss of, damage to, or condemnation or other taking of, such property for which a Group Member receives any insurance proceeds (other than proceeds from business interruption insurance) or condemnation awards in respect of such property.~~

“Closing Date” means the date on which all of the conditions precedent set forth in Section 6.1.(I) shall have been fulfilled or waived by all of the Lenders.

“Collateral” has the meaning given that term in Section 8.14.(c)(i).

“Collateral Documents” means, collectively, the Pledge Agreement, the Covenant Relief Period Pledge Agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Obligations, including, without limitation, all other security agreements, pledge agreements, deeds of trust, pledges, powers of attorney, consents, assignments, notices, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Company, PK Domestic LLC or any of their respective Subsidiaries and delivered to the Administrative Agent to create, perfect or evidence Liens to secure the Obligations.

“Collateral Period” means any period after the ~~Closing Date~~release of all of the Covenant Relief Period Collateral commencing on the occurrence of a Collateral Trigger Date and ending on the Collateral Release Date subsequent to such Collateral Trigger Date.

“Collateral Release Certificate” has the meaning given that term in Section 8.15.(b)(i).

“Collateral Release Date” means any date after a Collateral Trigger Date on which no Default or Event of Default is continuing and the Borrower Representative delivers a Collateral Release Certificate as required by Section 8.15.

“Collateral Trigger Date” means (a) any date after the Closing Date on which the Borrower Representative delivers a Compliance Certificate pursuant to Section 9.3.(a) which shows that the Leverage Ratio is greater than 6.50 to 1.00 as of the end of the two consecutive fiscal quarters of the Parent most recently ended prior to such date or (b) such later date as the Administrative Agent shall reasonably determine; provided that, following any Collateral Release Date (for clarity, excluding the collateral release occurring immediately after the Covenant Relief Termination Date), any subsequent Collateral Trigger Date shall be (x) any date on which the Borrower Representative delivers a Compliance Certificate pursuant to Section 9.3.(a) which shows that the Leverage Ratio is greater than 6.50 to 1.00 as of the end of the fiscal quarter of the Company most recently ended prior to such date or (y) such later date as the Administrative Agent shall reasonably determine.

“Commitment Effective Date” means May 5, 2019.

“Commitment Letter” means that certain commitment letter, dated May 5, 2019, by and among the Company, PK Domestic LLC, the Administrative Agent, the Lead Arranger and the Lenders party thereto, together with the Summary of Terms and Conditions attached thereto.

“Commitment Reduction Notice” has the meaning given that term in Section 2.13.(a).

“Commitments” means, individually or collectively as the context may require, Tranche A-1 Commitments, Tranche A-2 Commitments and Incremental TL Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Information” has the meaning given that term in Section 2.6.(c).

“Compliance Certificate” has the meaning given that term in Section 9.3.(a).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with respect to a Person for any period and without duplication, the sum of:

(a) net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period):

(i)	depreciation and amortization;

(ii)	interest expense;

(iii)	income tax expense;

(iv)

extraordinary or nonrecurring items, including, without limitation, gains, losses, charges or expenses from the sale of operating Properties, early extinguishment of Indebtedness (including prepayment premiums), and transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP;

(v)

other non-cash charges, including share-based compensation expense and impairment charges or expenses (other than non-cash charges that constitute an accrual of a reserve for future cash payments or charges); and

(vi)	equity in net income (loss) of its Unconsolidated Affiliates; plus

(b) such Person’s Ownership Share of Consolidated EBITDA of its Unconsolidated Affiliates.

Consolidated EBITDA shall be adjusted to remove any impact from amortization of intangibles pursuant to FASB ASC 805.

“Consolidated Fixed Charges” means, with respect to a Person and for a given period, the sum of (a) the Consolidated Interest Expense of such Person for such period, plus (b) the aggregate of all regularly scheduled principal payments on Indebtedness payable by such Person during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (c) the aggregate amount of all Preferred Dividends paid by such Person during such period, plus (d) the aggregate payment for cash taxes paid by such Person during such period. The Parent’s Ownership Share of the Consolidated Fixed Charges of its Unconsolidated Affiliates will be included when determining the Consolidated Fixed Charges of the Parent.

“Consolidated Group” means the Parent and its Subsidiaries.

“Consolidated Interest Expense” means, with respect to a Person for a given period, without duplication, (a) total interest expense of such Person including capitalized interest (other than capitalized interest funded under a construction loan interest reserve account), determined on a consolidated basis in accordance with GAAP for such period, plus (b) such Person’s Ownership Share of Consolidated Interest Expense described in clause (a) of its Unconsolidated Affiliates for such period. Consolidated Interest Expense shall include the interest component of Capitalized Lease Obligations and shall exclude the non-cash amortization of any deferred financing fees.

“Consolidated Reserve Adjusted EBITDA” means, for any given period, (a) the Consolidated EBITDA of the Parent minus (b) the sum of (i) FF&E Reserves for all Hotel Properties of the Parent and its Subsidiaries for such period and (ii) the Parent’s and its Subsidiaries’ Ownership Share of the FF&E Reserves for all Hotel Properties of their Unconsolidated Affiliates for such period.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.10.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.11. or as required by Section 2.10. or 5.2.

“Core Hotel Property” means, with respect to any Hotel Property, the parcel (or combinations of parcels) upon which is situated the building or buildings comprising all of the guest rooms and meeting and banquet space and with necessary public access and lobby facilities (but excluding any space for restaurants, retail, spa, sports, convention hall, exhibit hall, parking or other ancillary facilities for any Core Hotel Property); provided that with respect to any Core Hotel Property in existence or acquired after the Closing Date, such Core Hotel Property may include such exceptions to the foregoing requirements as the Administrative Agent may determine to be immaterial and approve in its sole discretion.

“Covenant Relief Period” shall mean the period commencing on the First Amendment Effective Date and ending on the earlier of (i) the date the Company shall be required to deliver the Compliance Certificate with respect to the June 30, 2021 fiscal quarter in accordance with Section 9.3.(a) (or, if earlier, the date on which the Company shall deliver such Compliance Certificate in accordance with Section 9.3.(a)) and (ii) the date the Company shall deliver (a) a Compliance Certificate in accordance with Section 9.3(a). with respect to any fiscal quarter ending after the First Amendment Effective Date but prior to June 30, 2021 reflecting compliance with the financial covenants in effect from and after the Covenant Relief Period and (b) written notice to the Administrative Agent electing to terminate the Covenant Relief Period concurrently with the delivery of such Compliance Certificate.

“Covenant Relief Period Collateral” means all of the Equity Interests of each Designated Covenant Relief Period Collateral Subsidiary.

“Covenant Relief Period Guarantors” means (a) the Company, (b) PK Domestic LLC, (c) each other Subsidiary Borrower and (d) each Covenant Relief Period Subsidiary Guarantors.

“Covenant Relief Period Guarantor and Collateral Release” has the meaning given that term in Section 8.15.(a)(ii).

“Covenant Relief Period Pledge Agreement” means any pledge or security agreement entered into, on or after the First Amendment Effective Date and during the Covenant Relief Period between the Loan Parties party thereto and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, (as required by this Agreement or any other Loan Document), in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, restated or otherwise modified from time to time.

“Covenant Relief Period Property” has the meaning given such term in the definition of “Covenant Relief Period Subsidiary Guarantors”.

“Covenant Relief Period Subsidiary Guarantor” means (a) each Unsecured Indebtedness Subsidiary (including, for the avoidance of doubt, any Subsidiary that guarantees any Permitted Capital Markets Indebtedness), (b) each Eligible Property Subsidiary that directly owns the Hotel Properties set forth on Schedule 1.1.(c) hereto (each such Hotel Property a “Covenant Relief Period Property”; and each such Subsidiary, together with any Subsidiary that directly owns any Hotel Property substituted for any of such Covenant Relief Period Properties pursuant to Section 8.14.(f), a “Designated Covenant Relief Period Collateral Subsidiary”) and (iii) each Subsidiary that directly owns any Equity Interests in any Designated Covenant Relief Period Collateral Subsidiary.

“Covenant Relief Period Subsidiary Guaranty Documents” means, with respect to any Subsidiary that is required to become a Covenant Relief Period Subsidiary Guarantor pursuant to Section 8.14.(b)(ii), the following documents: (x) an Accession Agreement (or if the Guaranty is not then in effect, the Guaranty) executed by such Subsidiary, (y) a joinder to the Covenant Relief Period Pledge Agreement (in the form contemplated thereby) (or if the Covenant Relief Period Pledge Agreement is not then in effect, the Covenant Relief Period Pledge Agreement) executed by any applicable Covenant Relief Period Subsidiary Guarantor and (z) the items with respect to such Subsidiary required to be delivered pursuant to Sections 6.1.(I)(a)(iv) through (viii) and (xiv) if such Subsidiary had been a Subsidiary Guarantor on the Agreement Date (in the case of Section 6.1.(I)(a)(iv), only to the extent requested by the Administrative Agent), each in form and substance reasonably satisfactory to the Administrative Agent.

“Covenant Relief Period Termination Date” means the earlier date occurring under clauses (i) and (ii) of the definition of “Covenant Relief Period”.

“ Covered Party” has the meaning given that term in Section 13.25(a).

“COVID-19 Relief Funds” means funds or credit or other support received by the Company or any Subsidiary of the Company from, or with the credit or other support of, any Governmental Authority (a “COVID-19 Relief Program”), and incurred with the intent to mitigate (in the good faith determination of the Company) through liquidity or other financial relief the impact of the COVID-19 global pandemic on the business and operations of the Company and its Subsidiaries.

“COVID-19 Relief Program” has the meaning assigned thereto in the definition of “COVID-19 Relief Funds”.

“Credit Rating” means, with respect to any Person, the rating assigned by a Rating Agency to the senior, unsecured, non-credit enhanced long-term Indebtedness of such Person.

“Customary Non-Recourse Exceptions” means customary exceptions for fraud, unlawful acts, misapplication of funds, environmental indemnities, prohibited transfers, failure to pay taxes, voluntary bankruptcy, collusive involuntary bankruptcy, failure to comply with special purpose entity covenants, failure to maintain insurance, insurance deductibles, ERISA liabilities and other customary exceptions to non-recourse liability.

“Debt Issuance” means the issuance of any Indebtedness (including Guarantees thereof) for borrowed money by any Loan Party or any of its Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 11.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.9.(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower

Representative or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, to confirm in writing to the Administrative Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Representative), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as the ownership of such Equity Interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9.(f)) upon delivery of written notice of such determination to the Borrower Representative and each Lender.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Parent, the Company, any of their respective Subsidiaries or any Unconsolidated Affiliate (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) a “swap agreement” as defined in Section 101 of the Bankruptcy Code.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any of them).

“Designated Covenant Relief Period Collateral Subsidiary” has the meaning given that term in the definition of “Covenant Relief Period Subsidiary Guarantors”.

“ Development/Redevelopment Property” means at any time a Property that upon completion will constitute a Hotel Property and that is currently under development or redevelopment and not an operating property during such development or redevelopment and, subject to the last sentence of this definition, on which the improvements related to the development or redevelopment have not been completed. The term “Development/Redevelopment Property” shall include real property of the type described in the immediately preceding sentence that satisfies both of the following conditions: (i) it is to be (but has not yet been) acquired by the Company, any Subsidiary or any Unconsolidated Affiliate upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition and (ii) a third party is developing or redeveloping such property using the proceeds of a loan that is Guaranteed by, or is otherwise recourse to, the Company, any Subsidiary or any Unconsolidated Affiliate. A Development/Redevelopment Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Hotel Property has been completed for at least four (4) full fiscal quarters shall cease to constitute a Development/Redevelopment Property; provided, however, that the Company shall be permitted to designate such Property as a Seasoned Property at any earlier time.

“Disbursement Instruction Letter” means a letter substantially in the form of Exhibit K to be executed and delivered by the Borrower Representative pursuant to Section 6.1.(II)(i), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

~~“Disposition” has the meaning given that term in the definition of “Asset Sale.”~~

“Distribution Agreement” means that certain Distribution Agreement, dated as of January 2, 2017, by and among Hilton, the Parent and HGV, with any amendments and modifications that are not adverse to the interests of the Lenders in any material respect or otherwise could not reasonably be expected to have a Material Adverse Effect.

“Dividing Person” has the meaning given that term in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollars” or “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, a State thereof or the District of Columbia, unless such Subsidiary is wholly owned by one or more Foreign Subsidiaries.

“EAT” has the meaning given that term in the definition of “1031 Property”.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, SyndTrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries.

“Eligible Domestic Subsidiary” means one or more Domestic Subsidiaries approved from time to time by the Administrative Agent and the Lenders (such approval not to be unreasonably withheld).

“Eligible Foreign Subsidiary” means one or more Foreign Subsidiaries approved from time to time by the Administrative Agent and the Lenders (such approval not to be unreasonably withheld).

“Eligible Property” means a Property which satisfies all of the following requirements and is from time to time designated by the Company for inclusion in the calculation of Unencumbered Asset Value as an “Eligible Property” in accordance with the applicable provisions of this Agreement (whether pursuant to Schedule 7.1.(f)(ii) on the Closing Date or, thereafter, pursuant to any Compliance Certificate from time to time delivered hereunder):

(a)    such Property is a Hotel Property;

(b)    the Core Hotel Property with respect to such Property is owned in fee simple (or other substantially comparable ownership form in the case of a Property in a foreign jurisdiction) by, or subject to a Qualified Ground Lease to, a Borrower or a Wholly Owned Subsidiary of the Company (other than an Excluded Subsidiary) (or a combination of such fee simple ownership (or other substantially comparable ownership form in the case of a Property in a foreign jurisdiction) and being subject to a Qualified Ground Lease);

(c)    none of the Equity Interests of (i) any Eligible Property Subsidiary that owns (or ground leases pursuant to a Qualified Ground Lease) the Core Hotel Property with respect to such Property, or (ii) any Eligible Property Subsidiary that directly or indirectly owns the Equity Interests of the applicable Eligible Property Subsidiary described in the foregoing clause (i), is subject to any Lien (other than Permitted Equity Liens) or any Negative Pledge;

(d)    such Property is not subject to any Lien (other than Permitted Liens);

(e)    the Core Hotel Property with respect to such Property is not subject to any Negative Pledge;

(f)    with respect to any parcel of the Core Hotel Property with respect to such Property owned in fee simple, regardless of whether such Core Hotel Property is owned by the Company or an Eligible Property Subsidiary, the Company has the right directly, or indirectly through an Eligible Property Subsidiary, without the need to obtain the consent of any Person, to sell, transfer or otherwise dispose of such parcel of such Core Hotel Property (other than pursuant to Permitted Transfer Restrictions or Permitted Sale Restrictions); and

(g)    no proceeding of the type described in Sections 11.1.(e) or (f) exists with respect to any of the Eligible Property Subsidiaries described in clause (c) above;

it being acknowledged and agreed that each Hotel Property set forth on Schedule 1.1.(a) shall in any event not be excluded as an Eligible Property by virtue of the matters described on such Schedule 1.1.(a) (and any representation, warranty or covenant set forth in the Loan Documents in relation to such Eligible Property shall be deemed to be qualified by such matters).

Notwithstanding the foregoing, a 1031 Property may constitute an Eligible Property so long as: (I) such Property is a Hotel Property; (II) the Core Hotel Property with respect to such Property is owned in fee simple (or other substantially comparable ownership form in the case of a Property in a foreign jurisdiction) by, or is subject to a Qualified Ground Lease to, the applicable EAT (or a combination of such fee simple ownership and being subject to a Qualified Ground Lease); (III) such Property is located in the United States unless the Property to be relinquished by the Company or Wholly Owned Subsidiary thereof is located outside the United States, in which case such Property will be located outside the United States; (IV) the Company or a Wholly Owned Subsidiary thereof (a) leases such 1031 Property from the applicable EAT (or Wholly Owned Subsidiary thereof, as applicable) and (b) manages such 1031 Property or such Property is subject to a third-party management agreement, as applicable; (V) the Company or a Wholly Owned Subsidiary or Subsidiaries thereof is obligated to purchase such 1031 Property (or Wholly Owned Subsidiary or Subsidiaries of the applicable EAT that owns such 1031 Property) from the applicable EAT (or such Wholly Owned Subsidiary or Subsidiaries of the EAT, as applicable) (other than in circumstances where the 1031 Property is disposed of by the Company or any Subsidiary); (VI) the applicable EAT is obligated to transfer such 1031 Property (or its Wholly Owned Subsidiary or Subsidiaries that owns such 1031 Property, as applicable) to the Company or a Wholly Owned Subsidiary thereof, directly or indirectly (including through a QI); (VII) the applicable EAT (or Wholly Owned Subsidiary or Subsidiaries thereof that owns such 1031 Property, as applicable) acquired such 1031 Property with the proceeds of a loan made by the Company or a Wholly Owned Subsidiary which loan is secured either by a mortgage on such 1031 Property and/or a pledge of all of the Equity Interests of the applicable Wholly Owned Subsidiary or Subsidiaries of an EAT that owns such 1031 Property, as applicable; and (VIII) neither such 1031 Property nor, if such Property is owned or leased by a Subsidiary, any of the Company’s direct or indirect ownership interests in such Subsidiary, is subject to any liens, claims, or restrictions on transferability or assignability of any kind other than (A) pursuant to Permitted Transfer Restrictions or Permitted Sale Restrictions or as permitted pursuant to clause (VI) above, (B) the Lien of any mortgage or pledge referred to in the preceding clause (VII), (C) a Negative Pledge binding on the EAT in favor of the Company or a Wholly Owned Subsidiary or (D) any Permitted Lien or Permitted Equity Lien. In no event shall a 1031 Property qualify as an Eligible Property for a period in excess of 180 days after the date the applicable EAT (or Wholly Owned Subsidiary or Subsidiaries thereof, as applicable) acquired ownership of such Property (or, if such 180 day period is subject to extension under the Internal Revenue Code (including any Treasury Regulations), then such period as extended).

“Eligible Property Subsidiary” means (i) each Subsidiary of the Company that owns in fee simple (or other substantially comparable ownership form in the case of a Property in a foreign jurisdiction) or ground leases subject to a Qualified Ground Lease (or a combination of such fee simple ownership and ground leasing subject to a Qualified Ground Lease) any Eligible Property and (ii) each Subsidiary of the Company that owns, directly or indirectly, any Equity Interests in any Subsidiary that is described in clause (i). For the avoidance of doubt, a TRS Subsidiary that is solely a lessee of any Eligible Property pursuant to a lease (other than a ground lease) with a Subsidiary described in clause (i) of this definition (and any Subsidiary that is a direct or indirect parent company of such TRS Subsidiary that otherwise has no interest, directly or indirectly, in an Eligible Property or an Eligible Property Subsidiary) shall not constitute an Eligible Property Subsidiary.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or cleanup of Hazardous Materials, including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination. For the avoidance of doubt, unless otherwise expressly specified in any Loan Document, Equity Interest with respect to any Person shall mean the direct Equity Interest of such Person.

“Equity Issuance” means (a) any issuance by the Parent, any other Parent Entity or any Borrower of shares of its Equity Interests to any Person that is not the Parent or any other Parent Entity or a Borrower (including in connection with the exercise of options or warrants or the conversion of any debt securities to equity and including any equity-linked securities and convertible debt securities) and (b) any capital contribution to the Parent, any other Parent Entity or any Borrower from any Person that is not a Loan Party. The term “Equity Issuance” shall not include (A) any Asset Disposition or (B) any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); provided, that, for purposes of this clause (a), events or occurrences contemplated by or in connection with the Spin-Off Transactions (including, without limitation, events or occurrences involving Hilton, HGV or their respective Affiliates) shall not be deemed an ERISA Event; (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan (under Section 4041 or 4041A of ERISA); (e) the institution of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (f) the failure by any member of the ERISA Group to make when due contributions required by ERISA to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice concerning the imposition of withdrawal liability under a Multiemployer Plan on a member of the ERISA Group or specifying that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA) or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Parent, the Company, any Subsidiary of the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, the Company or any Subsidiary of the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“euro” and/or “€” means the single currency of the member states of the European Union that adopt or have adopted the euro as their lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a LIBOR Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

(c) if the Eurodollar Rate shall be less than ~~zero~~0.25%, such rate shall be deemed ~~zero~~0.25% for purposes of this Agreement.

“Event of Default” means any of the events specified in Section 11.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Exchange Act” has the meaning given that term in Section 11.1.(k)(ii).

“Excluded Foreign Subsidiary” means any Foreign Subsidiary that is not a Subsidiary Borrower.

“Excluded Pledged Collateral” means:

(a) the Equity Interests of a Foreign Subsidiary (other than a Subsidiary Borrower) and the Acceptable Preferred Equity Interests;

(b) the Equity Interests of a Subsidiary (other than an Eligible Property Subsidiary or a Subsidiary Borrower) that is a party to or otherwise subject to (i) a contract pursuant to a transaction otherwise permitted hereunder and under the other Loan Documents for so long as and solely to the extent that such contract prohibits the grant of a Lien on such Equity Interests, or (ii) solely with respect to a non-Wholly Owned Subsidiary, such Subsidiary’s governing documents, in each case, the terms of which prohibit such Subsidiary from providing a pledge of its Equity Interests (including in respect of any Permitted JV/Mortgage Restrictions); provided that such prohibition under this clause (b) shall not have been entered into in contemplation of establishing any such exception;

(c) the Equity Interests of any Subsidiary that are prohibited by Applicable Law from being subject to a pledge agreement for the benefit of the Secured Parties; and

(d) the Equity Interests of any Eligible Property Subsidiary (other than an Eligible Property Subsidiary with respect to any Hotel Property designated by the Company as an Eligible Property on Schedule 7.1.(f)(ii) as of the Closing Date) that is subject to a Permitted Transfer

Restriction of the type described in clause (a) of the definition of “Permitted Transfer Restriction” for so long as and solely to the extent such Permitted Transfer Restriction prohibits the grant of a Lien on such Equity Interests;

provided, however, that:

(x)    with respect to any Equity Interests that are excluded by virtue of clause (d) above, (A) the Company shall, from and after the Collateral Trigger Date, exercise commercially reasonable efforts to obtain the consent of the counterparty to the applicable Permitted Transfer Restriction to permit the grant of a Lien on such excluded Equity Interests, (B) unless otherwise prohibited pursuant to the terms of the applicable Permitted Transfer Restriction, the Company shall, on or prior to the Collateral Trigger Date, cause a parent Eligible Property Subsidiary of the type described in clause (ii) of the definition of “Eligible Property Subsidiary” to own directly 100% of such excluded Equity Interests and pledge the Equity Interests of such parent Eligible Property Subsidiary in accordance with the requirements of Section 8.14.(c) and (C) during any Collateral Period, in no event shall the Unencumbered Asset Value attributable to Eligible Property Subsidiaries the Equity Interests of which constitute Excluded Pledged Collateral pursuant to clause (d) above (but not including Eligible Property Subsidiaries with a parent Eligible Property Subsidiary whose Equity Interests have been pledged as set forth in the preceding clause (B)) exceed 15% of the Unencumbered Asset Value in the aggregate; and

(y)    notwithstanding anything to the contrary hereinabove contained in clauses (a) through (d): (A) if and to the extent any prohibition, breach or default under any contract of the type described in clause (b) or (d) above shall be rendered ineffective pursuant to the Uniform Commercial Code of any relevant jurisdiction or any other Applicable Law (including any Debtor Relief Law) or principles of equity, or to the extent any Lien on any such Equity Interests shall be expressly permitted by the applicable counterparty(ies) by consent, waiver or otherwise, such applicable Equity Interests shall not constitute Excluded Pledged Collateral; and (B) any Collateral (or any portion thereof) that ceases to satisfy the criteria for Excluded Pledged Collateral (whether as a result of any Person obtaining any necessary consent, any change in any Applicable Law, or otherwise) shall no longer be Excluded Pledged Collateral.

“Excluded Subsidiary” means any Subsidiary of the Parent (other than the Company or an Unsecured Indebtedness Subsidiary) (a) holding title to, or beneficially owning, or leasing under a ground lease or a hotel lease, assets that are, or are reasonably expected within 60 days to become, collateral for any Secured Indebtedness of such Subsidiary, or any Subsidiary that is a direct or indirect beneficial owner of a Subsidiary holding title to or beneficially owning such assets (but having no material assets other than such beneficial ownership interests) and (b) that is, or is reasonably expected within 60 days to become, prohibited from guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary’s organizational documents, which provision was, or is reasonably expected within 60 days to be, included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness. The 60-day periods provided above may be extended by the Administrative Agent in its reasonable discretion.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 5.6.) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10.(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement, dated as of December 28, 2016, as amended or amended and restated from time to time, by and among the Parent, the Company, the subsidiaries of the Company party thereto, the lenders thereunder, Wells Fargo Bank, National Association, as Administrative Agent and the other parties thereto.

“Existing Parent Debt” means the Parent’s 3.375% Convertible Senior Notes due April 15, 2023 issued pursuant to the Indenture, dated as of April 22, 2003, by and between Hilton Hotel Corporation and BNY Western Trust Company, as trustee, as supplemented, in an aggregate amount not to exceed $400,000 (without giving effect to any extension or refinancing thereof).

“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee ~~Letter~~Letters” means, collectively, (a) that certain fee letter, dated May 5, 2019, by and among the Company, PK Domestic LLC, the Administrative Agent and the Lead Arranger and (b) that certain fee letter, dated as of the First Amendment Effective Date, by and among the Company, Bank of America, Wells Fargo Bank, National Association and the Arrangers, in each case as amended, supplemented or otherwise modified from time to time.

“Fees” means the fees provided for or referred to in Section 3.5. and any other fees payable by the Borrowers hereunder or under any other Loan Document.

“FF&E” means all fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located on any Hotel Property or used in connection with the use, occupancy, operation and maintenance of all or any part of any Hotel Property, other than stocks of food, beverages and other supplies held for consumption in normal operation.

“FF&E Reserves” means, for any period and with respect to any Hotel Property, an amount equal to 4.0% of Gross Operating Revenues of such Hotel Property.

“First Amendment Effective Date” means May 8, 2020.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary, including any Subsidiary organized under the laws of a jurisdiction located in the United States of America, a State thereof or the District of Columbia that is wholly owned by one or more Foreign Subsidiaries.

“Foreign Subsidiary Borrower Amendment” has the meaning given that term in Section 2.21.(a).

“Franchise Agreement” means an agreement permitting the use of the applicable hotel brand name, hotel system trademarks, trade names and/or any related rights in connection with the ownership or operation of a Hotel Property (including any associated owner’s agreement).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Date” means the date on which all of the conditions precedent set forth in Section 6.1.(II) shall have been fulfilled or waived by all of the Lenders.

“Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person for such period determined on a consolidated basis in accordance with GAAP minus (or plus) (b) gains (or losses) from debt restructuring and sales of property during such period plus (c) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for Unconsolidated Affiliates. Adjustments for Unconsolidated Affiliates will be calculated to reflect Funds From Operations on the same basis. For purposes of this Agreement, Funds From Operations shall be calculated consistent with the White Paper on Funds From Operations dated December 2018 issued by National Association of Real Estate Investment Trusts, Inc., but without giving effect to any supplements, amendments or other modifications promulgated after the Closing Date.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, judicial,

administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative power or functions or pertaining to government (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority, and any supranational bodies such as the European Union or the European Central Bank) or, with respect to any specified Person, any arbitrator or any quasi-governmental authority, body or agency with authority to bind such specified Person at law.

“Gross Operating Expenses” means, for any period of time for any Hotel Property, all costs and expenses of maintaining, conducting and supervising the operation of such Hotel Property which are properly attributable to the period under consideration under the Company’s system of accounting, including without limitation (but without duplication): (i) the cost of all food and beverages and Inventory sold or consumed; (ii) salaries and wages of personnel employed at such Hotel Property, including costs of payroll taxes and employee benefits and all other expenses not otherwise specifically referred to in this paragraph which are referred to as “Administrative and General Expenses” in the Uniform System; (iii) the cost of all other goods and services obtained by Manager in connection with its operation of such Hotel Property including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment; (iv) the cost of repairs to and maintenance of such Hotel Property (excluding capital expenditures); (v) insurance premiums for all insurance maintained with respect to such Hotel Property, including, without limitation, property damage insurance, public liability insurance, and such business interruption or other insurance as may be provided for protection against claims, liabilities and losses arising from the use and operation of such Hotel Property and losses incurred with respect to deductibles applicable to the foregoing types of insurance; (vi) workers’ compensation insurance or insurance required by similar employee benefits acts; (vii) all personal property taxes, real estate taxes, assessments and any other ad valorem taxes imposed on or levied in connection with such Hotel Property (less refunds, offsets or credits thereof, and interest thereon, if any, received during the period in question) and all other taxes, assessments and other governmental charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against the owner or ground lessee of such Hotel Property or the applicable Manager or Operating Lessee with respect to the operation of such Hotel Property and water and sewer charges; (viii) all sums deposited into any maintenance or capital expenditure reserve, including the amount of the applicable FF&E Reserve; (ix) legal fees related to the operation of such Hotel Property; (x) except to the extent the same are normally treated as capital expenditures under the Uniform System or GAAP, the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, functional, decorating, design or construction problems and activities, including the fees (if any) of the applicable Manager in connection therewith, such as ADA studies, life safety reviews, and energy efficiency studies; (xi) all expenses for marketing such Hotel Property, including all expenses of advertising, sales promotion and public relations activities; (xii) utility taxes and other taxes (as those terms are defined in the Uniform System) and municipal, county and state license and permit fees; (xiii) all fees (including base and incentive fees), assessments, royalties and charges payable under the applicable Management Agreement and Franchise Agreement (if any); (xiv) reasonable reserves for uncollectible accounts receivable; (xv) credit card fees, travel agent commissions and other third-party reservation fees and charges; (xvi) all parking charges and other expenses associated with revenues received by the applicable Manager related to parking operations, including valet services; (xvii) common expenses charges, common area maintenance charges and similar costs and expenses; (xviii) rent payments under any ground lease; and (xix) any other cost or charge classified as an Operating Expense or an Administrative and General Expense under the Uniform System in the applicable Management Agreement unless specifically excluded under the provisions of this Agreement. Gross Operating Expenses shall not include (a) depreciation and amortization except as otherwise provided in this Agreement; (b) the cost of any item specified in the applicable Management Agreement to be provided at Manager’s sole expense; (c) debt service; (d) capital repairs and other expenditures which are normally treated as capital expenditures under the Uniform System or GAAP; or (e) other recurring or non-recurring ownership costs such as partnership or limited liability company administration and costs of changes to business and liquor licenses.

“Gross Operating Revenues” means, for any period of time for any Hotel Property, without duplication, all income and proceeds of sales of every kind (whether in cash or on credit and computed on an accrual basis) received by the owner (or, if such Hotel Property is ground leased, the ground lessee) of such Hotel Property or the applicable Operating Lessee or Manager for the use, occupancy or enjoyment of such Hotel Property or the sale of any goods, services or other items sold on or provided from such Hotel Property in the ordinary course of operation of such Hotel Property, including, without limitation, all income received from tenants, transient guests, lessees, licensees and concessionaires and other services to guests at such Hotel Property, and the proceeds from business interruption insurance, but excluding the following: (i) any excise, sales or use taxes or similar governmental charges collected directly from patrons or guests, or as a part of the sales price of any goods, services or displays, such as gross receipts, admission, cabaret or similar or equivalent taxes; (ii) receipts from condemnation awards or sales in lieu of or under threat of condemnation; (iii) proceeds of insurance (other than business interruption insurance); (iv) other allowances and deductions as provided by the Uniform System in determining the sum contemplated by this definition, by whatever name, it may be called; (v) proceeds of sales, whether dispositions of capital assets, FF&E or equipment (other than sales of Inventory in the ordinary course of business); (vi) gross receipts received by tenants, lessees (other than Operating Lessees), licensees or concessionaires of the owner (or, if such Hotel Property is ground leased, the ground lessee) of such Hotel Property; (vii) consideration received at such Hotel Property for hotel accommodations, goods and services to be provided at other hotels although arranged by, for or on behalf of, and paid over to, the applicable Manager; (viii) tips, service charges and gratuities collected for the benefit of employees; (ix) proceeds of any financing; (x) working capital provided by the Parent or any Subsidiary of the Parent or the applicable Operating Lessee; (xi) amounts collected from guests or patrons of such Hotel Property on behalf of tenants of such Hotel Property and other third parties; (xii) the value of any goods or services in excess of actual amounts paid (in cash or services) provided by the applicable Manager on a complimentary or discounted basis; and (xiii) other income or proceeds resulting other than from the use or occupancy of such Hotel Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from such Hotel Property in the ordinary course of business. Gross Operating Revenues shall be reduced by credits or refunds to guests at such Hotel Property.

“Group Member” means a member of the Consolidated Group.

“Guaranteed Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Loan Party under any Specified Derivatives Contract (other than any Excluded Swap Obligation) and any Specified Cash Management Agreement.

“Guarantor and Collateral Release” has the meaning given that term in Section 8.15.(a)(i).

“Guarantors” means (a) the Company, (b) PK Domestic LLC, (c) each Subsidiary Borrower and (d) the Subsidiary Guarantors.

“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. Obligations in respect of customary performance guaranties and Guaranties constituting Nonrecourse Indebtedness shall not be deemed to give rise to Indebtedness or otherwise constitute a Guaranty except as otherwise provided in the definition of “Nonrecourse Indebtedness”. As the context requires, “Guaranty” shall also mean the Guaranty in the form of Exhibit F, to be executed as may be required pursuant to Section 8.14. by the Guarantors in favor of the Administrative Agent for its benefit and the benefit of the Lenders, as the same may be supplemented, amended or otherwise modified from time to time.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; (f) urea formaldehyde insulation; and (g) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“HGV” means Hilton Grand Vacations, Inc.

“Hilton” means Hilton Worldwide Holdings Inc.

“Hilton/HGV Retained Liabilities” collectively has the meaning given to the terms “HLT Retained Liabilities” and “Timeshare Liabilities” in the Distribution Agreement.

“Hilton New York” means the Hotel Property commonly known as “New York Hilton Midtown” located at 1335 Avenue of the Americas, New York, New York 10019.

“Hotel Property” means a Property on which there is located an operating hotel, which shall include any operating business ancillary to such operating hotel (including, without limitation, laundry services, employee housing, retail, parking, golf courses, docking facilities and spa facilities).

“Hotel Sale Agreement” means any agreement providing for the sale of a Hotel Property or Equity Interests in a Wholly Owned Subsidiary of the Company that directly or indirectly owns in fee simple such Hotel Property, or is party to a ground lease in respect thereof, to the extent such sale is permitted under this Agreement.

“Incremental Facilities” has the meaning given that term in Section 2.17.(a).

“Incremental Facility Amendment” has the meaning given that term in Section 2.17.(d).

“Incremental TL Commitment” means, as to each Incremental TL Lender at any time, such Lender’s obligation to make Incremental Tranche Loans pursuant to Sections 2.2. and 2.17.(d), in an amount up to, but not exceeding, the amount set forth for such Lender on the applicable schedule to the Incremental Facility Amendment as such Lender’s “Incremental TL Commitment”, or under such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Incremental TL Commitment Percentage” means, with respect to any Incremental TL Lender with respect to an Incremental TL Facility at any time, the ratio (expressed as a percentage, carried out to the ninth decimal place) of such Lender’s Incremental Tranche Credit Exposure with respect to the related Incremental TL Tranche at such time to the Incremental Tranche Credit Exposures of all Incremental TL Lenders with respect to such Incremental TL Tranche at such time. The initial Incremental TL Percentages of each Incremental TL Lender are set forth opposite the name of such Lender in the Assignment and Assumption or Incremental Facility Amendment pursuant to which such Lender becomes a party hereto, as applicable.

“Incremental TL Facility” means, with respect to each Incremental TL Tranche established pursuant to Section 2.17. at any time, the aggregate Incremental TL Commitments of all Incremental TL Lenders outstanding at such time with respect to such Incremental TL Tranche, or, if such Incremental TL Commitments have been reduced to zero at such time, the aggregate principal amount of the Incremental Tranche Loans of all Incremental TL Lenders outstanding at such time with respect to such Incremental TL Tranche.

“Incremental TL Lender” means a Lender (whether a then existing Lender or a new Lender) having an Incremental TL Commitment.

“Incremental TL Tranches” has the meaning given that term in Section 2.17.(a).

“Incremental Tranche Credit Exposure” means, with respect to any Incremental TL Lender at any time, an amount equal to the sum of (i) such Lender’s Incremental TL Commitment then in effect plus (ii) the aggregate then unpaid principal amount of such Lender’s Incremental Tranche Loans.

“Incremental Tranche A-1 Increase” has the meaning given that term in Section 2.17.(a).

“Incremental Tranche A-2 Increase” has the meaning given that term in Section 2.17.(a).

“Incremental Tranche Loan” means a term loan made by an Incremental TL Lender pursuant to Section 2.17.(d).

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication):

(a)    all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (other than (i) trade debt incurred in the ordinary course of business and not more than ninety (90) days past due unless being contested in good faith and (ii) bank drafts arising in the ordinary course of business);

(b)    all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered (other than (i) trade debt incurred in the ordinary course of business and not more than ninety (90) days past due unless being contested in good faith and (ii) bank drafts arising in the ordinary course of business);

(c)    Capitalized Lease Obligations of such Person;

(d)    all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment);

(e)    all Off-Balance Sheet Obligations of such Person;

(f)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)) in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(g)    all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation (x) that would not be required to be reflected as a liability on a balance sheet of such Person prepared in accordance with GAAP or (y) to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); provided, however, that purchase obligations pursuant to this clause (g) shall be included only to the extent that the amount of such Person’s liability for the purchase price is not limited to the amount of any associated deposit given by such Person;

(h)    net obligations under any Derivatives Contract (which shall be deemed to have an amount equal to the Derivatives Termination Value thereof at such time but in no event shall be less than zero); provided, that, for purposes of calculation of any financial covenant in Section 10.1. this clause (h) shall exclude any Derivatives Contract entered into as a hedge against existing interest rate risk in respect of Indebtedness;

(i)    all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for Guaranties of Customary Non-Recourse Exceptions);

(j)    all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation (valued, in the case of any such Indebtedness as to which recourse for the payment thereof is expressly limited to the property or assets on which such Lien is granted, at the lesser of (i) the stated or determinable amount of the Indebtedness that is so secured or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) and (ii) the Fair Market Value of such property or assets); and

(k)    such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.

For the avoidance of doubt, Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s Ownership Share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person (other than with respect to Customary Non-Recourse Exceptions), in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person).

Notwithstanding the foregoing, Indebtedness of the Parent and its Subsidiaries shall exclude any Guarantees of the Parent and its Subsidiaries or other Indebtedness of the Parent and its Subsidiaries constituting Hilton/HGV Retained Liabilities (solely to the extent Hilton, HGV or their respective Affiliates (other than the Parent and its Subsidiaries) agree (or have agreed) to assume, indemnify or reimburse the Parent or any of its Subsidiaries for such obligations or payments made in respect of such Hilton/HGV Retained Liabilities and the assumption, retention or indemnification of such Hilton/HGV Retained Liabilities by Hilton, HGV or their respective Affiliates (other than the Parent and its Subsidiaries) shall not be subject to dispute for a period greater than 45 days following the receipt of a written notice of an Agreement Dispute pursuant to Article IX of the Distribution Agreement or otherwise determined to be unenforceable).

“Indemnified Party” has the meaning given that term in Section 13.10.(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Indemnity Proceeding” has the meaning given that term in Section 13.10.(a).

“Information” has the meaning given that term in Section 13.9.

“Information Materials” has the meaning given that term in Section 9.6.

“Insurance and Condemnation Event” means the receipt by any Loan Party or any of its Subsidiaries of any cash casualty insurance proceeds (for clarity, excluding insurance proceeds for financial (and not property) losses, such as business interruption insurance proceeds) or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective real or personal property.

“Intellectual Property” has the meaning given that term in Section 7.1.(t).

“Intercreditor Agreement” means an intercreditor agreement or similar agreement reasonably acceptable to the Administrative Agent (and as the Administrative Agent may reasonably agree to amend, modify or supplement from time to time) between the Administrative Agent and the administrative agent or collateral agent (or other representative) on behalf of the lenders and secured parties under the Existing Credit Agreement and, if applicable, the administrative agent or collateral agent (or other representative) on behalf of the holders of any Permitted Capital Markets Indebtedness, with respect to the Collateral or Covenant Relief Period Collateral, as applicable, which agreement shall (x) acknowledge that the Collateral or Covenant Relief Period Collateral, as applicable, shall secure equally and ratably the Obligations and the obligations owing under the Existing Credit Agreement, and if applicable, the obligation owing under any pari passu Permitted Capital Markets Indebtedness, and shall secure the Obligations and the obligations owing under the Existing Credit Agreement on pari passu or senior basis, and, if applicable, shall secure the obligations owing under any Permitted Capital Markets Indebtedness on a pari passu or junior basis, and (y) provide that the Secured Parties and the lenders and secured parties under the Existing Credit Agreement shall share equally and ratably, and, if applicable, the holders of the Permitted Capital Markets Indebtedness share equally and ratably or on a junior basis, with respect to any proceeds of the Collateral or Covenant Relief

Period Collateral, as applicable, arising pursuant to any post-default enforcement proceeding with respect to such Collateral or Covenant Relief Period Collateral or proceeding under Debtor Relief Laws or otherwise as may be agreed by the Administrative Agent.

“Interest Period” means with respect to each LIBOR Loan, each period commencing on the date such Loan is made, or in the case of the Continuation of a LIBOR Loan, the first day of the Interest Period for such Loan that is in effect upon such Continuation, and ending on the seventh day thereafter, or on the numerically corresponding day in the first, second, third or sixth calendar month thereafter (in each case, subject to availability), as the Borrower Representative may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period (other than an Interest Period of seven days) that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) no Interest Period shall, with respect to any Loan, extend beyond the applicable Maturity Date and (b) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Inventory” shall have the meaning ascribed to such term in the UCC, and including within the term items which would be entered on a balance sheet under the line items for “Inventories” or “China, glassware, silver, linen and uniforms” under the Uniform System.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person (including any Acquisition), (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment to the extent that it constitutes Indebtedness. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Pricing Effective Date” means the first Business Day following the later of the date on which (a) the Investment Grade Ratings Criteria have been satisfied and (b) the Borrower Representative has delivered to the Administrative Agent (and the Administrative Agent shall promptly provide a copy of such notice to the Lenders) a certificate signed by a Responsible Officer of the Borrower Representative (i) certifying that the Investment Grade Ratings Criteria have been satisfied (which certification shall also set forth the Credit Rating(s)

as in effect, if any, from each of S&P, Fitch and Moody’s as of such date) and (ii) notifying the Administrative Agent that the Borrower Representative has irrevocably elected to have the Ratings-Based Applicable Margin apply to the pricing of the Loans.

“Investment Grade Ratings Criteria” means receipt by the Company of a Credit Rating of BBB- or better from S&P or Baa3 or better from Moody’s, applicable to the senior, unsecured, non-credit enhanced long-term debt of the Company.

“Japanese Yen” or “¥” means the lawful currency of Japan.

“Junior Claims” has the meaning given that term in Section 13.24.

“Laundry Service Property” means any Property on which there is located solely laundry services supporting one or more Hotel Properties.

“Lead Arranger” means BofA Securities.

“Lender” means each financial institution from time to time party hereto as a “Lender” together with its respective successors and permitted assigns; provided, however, that the term “Lender”, except as otherwise expressly provided herein, shall exclude any Lender (or its Affiliates) in its capacity as a Specified Derivatives Provider or Specified Cash Management Bank.

“Lender Parties” means, collectively, the Administrative Agent, the Lenders, the Specified Derivatives Providers, the Specified Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 12.5., any other holder from time to time of any Obligations and, in each case, their respective successors and permitted assigns.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Level” has the meaning given that term in the definition of the terms “Leverage-Based Applicable Margin” and “Ratings-Based Applicable Margin”, as the context may require.

“Leverage-Based Applicable Margin” means, ~~(i)~~ with respect to any Tranche A-1 Loans and Tranche A-2 Loans, the percentage rate set forth below corresponding to the Leverage Ratio as determined in accordance with Section 10.1.(a):

Level	Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	Less than 3.50 to 1.00	1.35%	0.35%
2	Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	1.40%	0.40%

3	Greater than or equal to 4.00 to 1.00 but less than 5.00 to 1.00	1.50%	0.50%
4	Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00	1.70%	0.70%
5	Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00	1.85%	0.85%
6	Greater than or equal to 6.00 to 1.00 but less than 6.50 to 1.00	2.10%	1.10%
7	Greater than or equal to 6.50 to 1.00 but less than 7.00 to 1.00	2.35%	1.35%
8	Greater than or equal to 7.00 to 1.00	2.65%	1.65%

The Leverage-Based Applicable Margin shall be determined by the Administrative Agent from time to time based on the Leverage Ratio as set forth in the Compliance Certificate most recently delivered by the Borrower Representative pursuant to Section 9.3.(a). Any adjustment to the Leverage-Based Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the Borrower Representative delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 9.3.(a). If the Borrower Representative fails to deliver a Compliance Certificate pursuant to Section  ~~9.3.,~~9.3.(a), the Leverage-Based Applicable Margin shall equal the percentages corresponding to Level 8 until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered. Notwithstanding the foregoing, for the period from the Closing Date through but excluding the date on which the Administrative Agent first determines the Leverage-Based Applicable Margin as set forth above, the Leverage-Based Applicable Margin shall be determined based on Level 2. Thereafter, such Leverage-Based Applicable Margin shall be adjusted from time to time as set forth in this definition, and with respect to any Incremental Tranche Loans of any Type, the rate or rates per annum specified in the applicable Incremental Facility Amendment. The provisions of this definition shall be subject to Section 2.6.(c).

“Leverage Ratio” means, as of a given date, the ratio of (a) (i) Indebtedness of the Parent determined as of such date minus (ii) Unrestricted Cash and Cash Equivalents of the Parent in excess of $100,000,000 on such date, to (b) Consolidated EBITDA of the Parent as at the end of

the most recent Test Period; provided, however, that for purposes of determining Consolidated EBITDA for purposes of this clause (b), net earnings of any Hotel Property shall be calculated on a pro forma basis for acquisitions and dispositions, such that (i) in the case of a Hotel Property acquired during the calculation period, Consolidated EBITDA attributable to such Hotel Property for the entire period (including the actual historical Consolidated EBITDA of such Hotel Property prior to the acquisition thereof) shall be included in the determination of Consolidated EBITDA and (ii) in the case of a Hotel Property disposed of during the calculation period, Consolidated EBITDA attributable to such Hotel Property shall be excluded in the determination of Consolidated EBITDA for such period.

“LIBOR” has the meaning specified in the definition of “Eurodollar Rate”.

“LIBOR Loan” means a Loan bearing interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 5.2(b).

“LIBOR Successor Rate Conforming Changes” has the meaning specified in Section 5.2(b).

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance to provide security for any obligation, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge, privilege or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom, whether now owned or hereafter acquired or arising; (b) any arrangement, express or implied, under which any property of such Person, whether now owned or hereafter acquired or arising, is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the authorized filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II. in the form of a Tranche A-1 Loan, a Tranche A-2 Loan or an Incremental Tranche Loan. As the context requires, the term “Loan” may also refer to a Base Rate Loan or LIBOR Loan (as applicable).

“Loan Document” means this Agreement, each Note, the Guaranty, each Intercreditor Agreement, each Collateral Document, each Incremental Facility Amendment, each Intercreditor Agreement and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee ~~Letter~~Letters, any Specified Derivatives Contract and any Specified Cash Management Agreement), as the same may be amended, supplemented or otherwise modified from time to time.

“Loan Party” means the Parent, the Company, PK Domestic LLC, the Subsidiary Borrowers and the Subsidiary Guarantors; provided, however, that the inclusion of the Parent as a Loan Party shall be subject to the limitations set forth in Section 13.23.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Major Renovation Property” means a Hotel Property undergoing renovations (including all renovations that are part of an overall plan in respect of such Hotel Property or that are similar or related to other renovations, even though not performed at the same time) that:

(a) have resulted in, or are reasonably expected to result in, more than twenty-five percent (25%) of the rooms in such Hotel Property not being available for occupancy for a period of more than sixty (60) days, or

(b) have a projected cost involving expenditures during any 18-month period that exceeds twenty-five percent (25%) of the book value of such Hotel Property (as determined prior to the commencement of such renovations) or

(c) have resulted in, or are reasonably expected to result in, a reduction of Net Operating Income of such Hotel Property of twenty-five percent (25%) or more during any period of twelve (12) consecutive months (as compared to the period of twelve (12) consecutive months immediately prior to the commencement of such renovations).

A Hotel Property that ceases operations during renovation shall constitute a Development/Redevelopment Property and shall not constitute a Major Renovation Property.

“Management Agreement” means any agreement entered into by the Parent, a Subsidiary or an Unconsolidated Affiliate under which it engages a Person to advise it with respect to the management of a given Property and/or to manage a given Property (including any associated owner’s agreement).

“Manager” means the Person engaged as a manager pursuant to a Management Agreement.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable (except as a result of a change of control or asset sale so long as any rights of the holder thereof upon the occurrence of any such event shall be subject to the prior payment in full of the Obligations and the termination of the Commitments), pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for stock that is not Mandatorily Redeemable Stock at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for stock that is not Mandatorily Redeemable Stock and cash in lieu of fractional shares), in the case of each of clauses (a), (b) and (c) above, on or prior to the latest Maturity Date of any then existing Tranche of Loans.

“Margin Stock” means “margin stock” or “margin securities” as such terms are defined in Regulation T, Regulation U and Regulation X.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Company and the other Loan Parties, taken as a whole, to perform their payment or other material obligations under any Loan Document, (c) the validity or enforceability of any of the Loan Documents or (d) any of the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents.

“Material Collateral Subsidiary” means (a) each Eligible Property Subsidiary, (b) each Wholly Owned Subsidiary of the Company that is a Material Domestic Subsidiary (other than an Excluded Subsidiary) and (c) any other Subsidiary designated by the Company in any Compliance Certificate as a Material Collateral Subsidiary in order to ensure that, as of the end of the Test Period to which such Compliance Certificate relates, the aggregate contribution to Total Asset Value of all Wholly Owned Subsidiaries that are not Guarantors, Foreign Subsidiaries or Excluded Subsidiaries does not exceed 1% of Total Asset Value.

“Material Contract” means any contract or other arrangement (other than (i) the Loan Documents, Specified Derivatives Contracts and Specified Cash Management Agreements and (ii) any contracts or other arrangements evidencing Indebtedness of the Loan Parties and their respective Subsidiaries), to which any Loan Party or any Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Domestic Subsidiary” means any Domestic Subsidiary of the Company having assets (including any Equity Interests in any direct or indirect Subsidiary of the Company that is a Material Domestic Subsidiary) with a Fair Market Value (as determined by the Company in good faith) greater than or equal to $5,000,000.

“Maturity Date” means, as the context may require, the Tranche A-1 Maturity Date or the Tranche A-2 Maturity Date or, with respect to an Incremental TL Tranche, the maturity date for the related Incremental Tranche Loans set forth in the Incremental Facility Amendment establishing such Incremental TL Tranche.

“Merger” means the merger of the Target with and into Merger Sub pursuant to the terms and conditions of the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger dated as of May 5, 2019 by and among Parent, PK Domestic LLC, Merger Sub and the Target, including all schedules and exhibits thereto.

“Merger Agreement Representations” means such of the representations and warranties made by Target in the Merger Agreement that are material to the interests of the Lenders, but solely to the extent that PK Domestic LLC has (or an Affiliate of PK Domestic LLC has) the right to terminate PK Domestic LLC’s (or an Affiliate’s of PK Domestic LLC) obligations under the Merger Agreement, or to decline to consummate the Merger pursuant to the Merger Agreement as a result of a breach of such representations and warranties.

“Merger Sub” means PK Domestic Sub LLC, a Delaware limited liability company.

“Moody’s” means Moody’s Investors Service, Inc. or any successors.

“Mortgage Receivable” means the principal amount of an obligation owing to a Person that is secured by a mortgage, deed of trust, deed to secure debt or similar security instrument granting a Lien on real property as security for the payment of such obligation.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has any outstanding liability or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document or Specified Derivatives Contract) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person (unless such prohibition does not apply to Liens securing the Obligations); provided, however, that (i) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, (ii) an agreement relating to Unsecured Indebtedness containing restrictions substantially similar to, or taken as a whole, not more restrictive than, the restrictions contained in the Loan Documents (as determined by the Company in good faith), (iii) Permitted Transfer Restrictions and (iv) Permitted Sale Restrictions, in each case, shall not constitute a Negative Pledge.

“Net Cash Proceeds” means, as applicable, (~~i) in the case of~~a) with respect to any Asset ~~Sale or Casualty Event, the aggregate amount of~~Disposition or Insurance and Condemnation Event, all cash and Cash Equivalents received ~~(~~by any Loan Party or any of its Subsidiaries therefrom (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) in connection with such transaction less ~~(v)~~the sum of (i) any Tax Distributions and all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such Tax Distributions or estimated taxes exceed the amount of actual Tax Distributions or taxes required to be paid in cash in respect of such Asset

Disposition, the amount of such excess shall constitute Net Cash Proceeds if greater than $2,000,000), (ii) all reasonable and customary out-of-pocket fees and expenses incurred ~~by the applicable Group Member~~ in connection ~~therewith~~with such transaction or event (including, to the extent reasonable and customary, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by Applicable Law, ~~reasonable~~ broker’s fees or commissions, legal fees, title insurance premiums paid in connection therewith, survey costs and mortgage recording tax paid in connection therewith, and costs and expenses in connection with unwinding any Derivatives Contract in connection therewith), (~~w~~iii) the principal amount of, premium ~~or penalty~~, if any, and interest ~~and other amounts of~~on any Indebtedness ~~that is~~(other than Indebtedness under the Loan Documents) secured by a Lien on the ~~applicable asset and that~~ asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction~~,~~ or event and (~~x~~iv ) all amounts ~~provided as a reserve, in accordance with GAAP, against any liabilities under any~~that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP or as otherwise required pursuant to the documentation with respect to such Asset Disposition or Insurance and Condemnation Event, (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition and (D) for the payment of indemnification obligations ~~or purchase price adjustment associated with such Asset Sale or Casualty Event (provided that to the extent and at the time any such amounts are released from such reserve (other than in connection with a payment in respect of any such liability), such amounts shall constitute Net Cash Proceeds), (y) cash escrows (until released from escrow to any Group Member) from the sale price for such asset sale and (z) the Company’s good faith estimate of any Tax Distributions and any income taxes or transfer or similar taxes paid or reasonably estimated by such Group Member to be actually payable within one (1) year of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated Tax Distributions and taxes pursuant to this subclause (z) exceeds (A) with respect to Tax Distributions, the amount of Tax Distributions actually paid in order to avoid income or excise taxes under the Internal Revenue Code, or (B) with respect to income taxes the amount of taxes actually required to be paid in cash in respect of such transaction, the aggregate amount of such excess~~; provided that, to the extent and at the time any such amounts are released from such reserve and received by such Loan Party or any of its Subsidiaries, such amounts shall constitute Net Cash Proceeds, and (~~ii) in the case of any issuance by a Group Member of Equity Interests or Specified Indebtedness~~b) with respect to any Equity Issuance or Debt Issuance, the ~~aggregate cash and Cash Equivalents received in connection with such transaction less all taxes paid or reasonably estimated to be payable~~gross cash proceeds received by any Loan Party or any of its Subsidiaries therefrom less the sum of (i) all reasonable and customary fees, commissions, investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees, costs, underwriting discounts and other expenses incurred ~~by a Group Member~~ in connection therewith and (ii) amounts required to deposited or maintained in segregated accounts as reserves in connection with any such Debt Issuance; provided, however, that in the case of any Debt Issuance constituting Permitted Refinancing Indebtedness, such proceeds shall be limited to the amount determined pursuant to clause (a) of the definition thereof. Net Cash Proceeds received by any Subsidiary of the Parent other than a Wholly Owned Subsidiary of the Parent shall equal a percentage of the Net Cash Proceeds received by such Subsidiary pursuant to clause (~~i~~a) or (~~ii~~b ) above equal to the percentage that corresponds to the Parent’s Ownership Share of such Subsidiary (or, if less, the amount permitted by the organizational documents of such Subsidiary as in effect on the ~~Commitment~~First Amendment Effective Date).

“Net Cash Proceeds Receipt Date” means, with respect to any Prepayment Event, the date of receipt of Net Cash Proceeds from such Prepayment Event required to be paid pursuant to Section 2.9(b).

“Net Operating Income” or “NOI” means, for any Property and for a given period, the amount by which the Gross Operating Revenues of such Property for such period exceed the Gross Operating Expenses of such Property for such period.

“New Lender Joinder Agreement” has the meaning given that term in Section 2.17.(b).

“New Property” means each Hotel Property acquired by the Company or any Subsidiary or any Unconsolidated Affiliate (as the case may be) from the date of acquisition for a period of four full fiscal quarters after the acquisition thereof, provided, however, that, upon the Seasoned Date for any New Property (or any earlier date selected by the Company), such New Property shall be converted to a Seasoned Property and shall cease to be a New Property.

“Non-Consenting Lender” has the meaning given that term in Section 13.7.(c).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for Customary Non-Recourse Exceptions) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness; provided, however, except with respect to Indebtedness of any Loan Party or any Eligible Property Subsidiary, such Indebtedness may be recourse to the Person or Persons that own the assets encumbered by the Lien securing such Indebtedness so long as (x) such Person or Persons do not own any assets that are not subject to such Lien (other than assets customarily excluded from an all assets financing) and (y) in the event such Person or Persons directly or indirectly own Equity Interests in any other Person, all assets of such Person or Persons (other than assets customarily excluded from an all assets financing) are also encumbered by the Lien securing such financing.

“Note” means the collective reference to any promissory note evidencing Loans of any Tranche made by the Borrowers in favor of any Lender substantially in the form of Exhibit I.

“Notice of Borrowing” means a notice substantially in the form of Exhibit B (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.2.(b) evidencing the applicable Borrower’s request for a borrowing of Loans, pursuant to Section 2.2.(b) or pursuant to Section 2.17.(d) for the borrowing of an Incremental Tranche Loan, appropriately completed and signed by a Responsible Officer of the Borrower Representative or such other applicable Borrower.

“Notice of Continuation” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.10. evidencing the Borrowers’ request for the Continuation of a LIBOR Loan, appropriately completed and signed by a Responsible Officer of the Borrower Representative or such other applicable Borrower.

“Notice of Conversion” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.11. evidencing the Borrowers’ request for the Conversion of a Loan from one Type to another Type, appropriately completed and signed by a Responsible Officer of the Borrower Representative or such other applicable Borrower.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on, all Loans; and (b) all other indebtedness, liabilities, obligations, covenants and duties of any Borrower or any of the other Loan Parties owing to the Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note. For the avoidance of doubt, “Obligations” shall not include any indebtedness, liabilities, obligations, covenants or duties in respect of Specified Derivatives Contracts or Specified Cash Management Agreements.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Obligations” means, with respect to any Person, liabilities and obligations of such Person or any of its Subsidiaries in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which such Person would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of such Person’s report on Form 10-Q or Form 10-K (or their equivalents) which such Person is required to file with the SEC (or any Governmental Authority substituted therefor).

“Operating Lessee” means, with respect to a Hotel Property, the Subsidiary of the Company that leases such Hotel Property from a Subsidiary of the Company that is the owner or ground lessee of such Hotel Property.

“Operating Property Value” means, at any date of determination,

(a) for each Seasoned Property, (i) the Adjusted NOI for such Property for the applicable Test Period divided by (ii) the applicable Capitalization Rate (provided that, unless the Company shall otherwise have irrevocably elected by written notice to the Administrative Agent to have such Property valued as a Seasoned Property pursuant to this clause (a) without giving effect to this parenthetical, for the Hilton New York, (i) if the Appraisal used to determine the Appraised Value is less than or equal to two years old, the Operating Property Value of Hilton New York shall be equal to the Appraised Value set forth in such Appraisal and (ii) if the Appraisal used to determine the Appraised Value is more than two years old, such Property shall be a Seasoned Property, and its Operating Property Value shall be determined pursuant to this clause (a) without giving effect to clause (i) of this parenthetical),

(b) for each New Property, the GAAP book value for such New Property (until the Seasoned Date, or earlier at the Company’s election), and

(c) for each Major Renovation Property, at the Company’s election, the Adjusted NOI for such Property for the Test Period ended immediately prior to the designation of such Property as a Major Renovation Property divided by (y) the applicable Capitalization Rate; provided such Major Renovation Property shall only be eligible for valuation pursuant to this clause (c) for six fiscal quarters following the commencement of the renovation of such Major Renovation Property;

provided, that if the Adjusted NOI for any applicable Property under clause (a) or (c) above shall be less than zero, such Adjusted NOI for such applicable Property shall be deemed to be zero solely for purposes of calculating Operating Property Value.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.).

“Outside Date” means October 31, 2019.

“Outstanding Amount” means with respect to the Tranche A-1 Loans, Tranche A-2 Loans and any Incremental Tranche Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of such Loans occurring on such date.

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Parent” has the meaning given that term in the introductory paragraph hereof and shall include the Parent’s successors and permitted assigns.

“Parent Entity” has the meaning given that term in Section 8.17.(a).

“Participant” has the meaning given that term in Section 13.6.(d).

“Participant Register” has the meaning given that term in Section 13.6.(d).

“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Capital Expenditures” means, for the Parent and its Subsidiaries, capital expenditures that are (or would be) set forth in a consolidated statement of cash flows of the Parent and its Subsidiaries in accordance with GAAP to the extent (i) set forth in the Parent’s capital expenditure budgets for the 2020 fiscal year and the first two fiscal quarters of 2021 provided to the Administrative Agent and the Lenders prior to the First Amendment Effective Date, (ii) incurred in connection with emergency repairs, life safety repairs or ordinary course maintenance repairs, (iii) made or incurred with the use of casualty or condemnation proceeds in the restoration or rebuilding of the applicable affected asset, or (iv) incurred with respect to any Hotel Property that is an Eligible Property included in the calculation of Unencumbered Asset Value at all times during the Covenant Relief Period and funded with the Net Cash Proceeds of any Equity Issuance, in an aggregate amount up to $500,000,000 (calculated in the aggregate together with any such Net Cash Proceeds applied to permitted Investments pursuant to Section 10.11.(d)(viii)).

“Permitted Capital Markets Indebtedness” means any Debt Issuance pursuant to any debt capital markets transaction (other than convertible debt securities), including any issuance of one or more series of secured or unsecured notes pursuant to public or 144a private placements or other substantially similar placements of Indebtedness; provided that (a) such Indebtedness (i) shall be secured only by the Collateral or Covenant Relief Period Collateral, to the extent securing the Guaranteed Obligations, and on a pari passu or junior basis with the Collateral or Covenant Relief Period Collateral securing the Guaranteed Obligations and subject to an Intercreditor Agreement, (ii) shall have no guarantors other than the Guarantors or Borrowers party to the Loan Documents (including the Covenant Relief Period Guarantors), and (iii) shall not have any scheduled amortization or mature prior to the 6-month anniversary of the Tranche A-2 Maturity Date, and (b) the Net Cash Proceeds of such Indebtedness shall be applied, subject to any applicable Intercreditor Agreement, in accordance with Section 2.9.(b)(v).

“Permitted Chesapeake Equity Restrictions” means restrictions on the pledge or transfer of Equity Interests arising under Secured Indebtedness of the Specified Chesapeake Subsidiaries existing as of June 14, 2019 to which PK Domestic LLC and its Subsidiaries become subject on or after June 14, 2019 in connection with the Merger (it being understood that such restrictions on the pledge or transfer of Equity Interests may be amended after June 14, 2019 in a manner customary for amendments to Secured Indebtedness of a target being assumed in an acquisition transaction or otherwise not materially adverse to the Lenders); provided that any such restrictions that (i) restrict the pledge of the direct Equity Interests in one or more Eligible Property Subsidiaries that own (or ground lease pursuant to a Qualified Ground Lease) an Eligible Property included in the calculation of Unencumbered Asset Value or (ii) otherwise limit the ability of one or more Eligible Property Subsidiaries to become a Guarantor, shall not constitute Permitted Chesapeake Equity Restrictions.

“Permitted Environmental Liens” means any Lien arising out of or related to any Environmental Laws, which Lien consists solely of restrictions on the use of real property that do not materially detract from the profitable operation of such property in the business of the Parent, the Company and its other Subsidiaries.

~~“Permitted Equity Issuance” means any issuance or sale by, or capital contribution to, any Group Member of any Equity Interests of such Group Member, that is (a) an issuance or sale of common stock of a Group Member to executives, management or employees of a Group Member, including, without limitation, pursuant to any employee stock option, stock purchase plan, employee benefit plan or other similar arrangements in existence from time to time and (b) an issuance of Equity Interests to the shareholders and option holders of the Target and its Subsidiaries pursuant to the Merger Agreement.~~

“Permitted Equity Liens” means, with respect to any Equity Interests of a Person, Permitted Liens of the type described in clauses (a)(i), (e), (h), (l) ~~or~~, (m) or (n) of the definition of Permitted Liens.

“Permitted JV/Mortgage Restrictions” means, solely to the extent applicable to any Subsidiary of the Parent (other than an Eligible Property Subsidiary), restrictions on transfer, lien or pledge grants and changes in beneficial ownership arising out of documents governing (i) any Subsidiary that is not a Wholly Owned Subsidiary and any other joint venture (including buy-sell rights, rights of first refusal, rights of first offer and other purchase rights) and (ii) any permitted Secured Indebtedness of any Subsidiary or joint venture.

“Permitted Liens” means, with respect to any asset or property of a Person:

(a)    (i) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws (other than Permitted Environmental Liens)); (ii) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in each case, (x) are not at the time required to be paid or discharged under Section 8.6., (y) are promptly bonded over in the amount of such claim, or (z) are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; or (iii) Permitted Environmental Liens;

(b)    Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or any similar Applicable Law;

(c)    Liens (i) consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property (including any condominium ownership form that is of record), or (ii) securing non-material obligations (other than Liens securing Secured Indebtedness) arising in the ordinary course of business in connection with the use or ownership of any Hotel Property to the extent such obligation (A) is not more than 30 days past the date on which the Company shall have knowledge that such obligation is past due or (B) is bonded over in the amount of such obligation as determined by the Administrative Agent in its reasonable discretion, and in the case of each of clause (c)(i) and (c)(ii), which do not materially detract from the value of such property or impair in any material respect the intended use thereof in the business of such Person;

(d)    the rights of tenants and landlords under leases (including ground leases) or subleases, managers under management agreements or franchisors under franchise agreements, in each case, not interfering with the ordinary conduct of business of such Person;

(e)    Liens in favor of the Administrative Agent for its benefit and the benefit of the other Lender Parties;

(f)    judgment and attachment liens on Properties in respect of judgments and attachments not constituting an Event of Default;

(g)    (i) Capitalized Lease Obligations and purchase money obligations in respect of personal property, in an aggregate amount (excluding any purchase money obligations associated with trade payables that do not constitute Indebtedness) with respect to the Eligible Properties not to exceed 1.0% of the Unencumbered Asset Value in the aggregate and (ii) any ground lease that constitutes a Capitalized Lease Obligation;

(h)    to the extent constituting a Lien, any Permitted Transfer Restrictions and any Permitted Sale Restrictions;

(i)    Liens identified in Schedule 1.1.(b) hereto;

(j)    Liens and other quasi-security arrangements arising under foreign law or in any foreign jurisdiction and substantially similar in nature to the Liens described in clauses (a) through (h);

(k)    solely with respect to any portion of a Property that is not a Core Hotel Property, any other Lien not otherwise described in clauses (a) through (j) above so long as such Lien does not secure (i) Indebtedness of the type described in clauses (a), (b)(i), (b)(ii), (c) (other than to the extent permitted pursuant to clause (g) above), (d) or (h) of the definition of Indebtedness or (ii) any Guarantee of the Indebtedness described in the foregoing sub-clause (i) of this clause (k);

(l)    Liens (i) on a pari passu basis securing the Existing Credit Agreement, so long as such Liens are subject to an Intercreditor Agreement, and (ii) on a pari passu or junior basis securing any Permitted Capital Markets Indebtedness, so long as such Liens are subject to an Intercreditor Agreement;

(m)     to the extent required pursuant to the general program mandates of any applicable COVID-19 Relief Program, Liens securing any COVID-19 Relief Funds; and

(n)    ~~(m)~~ Liens on Acceptable Preferred Equity Interests to the extent not granted by the Parent or any of its Subsidiaries.

“Permitted Refinancing Indebtedness” means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend or replace Indebtedness that is outstanding as of the First Amendment Effective Date (including any such Indebtedness having a final maturity date prior to the Tranche A-2 Maturity Date) (such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that (a) to the extent the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness (including any unused commitments thereunder) is greater than the sum of (i) the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, (ii) an amount equal to any original issue discount thereon, (iii) the amount of unpaid accrued interest and premium thereon, (iv customary reserves required to be funded and maintained in connection with such Refinanced Indebtedness, and (v) other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, extension or replacement, such excess shall be applied as a mandatory prepayment of the Guaranteed Obligations to the extent required pursuant to Section 2.9.(b); (b) no scheduled amortization or maturity of such Refinancing Indebtedness shall occur prior to the 6-month anniversary of the Tranche A-2 Maturity Date, (c) such Refinancing Indebtedness shall not be secured by Liens on assets other than assets securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement(or, to the extent such Refinancing Indebtedness constitutes Permitted Capital Markets Indebtedness, (i) secured only by the Collateral or Covenant Relief Period Collateral, to the extent securing the Guaranteed Obligations, and on a pari passu or junior basis with the Collateral or Covenant Relief Period Collateral securing the Guaranteed Obligations; and (ii) any Hotel Properties securing such Refinanced Indebtedness shall become an Eligible Property included in the calculation of Unencumbered Asset Value from and after the date of incurrence of such Refinancing Indebtedness during the Covenant Relief Period); (d) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case as of the time of such refinancing, refunding, renewal, extension or replacement (other than (i) to the extent permitted under Section 10.11.(d)(vi) and Section 10.11.(d)(vii) and (ii) to the extent such Refinancing Indebtedness constitutes Permitted Capital Markets Indebtedness, the Guarantors or Borrowers party to the Loan Documents (including the Covenant Relief Period Guarantors)); and (e) no Default or Event of Default shall have occurred and be continuing at the time of, or would result from, such refinancing, refunding, renewal, extension or replacement.

“ Permitted Sale Restrictions” means obligations, encumbrances or restrictions contained in any Hotel Sale Agreement restricting the creation of Liens on, or the sale, transfer or other disposition of Equity Interests or property that is subject to, such Hotel Property pending such sale; provided that the encumbrances and restrictions apply only to the Subsidiary or assets that are subject to such Hotel Sale Agreement.

“Permitted Transfer Restrictions” means (a) reasonable and customary restrictions on transfer, mortgage liens, pledges and changes in beneficial ownership arising under Management Agreements, Franchise Agreements and ground leases entered into in the ordinary course of business (including in connection with any acquisition or development of any applicable Hotel Property, without regard to the transaction value), including rights of first offer or refusal arising under such agreements and leases, in each case, that limit, but do not prohibit, sale or mortgage transactions, (b) reasonable and customary obligations, encumbrances or restrictions contained in agreements not constituting Indebtedness entered into with limited partners or members of the Company or of any other Subsidiary of the Parent imposing obligations in respect of contingent obligations to make any tax “make whole” or similar payment arising out of the sale or other transfer of assets reasonably related to such limited partners’ or members’ interest in the Company or such Subsidiary pursuant to “tax protection” or other similar agreements, (c) Permitted Chesapeake Equity Restrictions and (d) restrictions arising under Section 5.3(c), (d) or (i) of the Tax Matters Agreement (as defined in the Distribution Agreement).

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“PK Domestic Holdco Reorganization Transactions” means the implementation of the internal reorganization of PK Domestic LLC and PK Domestic REIT substantially concurrently resulting in (i) PK Domestic REIT being a direct Subsidiary of the Parent, (ii) the Acceptable Preferred Equity Interests of PK Domestic REIT remaining outstanding and (iii) PK Domestic LLC being a direct Wholly Owned Subsidiary of the Company.

“PK Domestic REIT” means PK Domestic REIT Inc., a Delaware corporation wholly owned by the Company (except for the Acceptable Preferred Equity Interests).

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group or with respect to which any member of the ERISA Group has outstanding liability or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group.

“Pledge Agreement” means any pledge or security agreement entered into, after the date of this Agreement between the Company and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, (as required by this Agreement or any other Loan Document), in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, restated or otherwise modified from time to time.

“Pledged Subsidiary” means any Subsidiary Guarantor owned directly or indirectly by the Company, the Equity Interests of which do not constitute Excluded Pledged Collateral.

“Post-Default Rate” means, (a) in respect of any principal of any Loan that is not paid when due, the rate otherwise applicable plus an additional two percent (2%) per annum and (b) with respect to any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus two percent (2%).

“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Parent, the Company or any of their Subsidiaries. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Parent, the Company or any of their Subsidiaries, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prepayment ~~Receipt” has the meaning given that term in Section 2.9.~~Event” means any event triggering the prepayment requirement under clauses (A) through and including (C) of Section 2.9(b).

“Principal Office” means Bank of America’s office located at 2380 Performance Drive, Building C, Richardson, Texas 75082, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower Representative and the Lenders.

“Property” means a parcel of real property and the improvements thereon owned or ground leased (or other substantially comparable form of lease in the case of real property located in a foreign jurisdiction) (in whole or in part) by the Parent or any of its Subsidiaries (or, if applicable, Unconsolidated Affiliates).

“Pro Rata Share” means, as to each Lender as of any date of determination, the ratio, expressed as a percentage of (a)(i) the Tranche A-1 Credit Exposure of such Lender plus (ii) the Tranche A-2 Credit Exposure of such Lender plus (iii) the Incremental Tranche Credit Exposure of such Lender to (b) the Total Credit Exposure.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning given that term in Section 9.6.

“QFC Credit Support” has the meaning given that term in Section 13.25.

“QI” has the meaning given that term in the definition of “1031 Property”.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Ground Lease” means, with respect to a Core Hotel Property, a ground lease (or, in the case of a Core Hotel Property located in a foreign jurisdiction, other substantially comparable long-term leasehold interest) that:

(a)    either (i) has a remaining term (including renewal options that are exercisable without condition) of not less than thirty-five (35) years at the time the applicable Hotel Property is first included as an Eligible Property, (ii) contains an unconditional end-of-term purchase option in favor of the lessee for consideration that is less than 2.5% of the Fair Market Value of the Hotel Property or (iii) provides that the lessee’s leasehold interest therein automatically becomes a fee-owned interest at the end of the term (it being acknowledged and agreed that the ground leases listed on Schedule 1.1.(a) shall constitute Qualified Ground Leases notwithstanding their shorter terms);

(b)    with respect to any domestic Core Hotel Property, permits a leasehold mortgage (it being acknowledged and agreed that any Permitted Transfer Restrictions shall not violate this clause (b)); and

(c)    with respect to any domestic Core Hotel Property, provides that such lease may not be terminated by the ground lessor without prior notice to the leasehold mortgagee and an opportunity for such leasehold mortgagee to cure any default by the lessee (including adequate time for the leasehold mortgagee to obtain possession to effect such cure).

“Rating Agency” means S&P, Moody’s, Fitch or any other nationally recognized securities rating agency selected by the Company and approved of by the Administrative Agent in writing.

“Ratings-Based Applicable Margin” means, ~~(i)~~ with respect to any Tranche A-1 Loans and Tranche A-2 Loans, the percentage rate set forth below corresponding to the Credit Rating as set forth below:

Level	Credit Rating	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A-/A3/A or better	0.850%	0.00%
2	BBB+/Baa1/BBB+	0.900%	0.00%
3	BBB/Baa2/BBB	1.000%	0.00%
4	BBB-/Baa3/BBB-	1.250%	0.25%
5	Lower than BBB-/Baa3/BBB-/Unrated	1.650%	0.65%

During any period for which the Company has received three (3) Credit Ratings which are not equivalent, the Ratings-Based Applicable Margin will be determined by (a) the highest Credit Rating if the highest Credit Rating and the second highest Credit Rating differ by only one Level or (b) the average of the two highest Credit Ratings if they differ by two or more Levels (unless the average is not a recognized Level, in which case the Ratings-Based Applicable Margin will be based on the Credit Rating one Level below the Level corresponding to the highest Credit Rating). During any period for which the Company has received only two (2) Credit Ratings and such Credit Ratings are not equivalent, the Ratings-Based Applicable Margin will be determined by (i) the highest Credit Rating if they differ by only one Level or (ii) the average of the two Credit Ratings if they differ by two or more Levels (unless the average is not a recognized Level, in which case the Ratings-Based Applicable Margin will be based on the Credit Rating one Level below the Level corresponding to the higher Credit Rating). During any period for which the Company has received no Credit Rating from Fitch, if the Company also ceases to have a Credit Rating from one of S&P or Moody’s, then the Ratings-Based Applicable Margin shall be determined based on the remaining such Credit Rating. Notwithstanding any Credit Rating from Fitch, during any period in which neither S&P nor Moody’s has provided a Credit Rating corresponding to Level 4 or better to the Company the Ratings-Based Applicable Margin shall be determined based on Level 5.

On the Investment Grade Pricing Effective Date, the Ratings-Based Applicable Margin shall be determined based upon the Credit Rating(s) specified in the certificate delivered pursuant to clause (ii) of the definition of “Investment Grade Pricing Effective Date”. Thereafter, any change in the Company’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower Representative in accordance with the Loan Documents that the Company’s Credit Rating has changed; provided, however, that if the Borrower Representative has not delivered such required notice but the Administrative Agent becomes aware that the Company’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion and upon written notice to the Borrower Representative and the Lenders, adjust the Level effective as of the first day of the first calendar month following the date on which the Administrative Agent becomes aware that the Company’s Credit Rating has changed, and (ii) with respect to any Incremental Tranche Loans of any Type, the rate or rates per annum specified in the applicable Incremental Facility Amendment.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Register” has the meaning given that term in Section 13.6.(c).

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulatory Change” means, with respect to any Lender, any change effective after the Closing Date in Applicable Law (including, without limitation, Regulation D of the Board) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change” regardless of the date enacted, adopted or issued.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” within the meaning of Section 856 of the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, officers, employees, agents, counsel, other advisors and representatives of such Person and of such Person’s Affiliates.

“Required Delivery Date” means the date not later than the date on which the Compliance Certificate is required to be delivered with respect to any fiscal quarter (or fiscal year in the case of the fourth fiscal quarter) during which any of the conditions in Section 8.14. shall apply (or such later date as the Administrative Agent may agree).

“Requisite Lenders” means, as of any date, Lenders having greater than 50% of the outstanding Loans and unutilized Commitments; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the pro rata shares of the Lenders shall be redetermined, for voting purposes only, to exclude the pro rata shares of such Defaulting Lenders and (ii) at all times when there are two or more Lenders (excluding Defaulting Lenders), the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Requisite Tranche Lenders” means, as of any date with respect to any Tranche, Lenders having greater than 50% of the outstanding Loans and unutilized Commitments with respect to such Tranche; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the pro rata shares of the Lenders shall be redetermined, for voting purposes only, to exclude the pro rata shares of such Defaulting Lenders and (ii) at all times when there are two or more Lenders (excluding Defaulting Lenders) with respect to such Tranche, the term “Requisite Tranche Lenders” shall in no event mean less than two Lenders with respect to such Tranche.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“ Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of a Loan Party and, solely for purposes of notices given pursuant to Article II., any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restated Company Operating Agreement” means the proposed Fourth Amended and Restated Limited Liability Company Agreement of the Company, substantially in the form drafted as of December 6, 2016 and presented to the Administrative Agent on or prior to the Closing Date, with such further amendments, supplements or modifications acceptable to the Administrative Agent that are not (i) adverse to the interests of the Administrative Agent or the Lenders in any material respect or (ii) could reasonably be expected to have a Material Adverse Effect.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent or any of its Subsidiaries now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Parent or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent or any of its Subsidiaries now or hereafter outstanding; in the case of each of (a), (b) and (c), other than a payment, redemption, exchange or similar transaction to the extent the consideration paid by the Parent or any of its Subsidiaries is shares of Equity Interests that do not constitute Mandatorily Redeemable Stock.

“Revolving Credit Commitments” has the meaning given to that term in the Existing Credit Agreement.

“Revolving Credit Exposure” has the meaning given to that term in the Existing Credit Agreement.

“Revolving Credit Loans” has the meaning given to that term in the Existing Credit Agreement.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, without limitation, at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person organized or resident in a Sanctioned Country or (c) any Person fifty percent (50%) or more owned in the aggregate or otherwise controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning given that term in Section 5.2.(b)(ii).

“Seasoned Date” means the first day on which an acquired Hotel Property has been owned for four (4) full fiscal quarters following the date of acquisition.

“Seasoned Property” means (a) each Hotel Property (other than a New Property or a Development/Redevelopment Property) owned in fee simple by, or subject to a ground lease to, the Company or any of its Subsidiaries or Unconsolidated Affiliates and (b) upon the occurrence of the Seasoned Date of any New Property or election by the Company with respect to any New Property or Development/Redevelopment Property, such Hotel Property.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any Property or (to the extent hereinafter provided) any Equity Interests; provided, however, that Indebtedness of the type described in clause (g) of the definition of Indebtedness shall not constitute Secured Indebtedness. Notwithstanding the foregoing, Indebtedness that is secured by a pledge of Equity Interests and not by Property owned by the issuer of such Equity Interests shall constitute Secured Indebtedness only if such Property also secures Indebtedness of such issuer. For clarity, Indebtedness hereunder secured by the

Covenant Relief Period Collateral or the Collateral and, to the extent secured by the Covenant Relief Period Collateral or the Collateral on a pari passu or junior basis with the Guaranteed Obligations, Indebtedness under the Existing Credit Agreement and any Permitted Capital Markets Indebtedness shall not constitute Secured Indebtedness.

“Secured Parties” means the holders of the Obligations from time to time and shall include (i) each Lender in respect of its Loans, (ii) the Administrative Agent in respect of all other present and future obligations and liabilities of the Borrowers and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Specified Derivatives Provider and each Specified Cash Management Bank, (iv) each Indemnified Party, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Solvency Certificate” means a certificate substantially in the form of Exhibit E.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total existing debts and liabilities (including all contingent liabilities), as such value and such liabilities are determined in accordance with Sections 101 of the Bankruptcy Code or Sections 1 and 2 of the Uniform Fraudulent Transfer Act; (b) such Person is able to generally pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Cash Management Agreement” means any Cash Management Agreement that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between or among any Loan Party and any Specified Cash Management Bank, and which was not prohibited by any of the Loan Documents when made or entered into.

“Specified Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Cash Management Agreement with a Loan Party, in each case in its capacity as a party to such Cash Management Agreement.

“Specified Chesapeake Subsidiaries” means each of CHSP Los Angeles LLC (and CHSP TRS Los Angeles LLC, its operating lessee), CHSP Chicago LLC (and CHSP TRS Chicago LLC, its operating lessee), CHSP Boston II LLC (and CHSP TRS Boston II LLC, its operating lessee), and CHSP Denver LLC (and CHSP TRS Denver LLC, its operating lessee), each of which are Subsidiaries of the Target as of June 14, 2019.

“Specified Derivatives Contract” means any Derivatives Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between or among any Loan Party and any Specified Derivatives Provider, and which was not prohibited by any of the Loan Documents when made or entered into.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of a Loan Party under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any Person that (a) at the time it enters into a Specified Derivatives Contract with a Loan Party, is a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Specified Derivatives Contract with a Loan Party, in each case in its capacity as a party to such Specified Derivatives Contract.

~~“Specified Indebtedness” means any Indebtedness for borrowed money of a Group Member issued or incurred after the Closing Date (excluding: (i) any such Indebtedness which, taken together with all other such Indebtedness issued or incurred after the Closing Date, does not exceed $15,000,000; (ii) revolving credit loans borrowed under the Existing Credit Agreement in amounts not in excess of the revolving commitments thereunder as in effect on the Commitment Effective Date; (iii) Indebtedness incurred pursuant to the refinancing of any Indebtedness existing on the Commitment Effective Date, in each case only to the extent that such refinancing does not result in an increase of more than $15,000,000 in the aggregate principal amount of such Indebtedness being refinanced (other than in respect of accrued interest, fees, premiums and expenses with respect thereto); (iv) purchase money indebtedness, equipment financings, working capital facilities of Foreign Subsidiaries of the Company and overdraft facilities; and (v) the assumption of indebtedness in connection with the Merger or any other acquisition by any Group Member).~~

“Specified Representations” means the representations and warranties set forth in Section 7.1.(a)(i) (solely with respect to the Loan Parties), Section 7.1.(c), Section 7.1.(d)(ii)(x) (solely with respect to the Loan Parties), Section 7.1.(d)(ii)(y), the second sentence of Section 7.1.(l), Section 7.1.(q)(i), Section 7.1.(r), Section 7.1.(x)(ii), Section 7.1.(z)(ii) and Section 7.1(cc).

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor.

“Spin-Off” means the spin-off of Park Hotels & Resorts Inc. from Hilton as a separately-traded real estate investment trust traded on the New York Stock Exchange.

“Spin-Off Transactions” means the Spin-Off and the related transactions contemplated by, and in accordance with, the terms of the Distribution Agreement and the other Ancillary Agreements as in effect on the Closing Date.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Subsidiary Borrower” means any Eligible Domestic Subsidiary or Eligible Foreign Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.21. and that has not ceased to be a Subsidiary Borrower pursuant to such Section.

“Subsidiary Guarantors” means each Subsidiary that hereafter joins in the Guaranty by execution of an Accession Agreement (or Guaranty, as the case may be) pursuant to Section 8.14.

“Subsidiary Guaranty Documents” means, with respect to any Subsidiary that is required to become a Guarantor or a Pledged Subsidiary pursuant to Section 8.14., the following documents: (x) an Accession Agreement (or if the Guaranty is not then in effect, the Guaranty) executed by such Subsidiary, (y) during a Collateral Period, a joinder to the Pledge Agreement (in the form contemplated thereby) (or if the Pledge Agreement is not then in effect, the Pledge Agreement) executed by the Company or any Subsidiary of the Company that owns any Equity Interests in such Subsidiary and (z) the items with respect to such Subsidiary that would have been delivered under Sections 6.1.(I)(a)(iv) through (viii) if such Subsidiary had been a Subsidiary Guarantor on the Closing Date (in the case of Section 6.1.(I)(a)(iv), only to the extent requested by the Administrative Agent), each in form and substance reasonably satisfactory to the Administrative Agent.

“Substantial Amount” means, at the time of determination thereof, an amount in excess of 15.0% of Total Asset Value as of the last day of the most recently completed fiscal year of the Parent and its Subsidiaries.

“Supported QFC” has the meaning given that term in Section 13.25.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” means Wells Fargo Bank, National Association, and its successors and assigns.

“Target” means Chesapeake Lodging Trust, a Maryland REIT.

“Tax Distribution” means, with respect to any Asset Disposition ~~of Property~~, an amount ~~approximately~~reasonably estimated to be equal to the taxable gain or net income from such Asset Disposition to be distributed by the Parent, and without duplication, any direct or indirect Subsidiary of the Parent that has elected to be treated as a REIT (including, but not limited to, PK Domestic REIT, for so long as it elects to be treated as a REIT) in order to avoid income or excise taxes under the Internal Revenue Code.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans ” has the meaning given that term in the Existing Credit Agreement, as in effect on the First Amendment Effective Date.

“Test Period” means, as of any date of determination, the four fiscal quarter period ending on the last day of the most recently ended fiscal quarter prior to such date for which financial statements have been delivered or are required to be delivered pursuant to this Agreement and the Loan Documents; provided that:

(A)     for the final fiscal quarter occurring during the Covenant Relief Period (which shall in no event be later than the fiscal quarter ending June 30, 2021), the Test Period shall be the fiscal quarter then ended, annualized;

(B)     for the first fiscal quarter ending immediately after the Covenant Relief Period Termination Date (which in no event shall be later than the fiscal quarter ending September 30, 2021), the Test Period shall be the two fiscal quarters then ended, annualized; and

(C)    for the second fiscal quarter ending immediately after the Covenant Relief Period Termination Date (which in no event shall be later than the fiscal quarter ending December 31, 2021), the Test Period shall be the three fiscal quarters then ended, annualized.

“Total Asset Value” means, without duplication, the sum of (a) the following amounts with respect to the following assets owned by the Company and its Subsidiaries: (i) the Operating Property Value of the Hotel Properties; (ii) the amount of all Unrestricted Cash and Cash Equivalents; (iii) the book value of all Development/Redevelopment Properties, Mortgage Receivables, Laundry Service Properties and Unimproved Land; and (iv) the contract purchase price for all assets under contract for purchase (to the extent included in Indebtedness); plus (b) the applicable Ownership Share of any Unconsolidated Affiliate of the Parent of any asset described in clause (a) above. For purposes of determining Total Asset Value, (u) to the extent the amount of Total Asset Value attributable to Unconsolidated Affiliates would exceed 15% of Total Asset Value, such excess shall be excluded, (v) to the extent the amount of Total Asset Value attributable to Mortgage Receivables would exceed 10% of Total Asset Value, such excess shall be excluded, (w) to the extent the amount of Total Asset Value attributable to Development/Redevelopment Properties would exceed 15% of Total Asset Value, such excess shall be excluded, (x) to the extent the amount of Total Asset Value attributable to Major Renovation Properties (elected to be valued pursuant to clause (c) of the definition of Operating Property Value) would exceed 15% of Total Asset Value, such excess shall be excluded, (y) to the extent the amount of Total Asset Value attributable to Unimproved Land would exceed 2.5% of Total Asset Value, such excess shall be excluded, and (z) to the extent the amount of Total Asset Value attributable to Properties subject to limitation under the foregoing clauses (u) through (y) would exceed 35% of Total Asset Value, such excess shall be excluded.

“Total Credit Exposure” means, at any time, the sum of (i) the aggregate Tranche A-1 Credit Exposures of all Lenders at such time plus (ii) the aggregate Tranche A-2 Credit Exposures of all Lenders at such time plus (iii) the aggregate Incremental Tranche Credit Exposures of all Lenders at such time.

“Tranche” means a category of Commitments and the related extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) Tranche A-1 Commitments and Tranche A-1 Loans, (b) Tranche A-2 Commitments and Tranche A-2 Loans, and (c) Incremental TL Commitments and Incremental Tranche Loans.

“Tranche A-1 Commitment” means, as to each Tranche A-1 Lender at any time, such Lender’s obligation to make Tranche A-1 Loans pursuant to Section 2.2., in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Tranche A-1 Commitment” or under such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Tranche A-1 Commitment Percentage” means, with respect to any Tranche A-1 Lender at any time, the ratio (expressed as a percentage, carried out to the ninth decimal place) of such Lender’s Tranche A-1 Credit Exposure at such time to the Tranche A-1 Credit Exposures of all Tranche A-1 Lenders at such time. The initial Tranche A-1 Commitment Percentages of each Tranche A-1 Lender are set forth opposite the name of such Lender on Schedule I or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Tranche A-1 Commitment Period” means the period from and including the Funding Date to and including the Tranche A-1 Commitment Termination Date.

“Tranche A-1 Commitment Termination Date” means the earliest to occur of (a) the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the Outside Date, (b) the date on which the second (2nd) borrowing of Tranche A-1 Loans (if any) is made by the Borrowers and (c) the date the commitment of each Tranche A-1 Lender to make Tranche A-1 Loans is terminated pursuant to this Agreement.

“Tranche A-1 Credit Exposure” means, with respect to any Tranche A-1 Lender at any time, an amount equal to (a) until the Funding Date, the aggregate amount of such Lender’s Tranche A-1 Commitment at such time, (b) during the Tranche A-1 Commitment Period, the sum of (i) such Lender’s Tranche A-1 Commitment then in effect plus (ii) the aggregate then unpaid principal amount of such Lender’s Tranche A-1 Loans and (c) thereafter, the aggregate then unpaid principal amount of such Lender’s Tranche A-1 Loans.

“Tranche A-1 Lender” means a Lender having a Tranche A-1 Commitment and/or holding any Tranche A-1 Loans.

“Tranche A-1 Loan” means a loan made by a Tranche A-1 Lender to the Borrowers pursuant to Section 2.2.(a)(i).

“Tranche A-1 Maturity Date” means August 28, 2021.

“Tranche A-1 Unused Fee” has the meaning given that term in Section 3.5.(a).

“Tranche A-2 Commitment” means, as to each Tranche A-2 Lender at any time, such Lender’s obligation to make Tranche A-2 Loans pursuant to Section 2.2., in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Tranche A-2 Commitment”, or under such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Tranche A-2 Commitment Percentage” means, with respect to any Tranche A-2 Lender at any time, the ratio (expressed as a percentage, carried out to the ninth decimal place) of such Lender’s Tranche A-2 Credit Exposure at such time to the Tranche A-2 Credit Exposures of all Tranche A-2 Lenders at such time. The initial Tranche A-2 Commitment Percentages of each Tranche A-2 Lender are set forth opposite the name of such Lender on Schedule I or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Tranche A-2 Commitment Period” means the period from and including the Funding Date to and including the Tranche A-2 Commitment Termination Date.

“Tranche A-2 Commitment Termination Date” means the earliest to occur of (a) the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the Outside Date, (b) the date on which the second (2nd) borrowing of Tranche A-2 Loans (if any) is made by the Borrowers and (c) the date the commitment of each Lender to make Tranche A-2 Loans is terminated pursuant to this Agreement.

“Tranche A-2 Credit Exposure” means, with respect to any Tranche A-2 Lender at any time, an amount equal to (a) until the Funding Date, the aggregate amount of such Lender’s Tranche A-2 Commitment at such time, (b) during the Tranche A-2 Commitment Period, the sum of (i) such Lender’s Tranche A-2 Commitment then in effect and (ii) the aggregate then unpaid principal amount of such Lender’s Tranche A-2 Loans and (c) thereafter, the aggregate then unpaid principal amount of such Lender’s Tranche A-2 Loans.

“Tranche A-2 Lender” means a Lender having a Tranche A-2 Commitment and/or holding any Tranche A-2 Loans.

“Tranche A-2 Loan” means a loan made by a Tranche A-2 Lender to the Borrowers pursuant to Section 2.2.(a)(ii).

“Tranche A-2 Maturity Date” means August 28, 2024.

“Tranche A-2 Unused Fee” has the meaning given that term in Section 3.5.(b).

“TRS Subsidiary” means (a) any direct or indirect Subsidiary of the Company that is classified as a “taxable REIT subsidiary” under Section 856(l)(1) of the Internal Revenue Code and (b) any Subsidiary or Unconsolidated Affiliate whose Equity Interests are directly or indirectly owned by a Subsidiary described in clause (a) of this definition.

“Type” with respect to any Loan, refers to whether such Loan or portion thereof is a LIBOR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Adjusted NOI” means, for any period, the aggregate Adjusted NOI of the Eligible Properties.

“Unencumbered Asset Value” means, for any period, the aggregate Operating Property Value of the Eligible Properties at such time. For the avoidance of doubt, only Eligible Properties shall be included in the calculation of Unencumbered Asset Value. For purposes of determining Unencumbered Asset Value, (v) to the extent the amount of Unencumbered Asset Value attributable to Eligible Properties that are 1031 Properties would exceed 10% of Unencumbered Asset Value, such excess shall be excluded, (w) to the extent the amount of Unencumbered Asset Value attributable to Major Renovation Properties (elected to be valued pursuant to clause (c) of the definition of Operating Property Value) would exceed 15% of Unencumbered Asset Value, such excess shall be excluded, (x) to the extent the amount of Unencumbered Asset Value attributable to Eligible Properties subject to a Qualified Ground Lease (other than Hilton New Orleans Riverside and Caribe Hilton) would exceed 30% of Unencumbered Asset Value, such excess shall be excluded (provided that any Qualified Ground Lease that either (i) contains an unconditional end-of-term purchase option in favor of the lessee for consideration that is less than or equal to 2.5% of Total Asset Value or (ii) provides that the lessee’s leasehold interest therein automatically becomes a fee simple-owned interest at the end of the term shall not be included for purposes of this limitation) and (y) to the extent the amount of Unencumbered Asset Value attributable to Eligible Properties located outside of the United States would exceed 15% of Unencumbered Asset Value, such excess shall be excluded. For the avoidance of doubt, Adjusted NOI from Properties disposed of by the Company or any of its Subsidiaries during the applicable Test Period shall be excluded.

“Unencumbered Leverage Increase Period” has the meaning given that term in Section 10.1.(d).

“Unencumbered Leverage Ratio” has the meaning given that term in Section 10.1.(d).

“Uniform System” means the Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition 2014, as published by the American Hotel & Lodging Association, as revised from time to time to the extent such revision has been or is in the process of being generally implemented within such Uniform System of Accounts.

“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred.

“Unrestricted Cash and Cash Equivalents” means, (i) with respect to any Person, cash and Cash Equivalents of such Person that are free and clear of all Liens and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of the such Person and (ii) with respect to the Company and its Subsidiaries, the aggregate amount of Unrestricted Cash and Cash Equivalents pursuant to the immediately preceding clause (i) of the Company and its Subsidiaries (other than Excluded Subsidiaries), net of related tax obligations for repatriation and transaction costs and expenses related thereto; provided that Unrestricted Cash and Cash Equivalents shall (a) exclude cash and Cash Equivalents subject to a Lien (other than Permitted Liens of the type described in clause (c) of the definition thereof and customary rights of set-off and statutory or common law provisions relating to bankers’ liens), (b) include any committed cash reserves pursuant to any defeasance arrangement (but only so long as the associated defeased obligations constitute Indebtedness) or any deposit or escrow arrangement in respect of which a prepayment notice has been delivered that results in any Existing Parent Debt or other Indebtedness existing on the Closing Date and disclosed hereunder being due and payable not later than 30 days after such prepayment notice and (c) include cash and Cash Equivalents representing the proceeds from the sale of an asset (the “Disposed Asset”; it being understood that no Disposed Asset shall constitute an Eligible Property from and after the date of such sale), which proceeds have been escrowed for a period not in excess of 180 days in anticipation of the acquisition of a 1031 Property, net of related tax obligations for the cancellation of such acquisition and transaction costs and expenses related thereto; provided that to the extent the amount of Unrestricted Cash and Cash Equivalents attributable to this clause (c) shall exceed 50% of the aggregate Unrestricted Cash and Cash Equivalents, such excess shall be excluded.

“Unsecured Indebtedness” means, with respect to a Person, Indebtedness of such Person that is not Secured Indebtedness; provided, however, that (i) any Indebtedness that is secured only by a pledge of Equity Interests shall be deemed to be Unsecured Indebtedness unless the same constitutes Secured Indebtedness as provided in the last sentence of the definition of “Secured Indebtedness”; and (ii) Indebtedness of the type described in clause (g) of the definition of Indebtedness shall not constitute Unsecured Indebtedness.

“Unsecured Indebtedness Subsidiary” means any Subsidiary of the Company (other than a Foreign Subsidiary that is not an Eligible Property Subsidiary) that is a borrower or a guarantor, or otherwise has a payment obligation in respect of, any Unsecured Indebtedness of the type described in any of clauses (a), (b)(i), (b)(ii), (d), (h) (other than Indebtedness under any

Derivatives Contract entered into as a hedge against existing currency risk with respect to the operation of any foreign Property) or (i) (to the extent constituting a Guarantee of Indebtedness described in any of clauses (a), (b)(i), (b)(ii), (d) or (h)) of the definition of Indebtedness (other than (a) obligations arising under the Loan Documents, (b) Unsecured Indebtedness of Subsidiaries of the Company that are not Guarantors in an aggregate principal amount not to exceed $1,000,000 at any time, (c) subordinated intercompany Indebtedness owing to the Parent, (d) intercompany Indebtedness between or among any of the Company and its Subsidiaries, (e) Hilton/HGV Retained Liabilities (solely to the extent Hilton, HGV or their respective Affiliates (other than the Parent and its Subsidiaries) agree to assume, indemnify or reimburse the Parent or any of its Subsidiaries for all obligations or payments made in respect of such Hilton/HGV Retained Liabilities and the assumption, retention or indemnification of such Hilton/HGV Retained Liabilities by Hilton, HGV or their respective Affiliates (other than the Parent and its Subsidiaries) shall not be subject to dispute for a period greater than 45 days following the receipt of a written notice of an Agreement Dispute pursuant to Article IX of the Distribution Agreement or otherwise determined to be unenforceable) and (f) Indebtedness of any non-Wholly Owned Subsidiary the incurrence of which was not subject to the Control or affirmative consent of the Company or any of its Subsidiaries); provided, however, that any non-Wholly Owned Subsidiary of the Company that Guarantees Unsecured Indebtedness described above in this definition of the Parent or any Wholly Owned Subsidiary shall be an Unsecured Indebtedness Subsidiary.

“Unsecured Interest Expense” means, with respect to a Person and for any period of four consecutive fiscal quarters, the actual Consolidated Interest Expense of such Person for such period on all Unsecured Indebtedness of such Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning given that term in Section 13.25.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.10.(g)(ii)(B)(III).

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than (x) in the case of a corporation, directors’ qualifying shares or (y) Acceptable Preferred Equity Interests) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withholding Agent” means (a) the Company, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In

Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2. General; References to New York City Time.

References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary (including the Company and any Subsidiary of the Company) and a reference to an “Affiliate” means a reference to an Affiliate of the Parent (including any Affiliate of the Company). Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, (a) all references to time are references to New York City time and (b) when any date specified herein as the due date for a payment, notice or other deliverable is not a Business Day, such due date shall be extended to the next following Business Day.

Section 1.3. GAAP Changes; Financial Covenant Calculations.

(a)    Changes in GAAP. Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect on the Closing Date; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower Representative or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower Representative shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower Representative shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(b)    Financial Covenant Calculations. Other than in connection with the determination of Total Asset Value and Unrestricted Cash and Cash Equivalents (which shall be determined for the Company and its Subsidiaries on a consolidated basis), all financial covenants (and related definitions) set forth in the Loan Documents shall be determined for the Parent and the Parent’s Subsidiaries on a consolidated basis; provided that the financial attributes of the Parent’s Unconsolidated Affiliates shall be considered only to the extent of the Company’s Ownership Share therein. The calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Notwithstanding anything in this Agreement to the contrary, for the purposes of the financial covenants in Section 10.1., Capitalized Lease Obligations shall include only those lease obligations that are classified as (i) a “Capital Lease” in accordance with GAAP prior to the adoption of Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”) and related ASUs or (ii) a “Finance Lease” in accordance with GAAP to the extent the lease was not previously considered an “Operating Lease” in accordance with GAAP prior to the adoption of ASU 2016-02 and related ASUs. Accordingly, notwithstanding anything in this Agreement to the contrary, the financial covenants in Section 10.1.shall ignore the adoption of ASU 2016-02 such that (i) Capitalized Lease Obligations shall specifically exclude any operating lease liabilities under GAAP as in effect on the Closing Date and upon the adoption of ASU 2016-02 and (ii) related operating lease assets shall similarly be excluded.

Section 1.4. Interest Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement or successor to any such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

Section 1.5. Electronic Execution of Assignments and Certain Other Documents.

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Notices of Borrowing, Notices of Conversion, Notices of Continuations, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided ~~that notwithstanding anything contained herein to the contrary~~, that, without limiting the foregoing,

(a) to the extent the Administrative Agent ~~is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it~~has agreed to accept such Electronic Signature, each party hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any other party hereto without further verification and (b) upon the reasonable request of the Administrative Agent, any Electronic Signature of any party to this Agreement or any other Loan Document shall, as promptly as practicable, be followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Section 1.6. Appointment of Borrower Representative.

PK Domestic LLC and each Subsidiary Borrower hereby appoints and designates the Company as the Borrower Representative and the Company hereby accepts such appointment and designation. As the Borrower Representative, the Company is authorized to act as agent, attorney-in-fact and representative of the other Borrowers solely for the purposes of (i) issuing Notices of Borrowing, Notices of Conversion, Notices of Continuation and similar notices, (ii) giving instructions with respect to the disbursement of the proceeds of the Loans, electing interest rate options, giving and receiving all other notices and consents under the Credit Documents, (iii) making and taking all other actions (including in respect of compliance with covenants) on behalf of the other Borrowers under the Credit Documents and (iv) all other purposes incidental to any of the foregoing. PK Domestic LLC and each Subsidiary Borrower hereby agrees that each notice, instruction, election, request, representation and warranty, agreement, covenant, undertaking, consent and similar action made or taken by the Borrower Representative under this Agreement or any of the Loan Documents shall be deemed for all purposes to have been made or taken by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made or taken directly by such Borrower. Notwithstanding the foregoing, the Company’s appointment as Borrower Representative does not change the legal status of the other Borrowers with respect to the borrowing of the Loans and obligor status under this Agreement.

ARTICLE II. CREDIT FACILITY

Section 2.1. [INTENTIONALLY OMITTED]

Section 2.2. Loans.

(a)    Making of Loans.

(i)    Tranche A-1 Loans. Subject to the terms and conditions hereof, each Tranche A-1 Lender severally and not jointly agrees to make up to two (2) loans (each such loan, a “Tranche A-1 Loan”) to any of the Borrowers in Dollars from time to time on any Business Day during the Tranche A-1 Commitment Period in an aggregate amount not to exceed such Lender’s Tranche A-1 Commitment. Each borrowing shall consist of Tranche A-1 Loans made simultaneously by the Tranche A-1 Lenders in accordance with their respective Tranche A-1 Commitment Percentage of the requested borrowing (which requested borrowing shall not exceed the aggregate amount of the Tranche A-1 Commitments of the Tranche A-1 Lenders). Tranche A-1 Loans may be Base Rate Loans or LIBOR Loans, as further provided herein.

(ii)    Tranche A-2 Loans. Subject to the terms and conditions hereof, each Tranche A-2 Lender severally and not jointly agrees to make up to two (2) loans (each such loan, a “Tranche A-2 Loan”) to any of the Borrowers in Dollars from time to time on any Business Day during the Tranche A-2 Commitment Period in an aggregate amount not to exceed such Lender’s Tranche A-2 Commitment. Each borrowing shall consist of Tranche A-2 Loans made simultaneously by the Tranche A-2 Lenders in accordance with their respective Tranche A-2 Commitment Percentage of the requested borrowing (which requested borrowing shall not exceed the aggregate amount of the Tranche A-2 Commitments of the Tranche A-2 Lenders). Tranche A-2 Loans may be Base Rate Loans or LIBOR Loans, as further provided herein.

Without limiting the joint and several obligations of the Borrowers, PK Domestic LLC will be the direct Borrower of the Loans made on the Funding Date.

(b)    Requests for Loans. The Borrower Representative or the applicable Borrower shall deliver to the Administrative Agent a Notice of Borrowing with respect to each Loan (which for purposes of this subsection (b) shall include (if and as applicable) each Incremental Tranche Loan). Such notice shall be irrevocable once given and binding on the applicable Borrower. With respect each Loan made by the Lenders, not later than 11:00 a.m. New York City time at least one (1) Business Day prior to a borrowing of Loans that are to be Base Rate Loans and not later than 11:00 a.m. New York City time at least three (3) Business Days prior to a borrowing of Loans that are to be LIBOR Loans, the Borrower Representative or the applicable Borrower shall notify the Administrative Agent of such requested borrowing by hand delivery, electronic mail or telecopy of a Notice of Borrowing or by telephone (which, in the case of notification by telephone, shall be confirmed promptly by hand delivery, electronic mail or telecopy to the Administrative Agent of a Notice of Borrowing). Each borrowing of LIBOR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each borrowing of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Notice of Borrowing, whether telephonic or written, shall specify (i) the name of the applicable Borrower, (ii) the Tranche of the Loans to be borrowed, (iii) the aggregate principal amount of the Loans to be borrowed, (iv) the date such Loans are to be borrowed (which must be a Business Day), (v) the Type of the requested Loans, and (vi) if such Loans are to be LIBOR Loans, the initial Interest Period for such Loans. Each Notice of Borrowing, whether telephonic or written, shall be irrevocable once given and binding on the applicable Borrower. If the Borrower Representative or the applicable Borrower fails to specify a Type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans and if the Borrower Representative or the applicable Borrower requests a borrowing of LIBOR Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(c)    Funding of Loans. Following receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Applicable Commitment Percentage of the applicable Tranche. Each applicable Lender shall deposit an amount equal to the Loan to be made or made available by such Lender with the Administrative Agent at the Principal Office, in immediately available funds by 11:00 a.m. New York City time on such other date specified by the Borrower Representative or the applicable Borrower in any Notice of Borrowing. The Administrative Agent shall make the proceeds of Loans available to the applicable Borrower in the account specified by the Borrower Representative or the applicable Borrower in the Disbursement Instruction Letter (i) in the case of the borrowing on the Funding Date, as soon as practicable upon (or contemporaneously with) the fulfillment of all applicable conditions set forth in Section 6.1.(II), and (ii) in the case of any borrowing after the Funding Date, subject to the fulfillment of all applicable conditions set forth in Section 6.2., by not later than 2:00 p.m. New York City time (for any borrowing after the Funding Date) on the date specified by the Borrower Representative or the applicable Borrower in any Notice of Borrowing. The Borrowers may not reborrow any portion of any Loan once repaid.

(d)    Obligation of Lenders. No Lender (which for purposes of this subsection (d) shall include (if and as applicable) each Incremental TL Lender) shall be responsible for the failure of any other Lender to advance its portion of any Loan (which, for purposes of this subsection (d) shall include (if and as applicable) each Incremental Tranche Loan) or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to advance its portion of any Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to advance its portion of such Loan or to perform any other obligation to be made or performed by such other Lender.

(e)    Assumptions Regarding Funding by Lenders. Unless the Administrative Agent shall have been notified by any Lender that such Lender will not make available to the Administrative Agent a Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the applicable Borrower the amount of such Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Loan, then such Lender and the Borrowers severally agree to pay to the Administrative Agent on demand the amount of such Loan with interest thereon, for each day from and including the date such Loan is made available to the applicable Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by any Borrower, the interest rate applicable to the Type of Loan elected by the Borrower Representative, in the Notice of Borrowing. If any Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Loan, the amount so paid shall constitute such Lender’s Loan included in the borrowing. Any payment by any Borrower shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make available the proceeds of a Loan to be made by such Lender.

Section 2.3. [INTENTIONALLY OMITTED]

Section 2.4. [INTENTIONALLY OMITTED]

Section 2.5. [INTENTIONALLY OMITTED]

Section 2.6. Rates and Payment of Interest on Loans.

(a)    Rates. The Borrowers promise to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender to the Borrowers for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)    during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans; and

(ii)    during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin for LIBOR Loans.

Notwithstanding the foregoing, (a) automatically upon any Event of Default under Section 11.1.(a), (e) or (f), or (b) at the option of the Requisite Lenders (upon notice to the Borrower Representative) while any other Event of Default exists, the Borrowers shall pay to the Administrative Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender to Borrowers and on any other amount payable by the Borrowers hereunder or under the Notes held by such Lender to or for the account of such Lender (including, without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)    Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (x) (i) in the case of a LIBOR Loan, on the last Business Day of the Interest Period applicable to such LIBOR Loan (but in any event not less frequently than once every three calendar months) and (ii) in the case of all other Loans, monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the date such Loan is made and (y) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrowers for all purposes, absent manifest error.

(c)    Company Information Used to Determine Applicable Interest Rates. The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower Representative (the “Company Information”). If it is subsequently determined that any such Company Information was incorrect (for whatever reason, including, without limitation, because of a subsequent restatement of earnings by the Company) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then such interest rate and such fees for such period shall be automatically recalculated using correct Company Information. The Administrative Agent shall promptly notify the Borrower Representative in writing of any additional interest and fees due because of such recalculation, and the Borrowers shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within ten (10) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s or any Lender’s other rights under this Agreement.

Section 2.7. Number of Interest Periods.

There may be no more than five (5) Interest Periods with respect to any Tranche of Loans outstanding at the same time.

Section 2.8. Repayment of Loans.

(a)    Tranche A-1 Loans. The applicable Borrower of the Tranche A-1 Loans shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Tranche A-1 Loans on the Tranche A-1 Maturity Date in Dollars (or such earlier date on which the Tranche A-1 Loans become due or are declared due in accordance with this Agreement). For the avoidance of doubt, all Borrowers are jointly and severally liable for repayment obligations with respect to each of the Tranche A-1 Loans.

(b)    Tranche A-2 Loans. The applicable Borrower of the Tranche A-2 Loans shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Tranche A-2 Loans on the Tranche A-2 Maturity Date in Dollars (or such earlier date on which the Tranche A-2 Loans become due or are declared due in accordance with this Agreement). For the avoidance of doubt, all Borrowers are jointly and severally liable for repayment obligations with respect to each of the Tranche A-2 Loans.

(c)    Incremental Tranche Loans. The applicable Borrower of any Incremental Tranche Loans shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, Incremental Tranche Loans on the Maturity Date for the related Incremental TL Tranche in Dollars (or such earlier date on which the Incremental Tranche Loans become due or are declared due in accordance with this Agreement). For the avoidance of doubt, all Borrowers are jointly and severally liable for repayment obligations with respect to each of the Incremental Tranche Loans.

Section 2.9. Prepayments.

(a)    Optional. Subject to Section 5.4., the Borrowers may, upon notice to the Administrative Agent, prepay any Loan in full or in part at any time without premium or penalty. The Borrower Representative shall give the Administrative Agent written notice (such notice must be in a form acceptable to the Administrative Agent) by 11:00 a.m. New York City time (i) at least three (3) Business Days prior to the prepayment in the case of any LIBOR Loan and (ii) on the Business Day of the prepayment, in the case of any Base Rate Loan. Any prepayment of LIBOR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) and Tranche(s) of Loans to be prepaid and, if LIBOR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Commitment Percentage in respect of the relevant Tranche). If such notice is given by the Borrower Representative, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that any notice of prepayment may be conditioned upon the consummation of any financing or acquisition or similar transaction and, to the extent such condition is not satisfied by the effective date specified therein, such notice of prepayment may be revoked or the effective date specified therein may be delayed. Any prepayment of a LIBOR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 5.4. Each prepayment of the outstanding Loans pursuant to this Section 2.9.(a) shall be applied as directed by the Borrower Representative, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Commitment Percentages in respect of each of the relevant Tranche(s).

(b)    Mandatory~~. Promptly upon (and in any event not later than three (3) Business Days after) the receipt thereof by a Group Member after the Funding Date, the Borrowers shall prepay the Outstanding Amount of the Tranche A-1 Loans (or, to the extent that the aggregate Tranche A-1 Commitments have not been reduced to zero, the Borrowers may, in their discretion, elect to reduce the aggregate Tranche A-1 Commitments (in accordance with the provisions set forth in Section 2.13.(a)) in lieu of prepaying the Outstanding Amount of the Tranche A-1 Loans) in an amount equal to 100% of the Net Cash Proceeds of each of the following (each, a “Prepayment Receipt”):~~ Prepayments During Covenant Relief Period. Unless otherwise consented to by the Requisite Lenders, during the Covenant Relief Period, and subject to the terms of any applicable Intercreditor Agreement, the Company will be required to prepay Loans as set forth in this Section 2.9.(b); provided that any and all such Net Cash Proceeds shall be payable upon the aggregate amount of Net Cash Proceeds with respect to any category of transactions described in clauses (A) through (C) below exceeding $10,000,000.

~~(i)    Asset Sales and Casualty Events on or after the Closing Date; provided, however, that with respect to any Net Cash Proceeds of any Casualty Event, at the election of the Borrowers (as notified by the Borrower Representative to the~~

~~Administrative Agent on or prior to the date of receipt of such Net Cash Proceeds), a Group Member may apply, within 360 days after the receipt thereof, such Net Cash Proceeds to replace or repair the equipment, fixed assets or real property in respect of which such Net Cash Proceeds were received; and provided, further, however, that any Net Cash Proceeds not so applied shall be immediately applied to the prepayment of the Tranche A-1 Loans as set forth in this Section 2.9.(b);~~

~~(ii)    the sale or issuance (other than any Permitted Equity Issuance) on or after the Closing Date of Equity Interests (including, without limitation, any securities convertible or exchangeable into or exercisable for equity securities, other equity-linked securities or hybrid debt-equity securities, any forward sale of equity securities or similar transaction) in any Group Member to any Person that is not a Group Member to the extent that such Net Cash Proceeds, when taken together with the Net Cash Proceeds of all such issuances, exceeds $15,000,000; and~~

~~(iii)    the issuance or incurrence on or after the Closing Date of Specified Indebtedness of any Group Member owing to any Person that is not a Group Member.~~

(A)    Debt Issuances. The Company shall make mandatory principal prepayments of the Loans in the manner set forth in clause (D) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance occurring during the Covenant Relief Period other than (i) Indebtedness incurred under this Agreement or the Existing Credit Agreement; (ii) Permitted Refinancing Indebtedness; (iii) to the extent elected by the Company, COVID-19 Relief Funds; (iv) to the extent constituting borrowed money, Capitalized Lease Obligations in respect of Qualified Ground Leases; (v) to the extent constituting borrowed money, any Capital Lease Obligations or purchase money indebtedness incurred to finance Permitted Capital Expenditures; and (vi) Indebtedness incurred by the Parent or any Subsidiary of the Parent from the Parent or any Subsidiary of the Parent to the extent permitted to be incurred under this Agreement. Such prepayment shall be made within three (3) Business Days after the Net Cash Proceeds Receipt Date of any such Debt Issuance.

(B)    Equity Issuances. The Company shall make mandatory principal prepayments of the Loans in the manner set forth in clause (D) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Equity Issuance occurring during the Covenant Relief Period other than (i) Net Cash Proceeds received pursuant to an issuance or sale of common stock of any Parent Entity to executives, management or employees of the Parent or any of its Subsidiaries, including, without limitation, pursuant to any employee stock option, stock purchase plan, employee benefit plan or other similar arrangements in existence from time to time; and (ii) so long as no Default or Event of Default has occurred and is continuing, Net Cash Proceeds from Equity Issuances in an aggregate amount up to $500,000,000 that are applied to the acquisition of one or more Hotel Properties or any capital expenditures with respect to Hotel Properties; provided that, in each case, any such Hotel Property shall be an Eligible Property included in the calculation of Unencumbered Asset Value at all times during the Covenant Relief Period. Such prepayment shall be made within three (3) Business Days after the Net Cash Proceeds Receipt Date of any such Equity Issuance.

(C)    Asset Dispositions and Insurance and Condemnation Events. The Company shall make mandatory principal prepayments of the Loans in the manner set forth in clause (D) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds received during the Covenant Relief Period from (i) any non-ordinary course Asset Disposition occurring during the Covenant Relief Period (for the avoidance of doubt, any transaction pursuant to a Hotel Sale Agreement (whether or not permitted hereunder) and Asset Dispositions pursuant to transfers of Equity Interests in, or issuance of Equity Interests by, Subsidiaries (other than any such transfers or issuances that do not result in a reduction in the value of the direct or indirect ownership interest of the Company in such Subsidiary) shall be deemed to be non-ordinary course); provided that there shall be excluded from this clause (i) any Net Cash Proceeds (1) received from sales of personal property not constituting Equity Interests, (2) that are held for application in connection with an exchange or swap of Property (which Property shall become an Eligible Property included in the calculation of Unencumbered Asset Value at all times during the Covenant Relief Period after the applicable acquisition date thereof) in a transaction covered by Section 1031 of the Internal Revenue Code; or (3) received from intercompany transfers (other than to an entity that is or becomes a non-Wholly Owned Subsidiary or an Excluded Subsidiary at any time during the Covenant Relief Period unless pursuant to any intercompany Investment that is permitted by Section 10.11.(d)) or (ii) any Insurance and Condemnation Event occurring during the Covenant Relief Period (except to the extent the Company shall confirm to the Administrative Agent that the Company has a reasonable expectation to reinvest such Net Cash Proceeds from such Insurance and Condemnation Event in the restoration or rebuilding of the applicable affected asset. Such prepayments shall be made within three (3) Business Days after the Net Cash Proceeds Receipt Date of such Asset Disposition or Insurance and Condemnation Event, as applicable.

(D)    Notice; Manner of Payment. Upon the occurrence of any Prepayment Event, the Company shall promptly deliver notice thereof to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Loans required under this Section 2.9.(b)shall be applied as follows:

(i)    first, if the aggregate Revolving Credit Exposure immediately prior to the applicable Net Cash Proceeds Receipt Date (or, for the avoidance of doubt, immediately after giving effect to any mandatory prepayment required pursuant to clauses (ii) and (iii) below) shall be less than or equal to $750,000,000, to the Company in an aggregate amount under this clause (i) for all Net Cash Proceeds required to be paid in respect of Prepayment Events above up to $350,000,000;

(ii)     second, unless such amounts may otherwise be applied pursuant to clause (i) above, if the aggregate Revolving Credit Exposure immediately prior to the applicable Net Cash Proceeds Receipt Date shall be greater than

$750,000,000, to the outstanding principal amount of the Revolving Credit Loans (without any corresponding reduction of the Revolving Credit Commitments) in an aggregate amount under this clause (ii) for all Net Cash Proceeds required to be paid in respect of Prepayment Events above up to $150,000,000;

(iii)     third, unless such amounts may otherwise be applied pursuant to clause (i) or (ii) above, in equal amounts to the outstanding principal amount of the Revolving Credit Loans (without any corresponding reduction of the Revolving Credit Commitments) and to the Term Loans until such time as the aggregate amount of all Net Cash Proceeds applied under clauses (i), (ii) and (iii) of this Section 2.9.(b)(D) shall equal $750,000,000;

(iv)     fourth, to the outstanding principal amount of the Term Loans until paid in full; and

(v)     fifth, in amounts equal to (x) 75% of such Net Cash Proceeds under this clause (v) to the outstanding principal amount of the Revolving Credit Loans (without any corresponding reduction of the Revolving Credit Commitments) and (y) 25% of such Net Cash Proceeds under this clause (v) to the outstanding principal amounts of the Loans.

(E)     Prepayment of LIBOR Loans. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.4.; provided that, so long as no Default or Event of Default shall have occurred and be continuing, if any prepayment of LIBOR Loans is required to be made under this Section 2.9.(b) prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.9.(b) in respect of any such LIBOR Loan prior to the last day of the Interest Period therefor, the Company may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into an account held at, and subject to the sole control of, the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Company or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.9.(b). Upon the occurrence and during the continuance of any Default or Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Company or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.9.(b).

(c)     No Effect on Derivatives Contracts. Except to the extent provided pursuant to the terms of a Derivatives Contract, no repayment or prepayment of the Loans pursuant to this Section shall affect any Person’s obligations under such Derivatives Contract entered into for the purposes of hedging such Person’s obligations with respect to the Loans.

Section 2.10. Continuation.

So long as no Default or Event of Default exists, the Borrower Representative may on any Business Day, with respect to any LIBOR Loan elect to maintain such Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such Loan. Each Continuation of a LIBOR Loan shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the first day of such Interest Period. Each selection of a new Interest Period shall be made by the Borrower Representative’s giving to the Administrative Agent a Notice of Continuation not later than 11:00 a.m. New York City time on the third (3rd) Business Day prior to the date of any such Continuation. Any notice by the Borrower Representative of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans or portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrowers once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation. If the Borrower Representative shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Continue as a LIBOR Loan with an Interest Period of one month; provided, however that if a Default or Event of Default exists, unless repaid such Loan will automatically Convert into a Base Rate Loan on the last day of the current Interest Period therefor, notwithstanding the first sentence of Section 2.11. or the Borrower Representative’s failure to comply with any of the terms of such Section 2.11.

Section 2.11. Conversion.

So long as no Default or Event of Default exists, the Borrower Representative may on any Business Day, upon the Borrower Representative’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of written communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, that a Base Rate Loan may not be Converted into a LIBOR Loan if a Default or Event of Default exists. Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Each Conversion of LIBOR Loans into Base Rate Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Each such Notice of Conversion shall be given not later than 11:00 a.m. New York City time three (3) Business Days prior to the date of any proposed Conversion of Base Rate Loans into LIBOR Loans or of any proposed Conversion of LIBOR Loans into Base Rate Loans. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of written communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and

(e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. If the Borrower Representative shall elect a conversion to LIBOR Loans but fail to select an Interest Period for any LIBOR Loan in accordance with this Section, the Borrower Representative shall be deemed to have selected an Interest Period of one month and if the Borrower Representative fails to give a timely notice requesting a Conversion to LIBOR Loans, then the applicable Loans shall be Continued as Base Rate Loans. Each Notice of Conversion shall be irrevocable by and binding on the Borrowers once given.

Section 2.12. Notes.

(a)     Notes. In the case of each Lender that has notified the Borrower Representative (through the Administrative Agent) in writing that it elects to receive a Note with respect to any of its Commitments, the applicable Loans made by such Lender shall, in addition to this Agreement, also be evidenced by such Note, payable to the order of such Lender in a principal amount equal to the amount of its applicable Commitment(s), and otherwise duly completed, executed and delivered by the Borrowers to such Lender (through the Administrative Agent).

(b)     Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrowers absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrowers under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8. shall be controlling.

(c)     Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower Representative of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower Representative, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrowers shall at their own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.13. Termination or Reduction of Commitments.

(a)     Optional. The Borrower Representative shall have the right to terminate or reduce the aggregate unused amount of either Tranche of Commitments at any time and from time to time without penalty or premium upon not less than three (3) Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof, which Tranche of Commitments is being terminated or reduced and the amount of any such reduction (or, in the case of any termination in full of any Tranche of Commitments, such later notice as is reasonably acceptable to the Administrative Agent) (which in the case of any partial reduction of either Tranche of Commitments shall not be less than $5,000,000 and integral multiples of $1,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the

Administrative Agent of any notice satisfying such requirements (a “Commitment Reduction Notice”); provided, that any Commitment Reduction Notice may be conditioned upon the consummation of any financing or acquisition or similar transaction and, to the extent such condition is not satisfied by the effective date specified therein, such Commitment Reduction Notice may be revoked or the effective date specified therein may be delayed. Promptly after receipt of a Commitment Reduction Notice the Administrative Agent shall notify each Lender of the proposed termination or Commitment reduction. Without limitation of the provisions of Section 2.17., any Commitments, once reduced or terminated pursuant to this Section, may not be increased or reinstated. The Borrowers shall pay all fees on the Commitments subject to such termination or reduction accrued to the date of such reduction or termination of such Commitments to the Administrative Agent for the account of the Lenders. Any reduction of a Tranche of Commitments shall be applied to the applicable Tranche of Commitments of each Lender according to its Applicable Commitment Percentage.

(b)     Mandatory.

(i)     The Tranche A-1 Commitment of a Tranche A-1 Lender shall be automatically and permanently reduced by the amount of each Tranche A-1 Loan made by such Lender. The aggregate unfunded Tranche A-1 Commitments shall be automatically and permanently reduced to zero on the Tranche A-1 Commitment Termination Date.

(ii)     The Tranche A-2 Commitment of a Tranche A-2 Lender shall be automatically and permanently reduced by the amount of each Tranche A-2 Loan made by such Lender. The aggregate unfunded Tranche A-2 Commitments shall be automatically and permanently reduced to zero on the Tranche A-2 Commitment Termination Date.

(iii)     On or prior to the Funding Date, the aggregate unfunded Tranche A-1 Commitments shall be automatically and permanently reduced by the amount of each Prepayment Receipt received by a Group Member on or after the Closing Date and on or prior to the Funding Date. Any reduction of the Tranche A-1 Commitments pursuant to this Section 2.13.(b)(iii) shall be applied to the Tranche A-1 Commitments of each Tranche A-1 Lender according to its Tranche A-1 Commitment Percentage.

(iv)     The Incremental TL Commitment of an Incremental TL Lender shall be automatically and permanently reduced by the amount of each Incremental Tranche Loan made by such Lender.

Section 2.14. [INTENTIONALLY OMITTED]

Section 2.15. [INTENTIONALLY OMITTED]

Section 2.16. [INTENTIONALLY OMITTED]

Section 2.17. Incremental Facilities.

(a)     At any time on or after the Funding Date, the Borrower Representative shall have the right to request increases in the amount of the aggregate Tranche A-1 Commitments (“Incremental Tranche A-1 Increase”), to request increases in the amount of the aggregate Tranche A-2 Commitments (“Incremental Tranche A-2 Increase”) or to add one or more new pari passu term loan tranches (“Incremental TL Tranches”, and together with each Incremental Tranche A-1 Increase and Incremental Tranche A-2 Increase, the “Incremental Facilities”) (or any combination of the foregoing) by providing written notice to the Administrative Agent; provided, however, that any such Incremental Facilities shall not exceed $400,000,000 in the aggregate. Each such Incremental Facility must be an aggregate minimum amount of $25,000,000 and integral multiples of $1,000,000 in excess thereof and, with respect to any Incremental Tranche A-1 Increase or Incremental Tranche A-2 Increase, shall identify the applicable Tranche(s) to be increased. The Lead Arranger, in consultation with the Borrower Representative, shall manage all aspects of the syndication of such Incremental Facilities, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to Incremental Facilities among such existing Lenders and/or other banks, financial institutions and other institutional lenders. Notwithstanding the foregoing, participation in all or any portion of such Incremental Facility may be offered by the Lead Arranger to any existing Lender in the applicable Tranche selected by the Borrower Representative or to any other bank, financial institution or other institutional lender selected by the Borrower Representative, subject to the approval of the Administrative Agent, in each case to the extent set forth in clause (v) of subsection (f) below. No Lender shall be obligated in any way whatsoever to increase any of its Commitments or to provide any other Incremental Facility, as applicable, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee, and any such Eligible Assignee shall become a Lender.

(b)     If a new Lender becomes a party to this Agreement as a Tranche A-1 Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Lender Joinder Agreement”), or if any existing Tranche A-1 Lender is increasing its Tranche A-1 Commitment, such Lender shall on the date it becomes a Tranche A-1 Lender hereunder or, in the case of an existing Tranche A-1 Lender, increases its Tranche A-1 Commitment (and as a condition thereto) purchase from the other Tranche A-1 Lenders its Tranche A-1 Commitment Percentage (determined with respect to the Tranche A-1 Lenders’ respective Tranche A-1 Commitments and after giving effect to the increase of Tranche A-1 Commitments) of any outstanding Tranche A-1 Loans, by making available to the Administrative Agent for the account of such other Tranche A-1 Lenders, in immediately available funds, an amount equal to the sum of (A) the portion of the Outstanding Amount of such Tranche A-1 Loans to be purchased by such Lender, plus (B) interest accrued and unpaid to and as of such date on such portion of the Outstanding Amount of such Tranche A-1 Loan. The Borrowers shall pay to the Tranche A-1 Lenders amounts payable, if any, to such Tranche A-1 Lenders under Section 5.4. as a result of the prepayment of any such Tranche A-1 Loans.

(c)     If a new Lender becomes a party to this Agreement as a Tranche A-2 Lender pursuant to a New Lender Joinder Agreement, or if any existing Tranche A-2 Lender is increasing its Tranche A-2 Commitment, such Lender shall on the date it becomes a Tranche A-2 Lender hereunder or, in the case of an existing Tranche A-2 Lender, increases its Tranche A-2 Commitment (and as a condition thereto) purchase from the other Tranche A-2 Lenders its Tranche A-2 Commitment Percentage (determined with respect to the Tranche A-2 Lenders’ respective Tranche A-2 Commitments and after giving effect to the increase of Tranche A-2 Commitments) of any outstanding Tranche A-2 Loans, by making available to the Administrative Agent for the account of such other Tranche A-2 Lenders, in immediately available funds, an amount equal to the sum of (A) the portion of the Outstanding Amount of such Tranche A-2 Loans to be purchased by such Lender, plus (B) interest accrued and unpaid to and as of such date on such portion of the Outstanding Amount of such Tranche A-2 Loan. The Borrowers shall pay to the Tranche A-2 Lenders amounts payable, if any, to such Tranche A-2 Lenders under Section 5.4. as a result of the prepayment of any such Tranche A-2 Loans.

(d)     Incremental Tranche Loans shall be made in accordance with the conditions and procedures set forth in subsections (b) through (e) of Section 2.2. Incremental TL Tranches and Incremental Tranche Loans may be made hereunder pursuant to an amendment or an amendment and restatement (an “Incremental Facility Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Incremental TL Lender (including any new Lender becoming a party to this Agreement as an Incremental TL Lender) with respect to such Incremental TL Tranche and the Administrative Agent. Notwithstanding anything to the contrary in Section 13.7., the Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.17. Each Incremental TL Tranche and the related Incremental Tranche Loans will be on such terms (including as to amortization and maturity) as are agreed to by the Borrowers and each Incremental TL Lender with respect to such Incremental TL Tranche and, if the terms of such Incremental TL Tranche and the related Incremental Tranche Loans (other than final maturity) are not the same as any then existing Tranche, such terms shall be reasonably acceptable to the Administrative Agent and each Incremental TL Lender, but such Incremental Tranche Loans will not in any event have a maturity date earlier than the latest Maturity Date of any then existing Tranche.

(e)     Incremental TL Commitments, and the Loans made pursuant thereto, shall be on the same terms (and subject to the same terms and conditions) as the Tranche of Commitments being increased and the existing Loans thereunder. Loans made pursuant to any Incremental Facilities shall rank pari passu in right of payment, and shall be secured and guaranteed on a pari passu basis, with the then existing Loans.

(f)     The effectiveness of Incremental Facilities under this Section are subject to the following conditions precedent: (v) the approval (which approval shall not be unreasonably withheld or delayed) of any new Lender (other than an Eligible Assignee) by the Administrative Agent, (w) no Default or Event of Default shall be in existence on the effective date of such Incremental Facility, (x) the representations and warranties made or deemed made by the Company or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall be true and correct in all respects) on the effective date of such increase with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Loan Documents, (y) the Borrowers shall pay any applicable fees as are payable in connection with such Incremental Facility and (z) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the secretary or assistant secretary (or other individual performing similar functions) of (A) all corporate, partnership, member or other necessary action taken by the Borrowers to authorize such Incremental Facility and (B) all corporate, partnership, member or other necessary action taken by each Guarantor authorizing the guaranty of such Incremental Facility; (ii) a supplement to this Agreement executed by the Borrowers and any Lender providing such Incremental Facility which supplement may include such amendments to this Agreement as the Administrative Agent deems reasonably necessary or appropriate to implement the transactions contemplated by this Section 2.17., together with the consent of the Guarantors thereto; (iii) if requested by the Administrative Agent or any new Lender or Lender providing such Incremental Facility, an opinion of counsel to the Loan Parties, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; (iv) if requested by any Incremental TL Lender, a new Note executed by the Borrowers, payable to such Lender in the amount of its Incremental TL Commitment; (v) if requested by any existing Lender increasing any of its Commitments, a replacement Note executed by the Borrowers, payable to such Lender, in the amount of such Lender’s applicable Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the applicable Commitment; and (vi) upon the reasonable request of any Incremental TL Lender, all necessary information in connection with the Patriot Act, the Beneficial Ownership Regulation (including a Beneficial Ownership Certification), “know your customer” requirements, and other customary requirements, in each case to be delivered by the Loan Parties not later than five (5) Business Days prior to the date such Incremental Facility becomes effective to the extent such information is requested not later than ten (10) Business Days prior to such date. In connection with any Incremental Facility pursuant to this Section 2.17., any Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

Section 2.18. Funds Transfer Disbursements.

Each Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by the Borrower Representative to the account designated in the Disbursement Instruction Letter or to such other account designated by the Borrower Representative in an updated Disbursement Instruction Letter delivered to the Administrative Agent.

Section 2.19. [INTENTIONALLY OMITTED]

Section 2.20. [INTENTIONALLY OMITTED]

Section 2.21. Designation of Subsidiary Borrowers.

(a)     Subject to Sections 2.21.(b) and 6.4., the Borrower Representative may at any time and from time to time upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree) designate any Eligible Domestic Subsidiary or Eligible Foreign Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement (which document may include certain limitations of the obligations of a Foreign Subsidiary signatory thereto in respect of this Agreement which are required pursuant to applicable laws of the jurisdiction of organization of such Foreign Subsidiary and which are mutually agreed upon by the Administrative Agent and the Borrower Representative) executed by such Subsidiary and the Borrower Representative and the satisfaction of the other conditions precedent set forth in Section 6.4., and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Borrower Representative shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when a Default or Event of Default exists. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender. Without limiting the foregoing and except as otherwise expressly provided in Section 13.7., in connection with the initial designation of any Borrower as a Subsidiary Borrower that is a Foreign Subsidiary, this Agreement may be amended pursuant to an amendment or an amendment and restatement (a “Foreign Subsidiary Borrower Amendment”) executed by the Borrower Representative, the applicable Foreign Subsidiary and the Administrative Agent, without the consent of any other Lenders, in order to effect such amendments to this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and its counsel, to effect this Section 2.21. as it relates to such Foreign Subsidiary or its home jurisdiction. Such Foreign Subsidiary Borrower Amendment may be in addition to, or in substitution for, a Borrowing Subsidiary Agreement.

(b)     Notwithstanding anything to the contrary in this Agreement, if any Lender determines that, as a result of any applicable law, rule, regulation or treaty or any applicable request, rule, requirement, guideline or directive (whether or not having the force of law) of any Governmental Authority, it is or it becomes unlawful, or shall otherwise determine that it would constitute a violation of such Lender’s internal policies, for such Lender to perform any of its obligations as contemplated by this Agreement with respect to any Subsidiary Borrower or any Eligible Foreign Subsidiary or for such Lender to fund or maintain any participation or any Loan to any Subsidiary Borrower or any Eligible Foreign Subsidiary:

(i)     such Lender shall promptly notify the Administrative Agent upon becoming aware of such event;

(ii)     (x) such Eligible Foreign Subsidiary shall not be permitted to become a Subsidiary Borrower and (y) the obligations of all Lenders to make, convert or continue any participations and Loans to such Subsidiary Borrower shall be suspended, as the case may be, in each case until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist; and

(iii)     the Borrowers shall repay any outstanding participations or Loans made to such Subsidiary Borrower on the last day of the Interest Period for each Loan occurring after the Administrative Agent has notified the Borrower Representative or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law).

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1. Payments.

(a)     Payments by Borrowers. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrowers, or the Borrower Representative on behalf of the Borrowers, under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim (excluding Taxes required to be withheld pursuant to Section 3.10.), to the Administrative Agent at the Principal Office, not later than 2:00 p.m. New York City time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 11.4., the Borrower Representative shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrowers hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. In the event the Administrative Agent fails to pay such amounts to such Lender on the Business Day of receipt of such amounts if received by the Administrative Agent by 11:00 a.m. New York City time on such day or, if received by the Administrative Agent later than 11:00 a.m. New York City time, then within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b)     [Intentionally Omitted]

(c)     Presumptions Regarding Payments by Borrowers. Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that Borrowers will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2. Pro Rata Treatment.

Except to the extent otherwise provided herein, including, without limitation, Sections 3.9.(c), 3.9.(h), 5.6. and 13.7.(d): (a) each borrowing from a Tranche under Section 2.2.(a) shall be made from the Lenders under that Tranche, each payment of the fees under the second sentence of Section 3.5.(a) or the second sentence of Section 3.5.(b) shall be made for the account of such Lenders, and each termination or reduction of the amount of a Tranche of Commitments under Section 2.13. shall be applied to the applicable Commitments of the Lenders under that Tranche, pro rata according to the amounts of their respective applicable Commitments; (b) each payment or prepayment of the principal of Loans outstanding under a Tranche shall be made for the account of the Lenders under that Tranche pro rata in accordance with the respective unpaid principal amounts of such Loans held by them; provided that, subject to Section 3.9., if immediately prior to giving effect to any such payment the Outstanding Amount of the Loans outstanding under a Tranche shall not be held by the Lenders under that Tranche pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to such Loans in such manner as shall result, as nearly as is practicable, in the Outstanding Amount of such Loans being held by such Lenders pro rata in accordance with such respective applicable Commitments; (c) each payment of interest on Loans outstanding under a Tranche shall be made for the account of the Lenders under that Tranche pro rata in accordance with the amounts of interest on such Loans then due and payable to such Lenders; and (d) the making, Conversion and Continuation of Loans outstanding under a Tranche of a particular Type (other than Conversions provided for by Sections 5.1.(c) and 5.5.) shall be made pro rata among the Lenders under that Tranche according to the Outstanding Amounts of their Loans under that Tranche and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous.

Section 3.3. Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement or shall obtain payment on any other Obligation owing by any Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf of any Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Derivatives Obligations) not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 11.4., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 11.4., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers.

Section 3.4. Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5. Fees.

(a)     The Borrowers will pay to the Administrative Agent, for the account of each Tranche A-1 Lender in accordance with its Tranche A-1 Commitment Percentage, a per annum unused fee (the “Tranche A-1 Unused Fee”) of 0.25% (25 basis points) times the actual daily amount of the aggregate Tranche A-1 Commitments then outstanding, which fee began accruing on August 3, 2019. The Tranche A-1 Unused Fee shall be payable in full on the earlier of (i) the date that aggregate Tranche A-1 Commitments have been reduced to zero pursuant to Section 2.13.(a) or the first sentence of Section 2.13.(b)(i) and (ii) the Tranche A-1 Commitment Termination Date.

(b)     The Borrowers will pay to the Administrative Agent, for the account of each Tranche A-2 Lender in accordance with its Tranche A-2 Commitment Percentage, a per annum unused fee (the “Tranche A-2 Unused Fee”) of 0.25% (25 basis points) times the actual daily amount of the aggregate Tranche A-2 Commitments then outstanding, which fee began accruing on August 3, 2019. The Tranche A-2 Unused Fee shall be payable in full on the earlier of (i) the date that aggregate Tranche A-2 Commitments have been reduced to zero pursuant to Section 2.13.(a) or the first sentence of Section 2.13.(b)(ii) and (ii) the Tranche A-2 Commitment Termination Date.

(c)     The Borrowers shall pay to Lead Arranger and the Administrative Agent for their respective accounts fees in the amounts and at the times specified in the Fee ~~Letter~~Letters .

(d)     All fees paid pursuant to this Section 3.5. shall be nonrefundable under any circumstances.

Section 3.6. Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed, except that interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed.

Section 3.7. Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by any Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless such Borrower or other Loan Party (or the Borrower Representative on behalf of such Borrower or other Loan Party) shall notify the respective Lender in writing that such Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrowers not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrowers under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrowers for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.6.(a)(i) and (ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.8. [INTENTIONALLY OMITTED].

Section 3.9. Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)     Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders and in Section 13.7.

(b)     Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.4. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made when the applicable conditions set forth in Article VI. were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)     Certain Fees. No Defaulting Lender shall be entitled to receive the Fee payable under Section 3.5.(a) or (b) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been paid to that Defaulting Lender).

(d)     [Intentionally Omitted]

(e)     [Intentionally Omitted]

(f)     Defaulting Lender Cure. If the Borrower Representative and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Applicable Commitment Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that, subject to Section 13.22., except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g)     [Intentionally Omitted]

(h)     Purchase of Defaulting Lender’s Commitments. During any period that a Lender is a Defaulting Lender, the Borrower Representative may, by the Borrower Representative’s giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender, and upon such demand such Defaulting Lender shall promptly, so long as such assignment shall not conflict with Applicable Law, assign its Commitments, its Loans and all of its other interests, rights and obligations under this Agreement and the Loan Documents to an Eligible Assignee subject to and in accordance with the provisions of Section 13.6.(b). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender that is not a Defaulting Lender may, but shall not be obligated to, in its sole discretion, acquire the face amount of all or a portion of such Defaulting Lender’s Commitments and Loans via an assignment subject to and in accordance with the provisions of Section 13.6.(b). In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Assumption and, notwithstanding Section 13.6.(b), shall pay to the Administrative Agent an assignment fee in the amount of $7,500 (or such lesser amount as the Administrative Agent shall agree). The exercise by the Borrower Representative of its rights under this Section shall be at the Borrowers’ sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.

Section 3.10. Foreign Lenders; Taxes.

(a)     Applicable Law. For purposes of this Section, the term “Applicable Law” includes FATCA.

(b)     Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by such Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)     Payment of Other Taxes by the Borrowers. The Borrowers and the Guarantors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)     Indemnification by the Borrowers. The Borrowers and the other Guarantors shall jointly and severally indemnify each Recipient, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.

(e)     Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Borrower or a Guarantor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.6. relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.

(f)     Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower or any Guarantor to a Governmental Authority pursuant to this Section, such Borrower or such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)     Status of Lenders.

(i)     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)     Without limiting the generality of the foregoing:

(A)     any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an electronic copy of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower

Representative or the Administrative Agent), whichever of the following is applicable:

(I)     in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy of an executed IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)     an electronic copy of an executed IRS Form W-8ECI;

(III)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to any Borrower described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(IV)     to the extent a Foreign Lender is not the beneficial owner, an electronic copy of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner;

(C)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an electronic copy of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)     if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrower Representative and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(h)     Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)     Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV. [INTENTIONALLY OMITTED.]

ARTICLE V. YIELD PROTECTION, ETC.

Section 5.1. Additional Costs; Capital Adequacy.

(a)     Capital Adequacy. If any Lender determines that any Regulatory Change affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time, within thirty (30) days after written demand by such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(b)     Additional Costs. In addition to, and not in limitation of the immediately preceding subsection (a), the Borrowers shall promptly pay to the Administrative Agent on its own account or for the account of a Lender from time to time such amounts as the Administrative Agent or such Lender may determine to be necessary to compensate the Administrative Agent or such Lender for any costs incurred by the Administrative Agent or such Lender that it reasonably determines are attributable to its making or maintaining, continuing or converting of any Loans or its obligation to make, maintain, continue or convert any Loans hereunder, any reduction in any amount receivable by the Administrative Agent or such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by the Administrative Agent or such Lender of capital or liquidity in respect of its Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:

(i)     subjects the Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)     imposes or modifies any reserve, special deposit, compulsory loan, insurance charge or similar requirements (other than Regulation D of the Board or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined to the extent utilized when determining LIBOR for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder);

(iii)     has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy and liquidity); or

(iv)     imposes on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender.

(c)     Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower Representative (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue LIBOR Loans and/or the obligation of such Lender to Convert Base Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5. shall apply).

(d)     [Intentionally Omitted]

(e)     Notification and Determination of Additional Costs. Each of the Administrative Agent and each Lender, as the case may be, agrees to notify the Borrower Representative of any event occurring after the Closing Date entitling the Administrative Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent or such Lender to give such notice shall not release any Borrower from any of its obligations hereunder; provided further, that none of the Administrative Agent or the Lenders shall be entitled to claim any additional cost, reduction in amounts, loss, tax or other additional amount under this Article V. if such Person fails to provide such notice to the Borrower Representative within 180 days of the date the Administrative Agent or such Lender, as the case may be, becomes aware of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amount; provided further that, if such occurrence giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The Administrative Agent and each Lender, as the case may be, agrees to furnish to the Borrower Representative, and in the case of a Lender, to the Administrative Agent as well) a certificate setting forth in reasonable detail the basis and amount of each request for compensation under this Section. Determinations by the Administrative Agent or such Lender, as the case may be, of the effect of any Regulatory Change shall be (i) made in good faith (and not on an arbitrary or capricious basis) and consistent with such Person’s general practices under similar circumstances in respect of similarly situated customers (it being agreed that none of the Administrative Agent or any Lender shall be required to disclose any confidential or proprietary information in connection with such determination or the making of such claim) and (ii) conclusive and binding for all purposes, absent manifest error. The Borrowers shall pay the Administrative Agent and/or any such Lender, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

Section 5.2. Suspension of LIBOR Loans.

(a)     Anything herein to the contrary notwithstanding (other than Section 5.2.(b)), if, on or prior to the determination of LIBOR for any Interest Period:

~~(i)~~     the Administrative Agent shall determine (which determination shall be conclusive) that reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period;

~~(ii)~~     the Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein;

~~(iii)~~     the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period; or

~~(iv)~~     the Requisite Lenders advise the Administrative Agent that the relevant rates of interest referred to in the definition of LIBOR for such Interest Period as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lenders of making or maintaining their LIBOR Loans for such Interest Period;

then the Administrative Agent shall give the Borrower Representative and each Lender prompt notice thereof and, so long as such condition remains in effect, (i) the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrowers shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.

(b)     Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower Representative or Requisite Lenders notify the Administrative Agent (with, in the case of the Requisite Lenders, a copy to the Borrower Representative) that the Borrower Representative or Requisite Lenders (as applicable) have determined, that:

(i)     adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)     the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)     syndicated loans currently being executed, or that include language similar to that contained in this Section 5.2.(b), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Requisite Lenders have delivered to the Administrative Agent written notice that such Requisite Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower Representative.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower Representative and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower Representative may revoke any pending request for a borrowing of, Conversion to or Continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than ~~zero~~0.25% for purposes of this Agreement.

For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower Representative, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement in consultation with the Borrower Representative).

Section 5.3. Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower Representative and the Administrative Agent and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5. shall be applicable).

Section 5.4. Compensation.

The Borrowers shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its reasonable discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

~~(i)~~     any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

~~(ii)~~     any failure by the Borrowers for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Section 6.2. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, in the case of a LIBOR Loan an amount equal to the then present value of (A) the amount of interest that would have accrued on such Loan for the remainder of the Interest Period at the rate applicable to such Loan, less (B) the amount of interest that would accrue on the same Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrowers failed to borrow, Convert or Continue such LIBOR Loan, as applicable. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. Upon the request of the Borrower Representative, the Administrative Agent shall provide the Borrower Representative with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error, provided that that the determinations in such statement are made on a reasonable basis and in good faith.

Section 5.5. Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(c), Section 5.2., or Section 5.3., then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1.(c), Section 5.2., or Section 5.3., on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower Representative and, if applicable, the Administrative Agent) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 5.1.(c), Section 5.2., or Section 5.3. that gave rise to such Conversion no longer exist:

(i)     to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(ii)     all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender or the Administrative Agent, as applicable, gives notice to the Borrower Representative and, if applicable, the Administrative Agent, that the circumstances specified in Section 5.1.(c), 5.2. or 5.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender or the Administrative Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 5.6. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 5.1., and the Requisite Lenders are not also doing the same, (b) any Lender is a Non-Consenting Lender or (c) the obligation of any Lender to make or Continue LIBOR Loans or to Convert Base Rate Loans into LIBOR Loans, shall be suspended pursuant to Section 5.1.(c) or 5.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then the Company may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitments, its Loans and all of its other interests, rights and obligations under this Agreement and the Loan Documents to an Eligible Assignee subject to and in accordance with the provisions of Section 13.6.(b) for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section and the Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption, but at no time shall the Administrative Agent, such Affected Lender or any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Company of its rights under this Section shall be at the Borrowers’ sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrowers’ obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10., 5.1. or 5.4.) with respect to any period up to the date of replacement.

Section 5.7. Change of Lending Office.

Each Lender agrees that it will, in good faith, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10., 5.1. or 5.3. to reduce the liability of the Borrowers or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 5.8. Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Loans in an amount equal to the amount of such Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

ARTICLE VI. CONDITIONS PRECEDENT

Section 6.1. Initial Conditions Precedent.

(I)    Conditions to Closing Date. The effectiveness of this Agreement is subject to the satisfaction or waiver of the following conditions precedent (and upon the satisfaction or waiver of such conditions, the Closing Date shall be deemed to have occurred):

(a)    The Administrative Agent shall have received each of the following:

(i)    counterparts of this Agreement executed by each of the parties hereto;

(ii)    if requested by any Lender pursuant to Section 2.12.(a) at least three (3) days prior to the date hereof, a Note executed by the Borrowers, payable to such Lender and complying with the terms of Section 2.12.(a);

(iii)    a fully executed copy of the Merger Agreement;

(iv)    an opinion of Hogan Lovells LLP, counsel to the Company and the other Loan Parties, addressed to the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent;

(v)    the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership or other comparable organizational document (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(vi)    a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vii)    a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, in the case of each Borrower, authorized to execute and deliver on behalf of such Borrower Notices of Borrowing, Notices of Conversion and Notices of Continuation;

(viii)    copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(ix)    [intentionally omitted];

(x)    [intentionally omitted];

(xi)    a Solvency Certificate from the chief financial officer of the Parent;

(xii)    [intentionally omitted];

(xiii)    (a) GAAP audited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Parent for the fiscal years ended December 31, 2016, December 31, 2017 and December 31, 2018 and (b) GAAP unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Parent for each subsequent fiscal quarter ending after December 31, 2018 and at least 45 days prior to the Closing Date; provided that the Parent’s public filing of any required financial statements with the SEC shall constitute delivery of such financial statements for purposes of this Section 6.1.(I)(a)(xiii);

(xiv)    to the extent invoiced at least one (1) Business Day prior to the Closing Date, evidence that all accrued costs, fees and expenses (including legal fees and expenses and the fees and expenses of any other advisors required to be reimbursed under the Commitment Letter) and other compensation due and payable to the Administrative Agent, the Lead Arranger and the Lenders on the Closing Date shall have been paid; and

(xv)    all necessary information in connection with the Patriot Act, the Beneficial Ownership Regulation (including a Beneficial Ownership Certification), “know your customer” requirements, and other customary requirements, in each case to be delivered by the Loan Parties not later than five (5) Business Days prior to the Closing Date to the extent such information is requested not later than ten (10) Business Days prior to the Closing Date; and

(b)    (i)    there shall not have occurred on or after the Commitment Effective Date any amendments, modifications or waivers by PK Domestic LLC or any of its Affiliates of, or consents by PK Domestic LLC or any of its Affiliates under, the Merger Agreement that are materially adverse to the Lenders or the Lead Arranger in their respective capacities without the consent of the Lead Arranger, such consent not to be unreasonably withheld, delayed or conditioned (it being understood and agreed that (a) any (i) increase in the aggregate cash consideration to be paid under the Merger Agreement (the “Cash Merger Consideration”), if funded with equity shall not be deemed to be materially adverse to the interests of the Lenders and the Lead Arranger and shall not require the consent of the Lead Arranger to the extent funded by equity only and (ii) any decrease in the Cash Merger Consideration shall not be deemed to be materially adverse to the interests of the Lenders and the Lead Arranger if such decrease shall reduce dollar-for-dollar the Lenders’ Commitments (allocated first to the Lenders’ Tranche A-1 Commitments and second to the Lenders’ Tranche A-2 Commitments, in each case, ratably in accordance with each Lender’s Applicable Commitment Percentage) and (b) any (i) amendment or modification to the definition of “Company Material Adverse Effect” (as such term is defined in the Merger Agreement), (ii) consent or waiver given by the Company or any affiliate thereof as to any matter that would but for such consent constitute a “Company Material Adverse Effect”, or (iii) action or omission taken at the request of the Company or any affiliate thereof that would but for such request constitute a “Company Material Adverse Effect”, shall in each case be deemed to be materially adverse to the Lenders);

(ii)    the Specified Representations shall be true and correct in all material respects as of the Closing Date; and

(iii)    no Event of Default shall exist as of the Closing Date under Section 11.1.(e) (solely with respect to the Parent and the Borrowers) or Section 11.1.(f) (solely with respect to the Parent and the Borrowers).

(II)    Conditions to Funding on the Funding Date. The obligation of each Lender to make its initial Loans hereunder is subject to satisfaction or waiver of the following conditions precedent (and upon the satisfaction or waiver of such conditions, the Funding Date shall be deemed to have occurred):

(a)    the Closing Date shall have occurred;

(b)    the Merger shall have been consummated, or substantially simultaneously with the funding of the initial Loans under this Agreement shall be consummated, in accordance with the Merger Agreement, without giving effect to any amendments, modifications or waivers by PK Domestic LLC or any of its Affiliates of, or consents by PK Domestic LLC or any of its Affiliates under, the Merger Agreement that are materially adverse to the Lenders or the Lead Arranger in their respective capacities without the consent of the Lead Arranger, such consent not to be unreasonably withheld, delayed or conditioned (it being understood and agreed that (x) any (i) increase in the Cash Merger Consideration, if funded with equity shall not be deemed to be materially adverse to the interests of the Lenders and the Lead Arranger and shall not require the consent of the Lead Arranger to the extent funded by equity only and (ii) any decrease in the Cash Merger Consideration shall not be deemed to be materially adverse to the interests of the Lenders and the Lead Arranger if such decrease shall reduce dollar-for-dollar the Lenders’ Commitments (allocated first to the Lenders’ Tranche A-1 Commitments and second to the Lenders’ Tranche A-2 Commitments, in each case, ratably in accordance with each Lender’s Applicable Commitment Percentage) and (y) any (i) amendment or modification to the definition of “Company Material Adverse Effect” (as such term is defined in the Merger Agreement), (ii) consent or waiver given by the Company or any affiliate thereof as to any matter that would but for such consent constitute a “Company Material Adverse Effect”, or (iii) action or omission taken at the request of the Company or any affiliate thereof that would but for such request constitute a “Company Material Adverse Effect”, shall in each case be deemed to be materially adverse to the Lenders);

(c)    since the date of the Merger Agreement, there shall not have been an Event (as such term is defined in the Merger Agreement) that has had or would reasonably be expected to have, individually or in the aggregate, a “Company Material Adverse Effect”;

(d)    the Specified Representations shall be true and correct in all material respects as of the Funding Date;

(e)    the Merger Agreement Representations shall be true and correct in all respects as of the Funding Date;

(f)    no Event of Default shall exist as of the Funding Date under Section 11.1.(e) (solely with respect to the Parent and the Borrowers) or Section 11.1.(f) (solely with respect to the Parent and the Borrowers);

(g)    the Administrative Agent shall have received a Solvency Certificate from the chief financial officer of the Parent;

(h)    to the extent invoiced at least one (1) Business Day prior to the Funding Date (or at least three (3) Business Days prior to the Funding Date in the case of costs and expenses required to be reimbursed under the Commitment Letter), evidence that all accrued costs, fees and expenses (including legal fees and expenses and the fees and expenses of any other advisors) and other compensation due and payable to the Administrative Agent, the Lead Arranger and the Lenders on the Funding Date shall have been paid;

(i)    the Administrative Agent shall have received a Disbursement Instruction Letter; and

(j)    the Administrative Agent shall have received a timely Notice of Borrowing.

For the avoidance of doubt, the absence of a Default or Event of Default is not a condition precedent to the Funding Date.

In connection with the foregoing, the Administrative Agent may request, and PK Domestic LLC shall deliver, a certificate signed by a Responsible Officer of PK Domestic LLC that the foregoing conditions in clauses (a) through (f) have been satisfied.

Section 6.2. Conditions Precedent to All Loans After the Funding Date.

The obligations of the Lenders to make any Loans after the Funding Date are subject to the further conditions precedent that:

(a)    no Default or Event of Default shall exist as of the date of the making of such Loan or would exist immediately after giving effect thereto;

(b)    the representations and warranties made or deemed made by each Borrower or any other Loan Party in any Loan Documents to which such Loan Party is a party, shall be true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall be true and correct in all respects) on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Loan Documents; and

(c)    the Administrative Agent shall have received a timely Notice of Borrowing.

Each giving of a Notice of Borrowing, and the consummation of each borrowing of Loans referenced in this Section 6.2. shall constitute a representation to the Administrative Agent and the Lenders at the time such Loan is made that all conditions to the making of such Loan contained in Section 6.1.II. (in the case of the borrowing on the Funding Date) or Section 6.2. (in all subsequent cases) have been satisfied.

Section 6.3. Confirmation of Conditions.

The making of its initial Loan by a Lender shall constitute a confirmation by such Lender to the Administrative Agent and the other Lenders that insofar as such Lender is concerned the Borrowers have satisfied the conditions precedent for initial Loans set forth in Section 6.1.II.

Section 6.4. Conditions to Designation of a Subsidiary Borrower.

The designation of a Subsidiary Borrower pursuant to Section 2.21. is subject to the condition precedent that the Borrower Representative or such proposed Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(a)    a duly executed Borrowing Subsidiary Agreement and, if applicable, Foreign Subsidiary Borrower Amendment and any other Loan Documents reasonably requested by the Administrative Agent;

(b)    the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership or other comparable organizational document (if any) of such Subsidiary certified as of a date not earlier than thirty (30) days prior to the effective date of such Borrowing Subsidiary Agreement by the Secretary of State of the state of formation (or similar Governmental Authority) of such Subsidiary;

(c)    a certificate of good standing (or certificate of similar meaning) with respect to such Subsidiary issued as of a date not earlier than thirty (30) days prior to the effective date of such Borrowing Subsidiary Agreement by the Secretary of State of the state of formation (or similar Governmental Authority) of such Subsidiary and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state (or similar Governmental Authority) in which such Subsidiary Borrower is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(d)    a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Subsidiary with respect to each of the officers of such Subsidiary authorized to execute and deliver the Borrowing Subsidiary Agreement, the Foreign Subsidiary Borrower Amendment (if applicable), Notices of Borrowing, Notices of Conversion, Notices of Continuation and any other Loan Documents to which such Subsidiary Borrower is becoming a party;

(e)    copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Subsidiary of (A) the by-laws of such Subsidiary, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Subsidiary to authorize the execution, delivery and performance of the Borrowing Subsidiary Agreement, the Foreign Subsidiary Borrower Amendment (if applicable), and any other Loan Documents to which it is a party;

(f)    opinions of counsel to such Subsidiary (or, to the extent requested by the Administrative Agent, counsel to the Administrative Agent to the extent such opinions are customary for counsel to the Administrative Agent to provide in the applicable jurisdiction), addressed to the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by the Administrative Agent;

(g)    if requested by any Lender pursuant to Section 2.12.(a), a replacement Note executed by the Borrowers, including such Subsidiary Borrower, payable to each Lender that has requested Notes, and complying with the terms of, Section 2.12.(a);

(h)    such other instruments and documents as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request;

(i)    not less than fifteen (15) Business Days prior to the date such Subsidiary shall be proposed to become a Borrower hereunder, all documentation and other information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation (including a Beneficial Ownership Certification); and

(j)    all legal matters (including with respect to withholding tax) incident to such Subsidiary becoming a Subsidiary Borrower shall be satisfactory to the Administrative Agent and its counsel in their commercially reasonable discretion.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES

Section 7.1. Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans, each Borrower represents and warrants to the Administrative Agent and each Lender as follows:

(a)    Organization; Power; Qualification. Each of the Loan Parties and the other Subsidiaries (i) is a corporation, limited liability company, partnership or other legal entity, duly organized or formed, validly existing and, where the concept is applicable, in good standing under the jurisdiction of its incorporation or formation, except where the failure of such Person (other than any Loan Party or Eligible Property Subsidiary) to be so organized, formed, validly existing or in good standing could not reasonably be expected to have, in each instance, a Material Adverse Effect, (ii) has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted, except where the failure of such Person (other than any Loan Party or Eligible Property Subsidiary) to do so could not reasonably be expected to have, in each instance, a Material Adverse Effect and (iii) is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)    Ownership Structure.

(i)    Part I of Schedule 7.1.(b) is, as of the Closing Date, a complete and correct list of (x) all Loan Parties (other than the Parent) and all Eligible Property Subsidiaries and (y) all other Subsidiaries (other than Subsidiaries that, in the aggregate, contribute less than $10,000,000 to Total Asset Value) setting forth for each such Subsidiary, (A) the jurisdiction of organization of such Subsidiary, (B) each Person holding any Equity Interest in such Subsidiary, (C) the nature of the Equity Interests held by each such Person, (D) the percentage of ownership of such Subsidiary represented by such Equity Interests and (E) whether such Subsidiary is a Parent Entity, a Borrower, an Eligible Property Subsidiary, an Excluded Subsidiary and/or a Foreign Subsidiary.

(ii)    The Parent (or its applicable Subsidiary) owns, free and clear of all Liens (other than Liens permitted pursuant to
Section 10.2.(a)(ii)) and has the unencumbered right to vote, all outstanding Equity Interests in any Parent Entity or the Company owned directly or indirectly by the Parent.

(iii)    As of the Closing Date, except as disclosed in Schedule 7.1.(b), (A) all of the issued and outstanding capital stock of each Person identified in Schedule 7.1.(b) as organized as a corporation under the laws of any jurisdiction of the United States of America, a State thereof or the District of Columbia is validly issued, fully paid and nonassessable and (B) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any Loan Party (other than the Parent) or any Eligible Property Subsidiary identified in Schedule 7.1.(b).

(iv)    As of the Closing Date, Part II of Schedule 7.1.(b) correctly sets forth all Unconsolidated Affiliates of the Parent (other than Unconsolidated Affiliates that, in the aggregate, contribute less than $10,000,000 to Total Asset Value), including the correct legal name of such Person, the type of legal entity which each such Person organized under the laws of any jurisdiction of the United States is, and all Equity Interests in such Person held directly or indirectly by the Parent.

(v)    As of the Closing Date, there are no Subsidiaries required to be Subsidiary Guarantors or Subsidiary Borrowers that are not party to this Agreement.

(c)    Authorization of Agreement, Notes, Loan Documents and Borrowings. Each Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. Each Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee ~~Letter~~Letters to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents and the Fee ~~Letter~~Letters to which each Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally.

(d)    Compliance of Loan Documents with Laws. The execution, delivery and performance of this Agreement, the Notes, the other Loan Documents to which any Loan Party is a party and the Fee ~~Letter~~Letters in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval (other than any required filing with the SEC or filings or recordations required in connection with the perfection of any Lien on the Collateral or the Covenant Relief Period Collateral in favor of the Administrative Agent) or violate any Applicable Law (including, without limitation, Environmental Laws) relating to any Loan Party or any Eligible Property Subsidiary; (ii) conflict with, result in a breach of or constitute a default under (x) the organizational documents of any Loan Party or any Eligible Property Subsidiary, (y) the Existing Credit Agreement or (z) any material indenture, agreement or instrument to which any Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any Property now owned or hereafter acquired by any Loan Party, any Eligible Property Subsidiary or any other Subsidiary (other than Liens in favor of the Administrative Agent pursuant to any Collateral Document).

(e)    Compliance with Law; Governmental Approvals. Each Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including, without limitation, Environmental

Laws) relating to it except for any noncompliance which could not, individually or in the aggregate, reasonably be expected to result in a Default or Event of Default or have a Material Adverse Effect.

(f)    Title to Properties; Liens.

(i)    Schedule 7.1.(f)(i) is, as of the Closing Date, a complete and correct listing of all Hotel Properties of the Loan Parties and their Subsidiaries.

(ii)    Schedule 7.1.(f)(ii) is, as of the Closing Date, a complete and correct listing of all Hotel Properties designated by the Company as Eligible Properties.

(iii)    Each of the Loan Parties and all other Subsidiaries have good, marketable and legal title to, or a valid leasehold interest in, their respective assets (A) constituting Eligible Properties (subject to Permitted Liens), (B) constituting Equity Interests in any Eligible Property Subsidiary (subject to Permitted Equity Liens) and (C) all other assets (subject to Liens permitted pursuant to Section 10.2.), except where failure to possess such title or leasehold interest of any such asset under this clause (C) could, individually or in the aggregate, reasonably be expected to result in a Default or Event of Default or have a Material Adverse Effect.

(iv)    No Eligible Property is subject to any Lien other than Permitted Liens.

(v)    None of the Equity Interests in any Eligible Property Subsidiary is subject to any Lien other than Permitted Equity Liens.

(vi)    No Equity Interest in any Parent Entity (other than the Parent) or the Company is subject to any Lien other than Permitted Equity Liens and, to the extent constituting Liens, Permitted JV/Mortgage Restrictions.

(vii)    Unless otherwise waived in accordance with the terms of this Agreement, each Eligible Property satisfies all applicable requirements under the definition thereof.

(g)    Existing Indebtedness. Schedule 7.1.(g) is, as of the Closing Date, a complete and correct listing of all Indebtedness (including all Guarantees) for borrowed money or, in respect of Derivatives Contracts, of each of the Loan Parties and the other Subsidiaries, in each case with an outstanding principal amount (or notional amount, in the case of any Derivatives Contracts) of $5,000,000 or more (other than the Obligations, intercompany Indebtedness among the Company and its Subsidiaries and Hilton/HGV Retained Liabilities). As of the Closing Date, except as set forth in Schedule 7.1.(g), no monetary default exists under any such Indebtedness and, to the knowledge of any Responsible Officer, neither the Company nor any of its Subsidiaries have received notice of any other default under any such Indebtedness.

(h)    Material Contracts. Schedule 7.1.(h) is, as of the Closing Date, a true, correct and complete listing of all Material Contracts. As of the Closing Date, no event or condition which would permit any party (other than the Parent and its Subsidiaries) to any such Material Contract to terminate such Material Contract exists.

(i)    Litigation. Except as set forth on Schedule 7.1.(i), there are no actions, suits, investigations or proceedings pending (nor have any actions, suits or proceedings been threatened in writing) against or in any other way relating adversely to or affecting, any Loan Party, any other Subsidiary or any of their respective property or relating to this Agreement or any other Loan Document in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Documents or the Fee ~~Letter~~Letters.

(j)    Taxes. All federal and state income and other material tax returns of each Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed, and all federal and state income and other material taxes, assessments and other governmental charges or levies upon, each Loan Party and each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 8.6. All charges, accruals and reserves on the books of the Parent and the Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)    Financial Statements. The Company has furnished to the Administrative Agent copies of the audited combined consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal year ended December 31, 2018 and the unaudited condensed combined consolidated balance sheet of the Parent and its consolidated Subsidiaries for each subsequent fiscal quarter ending after December 31, 2018 and at least 45 days prior to the Closing Date, together with (in each case) the related consolidated statements of comprehensive income, equity and cash flow for the fiscal year and fiscal quarters ended on such date, respectively. Such balance sheet and statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly in all material respects, in accordance with GAAP consistently applied throughout the applicable periods, the consolidated financial position of the Parent and its consolidated Subsidiaries as at the date thereof and the results of operations and the cash flow for such period (subject, in the case of the unaudited statements, to changes resulting from normal year end audit adjustments and the inclusion in the final audited statements of footnotes that were not contained in the unaudited statements). Neither the Parent nor any of its Subsidiaries has on the Closing Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that are required to be included on its financial statements in accordance with GAAP as of the dates referenced for the foregoing financial statements, except (i) as referred to or reflected or provided for in the foregoing financial statements and (ii) to the extent arising under the Distribution Agreement and the Ancillary Agreements.

(l)    No Material Adverse Change. Since December 31, 2018, there have been no events, changes, circumstances or occurrences that have had, individually or in the aggregate, a Material Adverse Effect; provided that, during the Covenant Relief Period, the determination of the existence of a Material Adverse Effect (solely for purposes of any determination under clause (a) of the definition of Material Adverse Effect under this Section 7.1.(l)) shall exclude any event or circumstance resulting from the COVID-19 pandemic to the extent that (i) such event or circumstance has been disclosed in writing by the Parent to the Lenders prior to the First Amendment Effective Date, and (ii) the scope of such adverse effect is not materially greater than that which has been disclosed. As of the Closing Date, and as of the Funding Date (after giving effect to the Merger and the initial borrowings hereunder and the application of the proceeds thereof), the Parent and its Subsidiaries, on a consolidated basis, are Solvent.

(m)    Financial Information for Eligible Properties. The financial information delivered by the Company pertaining to each of the Eligible Properties to the Administrative Agent in accordance with
Section 9.4.(d)(ii) fairly presents in a summary form in accordance with Section 9.4.(d)(ii), and otherwise presents accurately in all material respects, the Net Operating Income of each such Eligible Property for the period then ended.

(n)    ERISA. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

(i)    each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws;

(ii)    with respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715; and

(iii)    (A) no ERISA Event has occurred or, to the knowledge of any Responsible Officer, is expected to occur; (B) there are no pending, or to the knowledge of any Responsible Officer, threatened, claims, actions, audits, examinations or lawsuits by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (C) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (D) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(o)    Absence of Default.

(i)    None of the Loan Parties or the Eligible Property Subsidiaries is in material default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents.

(ii)    No event has occurred, which has not been remedied, cured or waived, which, in any case, constitutes a Default or an Event of Default.

(p)    Environmental Laws.

(i)    Each of the Loan Parties and the other Subsidiaries: (A) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (B) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (C) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (A) through (C) the failure to obtain or to comply with could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii)    Except for any of the following matters that could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, no Responsible Officer has any knowledge of, or has received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to the Parent or any Subsidiary, their respective businesses, operations or with respect to the Properties, may: (A) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (B) cause or contribute to any other potential common law or legal claim or other liability, or (C) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (A) through (C) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law.

(iii)    There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the knowledge of a Responsible Officer, threatened, against any Loan Party or any other Subsidiary relating in any way to Environmental Laws which reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iv)    None of the Eligible Properties and, except to the extent that such listing could not reasonably be expected to have a Material Adverse Effect, none of the other Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law.

(v)    To the knowledge of a Responsible Officer, no Hazardous Materials generated at or transported from any of the Properties is or has been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(q)    Investment Company. No Loan Party, nor any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r)    Margin Stock. No Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U.

(s)    Affiliate Transactions. Except as permitted by Section 10.8. or as otherwise set forth on Schedule 7.1.(s), no Loan Party nor any other Subsidiary is a party to or bound by any agreement or arrangement with any Affiliate.

(t)    Intellectual Property. Each of the Loan Parties and each other Subsidiary owns or has the right to use or require the manager of its Hotel Property to use, under valid license agreements, management agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights that are material to the business of the Parent and its Subsidiaries, taken as whole (collectively, “Intellectual Property”), without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person, in each case, except where the effect of such failure to own or have the right to use or require the manager of its Hotel Property to use, or the effect of such conflict, could not reasonably be expected to have a Material Adverse Effect. The Loan Parties have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property, except to the extent the failure to take such steps could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted by any Person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property that could reasonably be expected to have a Material Adverse Effect.

(u)    Business. As of the Closing Date, the Loan Parties and the other Subsidiaries are engaged in the business of acquiring, developing, owning, operating, and, leasing lodging properties and other properties ancillary to the operation of lodging properties, together with other business activities and investments reasonably related or incidental thereto.

(v)    Broker’s Fees. Except as set forth in the Fee ~~Letter~~Letters, no broker’s or finder’s fee, commission or similar compensation will be payable by the Loan Parties with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to any Loan Party or any other Subsidiaries ancillary to the transactions contemplated hereby.

(w)    Insurance. The Parent and its Subsidiaries maintain insurance in compliance with the provisions of Section 8.5.

(x)    Accuracy and Completeness of Information.

(i)    All written information, reports and data (other than financial projections, other forward looking statements and information of a general economic or industry nature) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, any Loan Party or any other Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, or, in the case of financial statements, presented fairly in all material respects in accordance with GAAP consistently applied throughout the periods involved in each case, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments and the inclusion in the final audited statements of footnotes that were not contained in the interim statements). All financial projections and other forward looking statements prepared by or on behalf of any Loan Party or any other Subsidiary that have been made available to the Administrative Agent or any Lender were prepared in good faith based on assumptions believed to be reasonable at the time made, but with it being understood that such projections and statements are not a guarantee of future performance, that such future performance may vary materially from such projections and that no Loan Party makes any representation that such projections will in fact be realized. No document furnished or written statement made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Loan Party or any other Subsidiary or omits or will omit, when taken together with all other information furnished, to state a material fact necessary in order to make the statements contained therein in light of the circumstances under which they are or will be made, not materially misleading.

(ii)    As of the Funding Date, the information included in each Beneficial Ownership Certification (if any) is true and correct in all respects.

(y)    Not Plan Assets; No Prohibited Transactions. None of the assets of the Company, any other Loan Party or any other Subsidiary constitute “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA, the execution, delivery and performance of this Agreement, the other Loan Documents and the Fee ~~Letter~~Letters, and the extensions of credit and repayment of amounts hereunder and thereunder, do not and will not constitute non-exempt “prohibited transactions” under ERISA or the Internal Revenue Code.

(z)    OFAC; Anti-Corruption Laws and Sanctions.

(i)    None of (i) the Parent, the Company, any Subsidiary or, to the knowledge of the Parent, the Company or such Subsidiary, any of their respective directors, officers, employees or affiliates, or (ii) to the knowledge of any Responsible Officer, any agent or representative of the Parent, the Company or any Subsidiary that will act in any capacity in connection with or benefit from any Loan, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) except to the extent in compliance with all applicable Sanctions, has its assets located in a Sanctioned Country, (C) except to the extent in compliance with all applicable Sanctions, directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries or (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws. Each of the Parent, the Company and their Subsidiaries has implemented and maintains in effect policies and procedures (including policies and procedures implemented and maintained by the managers of Hotel Properties) reasonably designed to ensure compliance by the Parent, the Company and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with the Anti-Corruption Laws. Each of the Parent, the Company and their Subsidiaries, and to the knowledge of any Responsible Officer, each director, officer, employee, agent and Affiliate of the Parent, the Company and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects.

(ii)    No proceeds of any Loan have been used, directly or indirectly, by the Parent, the Company, any Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(aa)    REIT Status. The Parent (i) has at all times operated its business in a manner not to prevent it from qualifying for status as a REIT under the Internal Revenue Code and (ii) commencing on the effective date of the Parent’s election to qualify as a REIT under the Internal Revenue Code, the Parent has qualified as, and has not revoked its election to be treated as, a REIT and has been in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Parent to maintain its status as a REIT.

(bb)     ~~EEA~~Affected Financial Institutions. No Loan Party is an ~~EEA~~Affected Financial Institution.

(cc)    Use of Proceeds. The proceeds of the Loans will be used solely in accordance with Section 8.8.

Section 7.2. Representations as to Subsidiary Borrowers.

With respect to any Foreign Subsidiary that may from time to time become a Subsidiary Borrower hereunder, each of the Company and such Subsidiary Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)    With respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Subsidiary Borrower, the “Applicable Foreign Borrower Documents”), the execution, delivery and performance by such Subsidiary Borrower of the Applicable Foreign Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Subsidiary Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Subsidiary Borrower is organized and existing in respect of its obligations under the Applicable Foreign Borrower Documents.

(b)    The Applicable Foreign Borrower Documents are in proper legal form under the laws of the jurisdiction in which such Subsidiary Borrower is organized and existing for the enforcement thereof against such Subsidiary Borrower under the Applicable Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Borrower Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Borrower Documents that the Applicable Foreign Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Subsidiary Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Borrower Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Borrower Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Subsidiary Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Borrower Documents or (ii) on any payment to be made by such Subsidiary Borrower pursuant to the Applicable Foreign Borrower Documents, except as has been disclosed to the Administrative Agent.

(d)    The execution, delivery and performance of the Applicable Foreign Borrower Documents executed by such Subsidiary Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Subsidiary Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

Section 7.3. Survival of Representations and Warranties, Etc.

All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Closing Date, the Funding Date, at and as of the date of the each Loan and the date on which any Incremental Facility is effectuated pursuant to Section 2.17., except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Loan Documents. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

ARTICLE VIII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.7., all of the Lenders) shall otherwise consent in the manner provided for in Section 13.7., the Company shall, and as applicable, shall cause the other Loan Parties to, (and, with respect to Sections 8.8.(b), 8.12., 8.13., 8.16., 8.17. and 13.24., the Parent shall) comply with the following covenants:

Section 8.1. Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 10.4., the Company shall, and shall cause each other Loan Party and each other Subsidiary to, (i) preserve and maintain its respective existence, (ii) preserve and maintain its rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and (iii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization; except, in the case of clauses (i) (solely with respect to any such Person other than the Loan Parties and Eligible Property Subsidiaries), (ii) and (iii) (other than maintenance of good standing in the jurisdiction of organization of such Loan Party or Subsidiary), where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 8.2. Compliance with Applicable Laws.

The Company shall, and shall cause each other Borrower, each other Loan Party and each other Subsidiary to, comply with all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 8.3. Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Company shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its properties, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear and casualty events excepted and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except in the cases of clauses (a) and (b) where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 8.4. Conduct of Business.

The Company shall, and shall cause the other Loan Parties and each other Subsidiary to, carry on its respective businesses as described in Section 7.1.(u) and not enter into any other line of business not incidental or reasonably related thereto.

Section 8.5. Insurance.

The Company shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance on a replacement cost basis with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by similar businesses and similar locations or as may be required by Applicable Law. The Company shall from time to time deliver to the Administrative Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 8.6. Payment of Taxes and Claims.

The Company shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge (a) prior to delinquency all federal and state income taxes and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it and (b) by not later than 30 days past due date therefor all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, could become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim (x) which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP or (y) in respect of which the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.7. Books and Records; Inspections.

The Company shall, and shall cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. Subject to limitations, if any, imposed under regulatory or confidentiality requirements and agreements to which the Parent or one of its Subsidiaries is subject or could otherwise reasonably be expected to contravene attorney–client privilege or constitute attorney work product, the Company shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the Company’s presence if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and, so long as no Event of Default exists, with reasonable prior notice. The Company shall be obligated to reimburse (a) the Administrative Agent for its reasonable and documented out-of-pocket costs and expenses incurred in connection with the exercise of its rights under this Section once per calendar year and (b) the Administrative Agent and the Lenders for their reasonable and documented out-of-pocket costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists. The Company hereby authorizes and instructs its accountants to discuss the financial affairs of the Parent, the Company, any other Loan Party or any other Subsidiary with the Administrative Agent or any Lender.

Section 8.8. Use of Proceeds.

(a)    The Borrowers will use the proceeds of the Tranche A-1 Loans and the Tranche A-2 Loans solely to (i) fund, in full or in part, the payment of Cash Merger Consideration payable by PK Domestic LLC under the Merger Agreement, (ii) repay certain outstanding indebtedness of the Target and/or its Subsidiaries and (iii) to pay fees and expenses in connection with the closing of this Agreement and the Merger. The Borrowers will use the proceeds of Incremental Tranche Loans solely for the general corporate purposes of the Parent and its Subsidiaries. No Borrower shall, and shall not permit any other Loan Party or any other Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce, retire or refinance any credit incurred to purchase or carry, any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock.

(b)    Neither the Parent nor any Borrower shall use, and shall ensure that none of its or their Subsidiaries or its or their respective directors, officers, employees and agents shall use, the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 8.9. Environmental Matters.

The Company shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply in all material respects with all Environmental Laws and all Governmental Approvals, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws, except where the failure to comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company shall, and shall cause the Loan Parties and the other Subsidiaries to, promptly take all actions necessary to prevent the imposition of any Liens arising out of or related to any Environmental Laws in each case to the extent the failure to take such actions could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 8.10. Further Assurances.

At the Company’s sole cost and expense and upon request of the Administrative Agent, the Company shall, and shall cause each other Loan Party to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates consistent with the existing terms and conditions of the Loan Documents, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 8.11. Material Contracts.

The Company shall, and shall cause each other Loan Party and each other Subsidiary to, duly and punctually perform and comply with its obligations under any Material Contract, except where the failure to do so could reasonably be expected to have a Material Adverse Effect.

Section 8.12. REIT Status.

The Parent shall operate its business in a manner not to prevent it from qualifying for taxation as a REIT under the Internal Revenue Code and the Parent shall maintain its status as, and elect to be treated as, a REIT under the Internal Revenue Code.

Section 8.13. Exchange Listing.

The Parent shall maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

Section 8.14. Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances.

(a)    Unsecured Indebtedness Subsidiaries as Guarantors.

(i)    Unsecured Indebtedness Subsidiary Guarantee Requirement. Not later than (A) the date on which any Subsidiary of the Company becomes an Unsecured Indebtedness Subsidiary in respect of Indebtedness in an aggregate principal amount of $10,000,000 or more or (B) the thirtieth (30th) day following the Required Delivery Date for any fiscal quarter in which any Subsidiary of the Company becomes an Unsecured Indebtedness Subsidiary in respect of Indebtedness in an aggregate principal amount of less than $10,000,000 (in each case, or such later date as the Administrative Agent shall reasonably determine), the Company shall cause such Unsecured Indebtedness Subsidiary to become a Guarantor and deliver or cause to be delivered to the Administrative Agent the applicable Subsidiary Guaranty Documents. Notwithstanding anything to the contrary in this Section 8.14.(a) or otherwise in this Agreement, in no event shall any Excluded Subsidiary or Foreign Subsidiary (other than a Subsidiary Borrower) be required to become a Guarantor.

(ii)     Release of Unsecured Indebtedness Subsidiary Guarantors. The Company may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall promptly release, an Unsecured Indebtedness Subsidiary from the Guaranty, if: (i) such Subsidiary has ceased to be, or simultaneously with its release from the Guaranty will cease to be, a Subsidiary or an Unsecured Indebtedness Subsidiary; (ii) such Subsidiary Guarantor is not otherwise required to be a party to the Guaranty under this Section 8.14.; (iii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including, without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.; and (iv) the Administrative Agent shall have received such written request at least ten (10) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Company to the Administrative Agent of any such request shall constitute a representation by the Company that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. The Administrative Agent agrees to furnish to the Company, promptly after the Company’s request and at the Company’s sole cost and expense, any release, termination, or other agreement or document as is reasonably satisfactory to the Administrative Agent and necessary or advisable to evidence the foregoing release as may be reasonably requested by the Company.

(b)     Collateral Period Guarantee Requirement; Covenant Relief Period Guarantee Requirement.

(i)      During any Collateral Period, in addition to, and without limiting ~~the~~any then applicable requirements in Section 8.14.(a), the Company shall cause each Material Collateral Subsidiary to become a Guarantor and deliver or cause to be delivered to the Administrative Agent the applicable Subsidiary Guaranty Documents on or prior to the earlier of the following dates (or such later date as the Administrative Agent may agree):

(a)     ~~(i)~~ the Collateral Trigger Date; and

(b)      ~~(ii)~~ not later than the thirtieth (30th) day following the applicable Required Delivery Date for any fiscal quarter in which any Subsidiary becomes a Material Collateral Subsidiary.

(ii)      During the Covenant Relief Period, in addition to, and without limiting the requirements in Section 8.14.(a), the Company shall cause each Covenant Relief Period Guarantor to become a Guarantor and deliver or cause to be delivered to the Administrative Agent the applicable Covenant Relief Period Subsidiary Guaranty Documents on the First Amendment Effective Date, or, to the extent not provided on such date, on or prior to the earlier of the following dates (or such later date as the Administrative Agent may agree):

(a)      the date on which any Subsidiary of the Parent shall become a guarantor in respect of any Permitted Capital Markets Indebtedness; and

(b)      the forty-fifth (45th) day following the First Amendment Effective Date.

(c)     Collateral Period Pledge Requirement; Covenant Relief Period Pledge Requirement.

(i)     ~~(c) Collateral Period Pledge Requirement~~Collateral Period. During any Collateral Period, on or prior to the times specified below (or such later date as the Administrative Agent shall reasonably determine), the Company will cause all of the issued and outstanding Equity Interests (other than any Excluded Pledged Collateral) of each Borrower (other than the Company) and each Material Collateral Subsidiary (collectively, the “Collateral”), to be subject to a first priority, perfected Lien (subject to Liens permitted pursuant to Section 10.2.) in favor of the Administrative Agent to secure the Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request:

(a)      ~~(i)~~ the Collateral Trigger Date; and

(b)      ~~(ii)~~ within thirty (30) days following the occurrence of any date any Borrower becomes party hereto or any Unsecured Indebtedness Subsidiary or Material Collateral Subsidiary shall be required during the Collateral Period to become a Guarantor pursuant to Sections 8.14.(a) or 8.14.(b)(i).

(ii)      Covenant Relief Period. During the Covenant Relief Period, on the First Amendment Effective Date, or, to the extent not provided on such date, or prior to the earlier of the following dates (or such later date as the Administrative Agent shall reasonably determine), the Company will cause all of Covenant Relief Period Collateral, to be subject to a first priority, perfected Lien (subject to Permitted Equity Liens) in favor of the Administrative Agent to secure the Guaranteed Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request:

(a)      the date on which any Subsidiary of the Parent shall become a guarantor in respect of any Permitted Capital Markets Indebtedness; and

(b)      the forty-fifth (45th) day following the First Amendment Effective Date.

(d)     Further Assurances.

(i)      Collateral Period. During a Collateral Period, and without limiting the foregoing, the Company will, and will cause each Loan Party that owns any Collateral to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements), which may be required by Applicable Law and which the Administrative Agent may, from time to time during a Collateral Period, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the

Liens created or intended to be created by the Collateral Documents, all at the expense of the Company; provided, however, that no Pledged Subsidiary shall be permitted to certificate its Equity Interests or make an election under Article 8 of the UCC unless such certificates are promptly delivered to the Administrative Agent, together with an endorsement in blank.

(ii)      Covenant Relief Period. During the Covenant Relief Period and until such time as the applicable Covenant Relief Period Collateral shall be released pursuant to the terms of this Agreement and the other Loan Documents, and without limiting the foregoing, the Company will, and will cause each Loan Party that owns any Covenant Relief Period Collateral to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements), which may be required by Applicable Law and which the Administrative Agent may, from time to time until such time as the applicable Covenant Relief Period Collateral shall be released pursuant to the terms of this Agreement and the other Loan Documents, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents in the Covenant Relief Period Collateral, all at the expense of the Company; provided, however, that no Designated Covenant Relief Period Subsidiary shall be permitted to certificate its Equity Interests or make an election under Article 8 of the UCC unless such certificates are promptly delivered to the Administrative Agent, together with an endorsement in blank.

(iii)      Pari Passu Lien Requirement. Notwithstanding anything to the contrary contained herein, to the extent that any Loan Party grants or maintains a Lien on any assets of such Loan Party pursuant to the terms of the Existing Credit Agreement or any Permitted Capital Markets Indebtedness, such Loan Party shall contemporaneously grant and maintain a Lien on such assets in accordance with the provisions of this Agreement. All Liens in the Collateral and the Covenant Relief Period Collateral shall be pari passu with the Liens granted in connection with the Existing Credit Agreement and shall be pari passu or senior to the Liens granted in connection with any Permitted Capital Markets Indebtedness, and shall, in all respects, be subject to an Intercreditor Agreement.

(e)     Release of Subsidiary Guarantors and Collateral During Collateral Period. Without limiting the release provisions in Section 8.14.(a), the Company may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall promptly release, (x) a Subsidiary Guarantor from the Guaranty and (y) the Equity Interests in any Pledged Subsidiary from the Pledge Agreement, so long as: (i) such Subsidiary Guarantor meets, or will meet simultaneously with its release from the Guaranty, all of the provisions of the definition of the term “Excluded Subsidiary” or “Excluded Foreign Subsidiary” or has ceased to be, or simultaneously with its release from the Guaranty will cease to be, a Wholly Owned Subsidiary, an Unsecured Indebtedness Subsidiary or a Material Collateral Subsidiary; (ii) the Equity Interests in such Pledged Subsidiary meets, or will meet simultaneously with its release from the Pledge Agreement, the definition of the term “Excluded Pledged Collateral”; (iii) such Subsidiary Guarantor or Pledged Subsidiary is not otherwise required to be a party to the Guaranty under Section 8.14. or have its Equity Interests pledged pursuant to the Pledge

Agreement under Section 8.14.; (iv) no Default or Event of Default shall then be in existence or would occur as a result of such release, including, without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.; and (v) the Administrative Agent shall have received such written request at least ten (10) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Company to the Administrative Agent of any such request shall constitute a representation by the Company that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. The Administrative Agent agrees to furnish to the Company, promptly after the Company’s request and at the Company’s sole cost and expense, any release, termination, or other agreement or document evidencing the foregoing release as may be reasonably requested by the Company; provided, that no such release shall be effective unless and until (or substantially contemporaneously therewith) a corresponding release under the Existing Credit Agreement is effective.

(f)      Substitution of Covenant Relief Period Subsidiary Guarantors and Covenant Relief Period Collateral. The Company may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall promptly release, Covenant Relief Period Subsidiary Guarantors and Covenant Relief Period Collateral during the Covenant Relief Period and prior to release under Section 8.15.(a)(ii); provided that (i) the Covenant Relief Period Collateral, the Designated Covenant Relief Period Collateral Subsidiaries and each Covenant Relief Period Subsidiary Guarantor that owns Equity Interests in such Designated Covenant Relief Period Collateral Subsidiaries, in each case, with respect to not more than two (2) Covenant Relief Period Properties, may be released during the Covenant Relief Period; (ii) substantially concurrently with any release of any Designated Covenant Relief Period Collateral Subsidiaries (and the related Covenant Relief Period Subsidiary Guarantors and related Covenant Relief Period Collateral) with respect to any Covenant Relief Period Property, the Company shall have delivered all applicable Covenant Relief Period Guaranty Documents with respect to one or more new Designated Covenant Relief Period Collateral Subsidiaries (and each Subsidiary that directly owns any Equity Interests in such new Designated Covenant Relief Period Collateral Subsidiary) owning domestic Eligible Properties in fee simple (which shall be deemed to include Hilton New Orleans Riverside and JW Marriott Union Square (San Francisco) notwithstanding any ground leased parcel included therein and in effect as of the First Amendment Effective Date) of equal or greater value (as determined in a manner reasonably acceptable to the Requisite Lenders (which acceptance shall be deemed to have occurred on the 10th Business Day following posting of information necessary to make such determination to all of the Lenders and the Administrative Agent shall not have received, by such 10th Business Day, written notice of objection to such substitution from Lenders comprising the Requisite Lenders) based on the Operating Property Values of such Hotel Properties as of December 31, 2019 as reported by the Company in the Compliance Certificates for such Test Period); (iii) such Covenant Relief Period Subsidiary Guarantor or Designated Covenant Relief Period Collateral Subsidiary is not otherwise required to be a party to the Guaranty under Section 8.14. or have its Equity Interests pledged pursuant to the Covenant Relief Period Pledge Agreement under Section 8.14.; (iv) no Default or Event of Default shall then be in existence or would occur as a result of such release, including, without limitation, a Default or Event of Default resulting from a violation of any of the covenants then applicable and contained in Section 10.1.; and (v) the

Administrative Agent shall have received such written request at least ten (10) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Company to the Administrative Agent of any such request shall constitute a representation by the Company that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. The Administrative Agent agrees to furnish to the Company, promptly after the Company’s request and at the Company’s sole cost and expense, any release, termination, or other agreement or document evidencing the foregoing release as may be reasonably requested by the Company; provided, that no such release shall be effective unless and until (or substantially contemporaneously therewith) a corresponding release under the Existing Credit Agreement and, if applicable, any Permitted Capital Markets Indebtedness, is effective.

Section 8.15. Collateral Release Upon Termination of Collateral Period; Covenant Relief Period Collateral Release Following Covenant Relief Period.

(a)     Obligation to Release.

(i)      On or after any Collateral Release Date, and so long as no Default or Event of Default is then continuing and no subsequent Collateral Trigger Date has occurred, the Administrative Agent shall, subject to the satisfaction of the requirements of Section 8.15.(b)(i), promptly release all of (~~i~~A) the Liens granted to the Administrative Agent pursuant to the requirements of Section 8.14.(c)(i) and the Collateral Documents related to such Liens and (~~ii~~B) the Subsidiary Guarantors (other than any Unsecured Indebtedness Subsidiary (except an Unsecured Indebtedness Subsidiary that solely has obligations under the Loan Documents and any Unsecured Indebtedness in respect of which such Subsidiary Guarantor shall be released as a borrower or guarantor or other obligor substantially concurrently with the release hereunder)) from their obligations under the Guaranty (the “Guarantor and Collateral Release”). Upon the release of any Person and/or any Collateral pursuant to this Section ~~8.15.,~~8.15.(a)(i), the Administrative Agent shall (to the extent applicable) deliver to the Company, upon the Company’s request and at the Company’s expense, such documentation as may be reasonably satisfactory to the Administrative Agent and otherwise necessary or advisable to evidence the release of such Person and/or such Collateral from its obligations under the Loan Documents.

(ii)     After the Covenant Relief Period Termination Date, and so long as no Default or Event of Default is then continuing, the Administrative Agent shall, subject to the satisfaction of the requirements of Section 8.15.(b)(ii), promptly release all of (A) the Liens granted to the Administrative Agent pursuant to the requirements of Section 8.14.(c)(ii) and the Collateral Documents related thereto and (B) the Covenant Relief Period Subsidiary Guarantors (other than any Unsecured Indebtedness Subsidiary (except an Unsecured Indebtedness Subsidiary that solely has obligations under the Loan Documents and any Unsecured Indebtedness in respect of which such Covenant Relief Period Subsidiary Guarantor shall be released as a borrower or guarantor or other obligor substantially concurrently with the release hereunder)) from their obligations under the Guaranty (the “Covenant Relief Period Guarantor and Collateral Release”). Upon

the release of any Person and/or any Covenant Relief Period Collateral pursuant to this Section 8.15.(a)(ii), the Administrative Agent shall (to the extent applicable) deliver to the Company, upon the Company’s request and at the Company’s expense, such documentation as may be reasonably satisfactory to the Administrative Agent and otherwise necessary or advisable to evidence the release of such Person and/or such Covenant Relief Period Collateral from its obligations under the Loan Documents.

(b) Collateral Release Request and Certificate.

(i)      The Company shall have delivered to the Administrative Agent, on or prior to the date that is five (5) Business Days (or such shorter period of time as agreed to by the Administrative Agent) before the date on which the Guarantor and Collateral Release is to be effected, written notice that it is requesting the Guarantor and Collateral Release, which notice shall identify the Subsidiary Guarantors and the Collateral to be released and the proposed effective date for the Guarantor and Collateral Release, together with a certificate signed by a Responsible Officer of the Company (such certificate, a “Collateral Release Certificate”), certifying that:

(a)      ~~(i)~~ the Leverage Ratio is less than or equal to 6.50 to 1.00 as of the end of any two consecutive fiscal quarter period and as reflected on the most recently delivered Compliance Certificate delivered pursuant to Section 9.3.(a);

(b)      ~~(ii)~~ no Subsidiary Guarantor to be released is an Unsecured Indebtedness Subsidiary (except an Unsecured Indebtedness Subsidiary that solely has obligations under the Loan Documents and any Unsecured Indebtedness in respect of which such Subsidiary Guarantor shall be released as a borrower or guarantor or other obligor substantially concurrently with the release hereunder); and

(c)     ~~(iii)~~ at the time of the delivery of notice requesting such release, on the proposed effective date of the Guarantor and Collateral Release and immediately before and immediately after giving effect to the Guarantor and Collateral Release, (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the representations and warranties contained in Article VII. and in the other Loan Documents are true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall be true and correct in all respects) on and as of the effective date of the Guarantor and Collateral Release with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Loan Documents, and except that for purposes of this Section  ~~8.15.,~~8.15.(b)(i)(c), the representations and warranties contained in subsection (k) of Section 7.1. shall be deemed to refer to the most recent statements furnished pursuant to Sections 9.1. and 9.2.

(ii)      The Company shall have delivered to the Administrative Agent, on or prior to the date that is five (5) Business Days (or such shorter period of time as agreed to by the Administrative Agent) before the date on which the Covenant Relief Period Guarantor and Collateral Release is to be effected, written notice that it is requesting the Covenant Relief Period Guarantor and Collateral Release, which notice shall identify the Covenant Relief Period Subsidiary Guarantors and the Covenant Relief Period Collateral to be released and the proposed effective date for the Covenant Relief Period Guarantor and Collateral Release, together with a certificate signed by a Responsible Officer of the Company (such certificate, a “Covenant Relief Period Collateral Release Certificate”), certifying that:

(a)     the Leverage Ratio is less than or equal to 6.50 to 1.00 as of the end of any two consecutive fiscal quarter period following the Covenant Relief Period and as reflected on the most recently delivered Compliance Certificate delivered pursuant to Section 9.3.(a);

(b)      no Covenant Relief Period Subsidiary Guarantor to be released is an Unsecured Indebtedness Subsidiary (except an Unsecured Indebtedness Subsidiary that solely has obligations under the Loan Documents and any Unsecured Indebtedness in respect of which such Covenant Relief Period Subsidiary Guarantor shall be released as a borrower or guarantor or other obligor substantially concurrently with the release hereunder);

(c)      no Covenant Relief Period Collateral shall secure any other Indebtedness (except Indebtedness in respect of which such Lien shall be released substantially concurrently with the release hereunder); and

(d)      at the time of the delivery of notice requesting such release, on the proposed effective date of the Covenant Relief Period Guarantor and Collateral Release and immediately before and immediately after giving effect to the Covenant Relief Period Guarantor and Collateral Release, (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the representations and warranties contained in Article VII. and in the other Loan Documents are true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall be true and correct in all respects) on and as of the effective date of the Covenant Relief Period Guarantor and Collateral Release with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Loan Documents, and except that for purposes of this Section 8.15.(b)(ii)(d), the representations and warranties contained in subsection (k) of Section 7.1. shall be deemed to refer to the most recent statements furnished pursuant to Sections 9.1. and 9.2.

Section 8.16. Compliance with Anti-Corruption Laws and Sanctions.

The Parent and each Borrower will maintain in effect and enforce policies and procedures (including policies and procedures implemented and maintained by the managers of Hotel Properties) reasonably designed to ensure compliance by the Parent, such Borrower, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 8.17. Limitation on the Parent’s Assets, Liabilities and Activities.

(a)     Parent Assets. For so long as the Parent is not a Guarantor, neither the Parent nor any Subsidiary of the Parent that owns, directly or indirectly, any Equity Interests of the Company (each, a “Parent Entity”) shall own any assets other than:

(i)     Equity Interests in any other Parent Entity that is a Wholly Owned Subsidiary of the Parent or the Company;

(ii)     cash and other assets of nominal value incidental to its status as a public company or its ownership of the Equity Interests described in clauses (i) and (iii) of this Section 8.17.(a);

(iii)     other assets or Equity Interests with an aggregate book value not to exceed $25,000,000, or with the Administrative Agent’s approval, in the aggregate for this clause (iii) not to exceed $50,000,000;

(iv)     assets to be disposed or transferred pursuant to the Distribution Agreement, including any such assets held for the benefit of the other parties to the Distribution Agreement;

(v)     assets maintained on a temporary or pass-through basis that are held (x) for subsequent payment of dividends, other Restricted Payments or repayment of Indebtedness of the Parent not prohibited by this Agreement or any other Loan Document or (y) for contribution to the Company or any of its Subsidiaries, in each case, for a period not in excess of ten (10) Business Days for any such asset (except to the extent held in any deposit arrangement for up to 30 days with respect to the repayment of Existing Parent Debt); or

(vi)     contract rights (x) arising under the Distribution Agreement and the Ancillary Agreements, (y) related to the Parent’s status as a public company or (z) arising pursuant to any merger, purchase, acquisition or other similar agreement in relation to transactions permitted under this Agreement.

(b)     Parent Liabilities. For so long as the Parent is not a Guarantor, no Parent Entity shall incur, assume or permit to exist any liabilities other than:

(i)     liabilities (~~x~~v) incidental to its status as a publicly traded real estate investment trust under the Internal Revenue Code and not constituting liabilities in respect of Indebtedness for borrowed money (including liabilities associated with employment contracts, executive officer and director indemnification agreements and employee benefit matters), indemnification obligations pursuant to purchase and sale agreements, banker engagement letters, tax liabilities and legacy liabilities arising pursuant to contracts entered into in the ordinary course of business prior to (and not in contemplation of) the Spin-Off, and liabilities under the Existing Credit Agreement (to the extent consistent with the liabilities of the Parent hereunder), this Agreement or any other Loan Document, (~~y~~w) arising pursuant to the (A) Merger Agreement or (B) any other merger, purchase, acquisition or other similar agreements of the type consistent with liabilities arising pursuant to the Merger Agreement (together with other liabilities incidental thereto), in each case other than liabilities constituting Indebtedness, ~~or~~ (~~z~~x ) that are less than or substantially equivalent to the Parent’s (or any Parent Entity’s) liabilities under this Agreement that arise under any documentation evidencing Indebtedness (including the Existing Credit Agreement as in effect on the Closing Date and the other loan documents entered (or required to be entered) into pursuant to the Existing Credit Agreement as in effect on the Closing Date, any Permitted Capital Markets Indebtedness or unsecured convertible Indebtedness permitted under this Agreement) of the Company or any of its Subsidiaries that is pari passu ~~to the Obligations~~or junior to the Obligations, (y) constituting obligations to satisfy any Permitted Capital Markets Indebtedness or unsecured convertible Indebtedness permitted under this Agreement, in either case, solely by the issuance of Equity Interests of the Parent not constituting Mandatorily Redeemable Stock (or, to the extent permitted under this Agreement, making cash payments in lieu of fractional shares in connection with any conversion request) or (z) constituting the Acceptable Preferred Equity Interests upon consummation of the PK Domestic Holdco Reorganization Transactions;

(ii)     nonconsensual obligations imposed by operation of Applicable Law;

(iii)     obligations of the Parent (1) in the form of guarantees of Customary Non-Recourse Exceptions, (2) constituting contingent obligations in relation to ground or building leases either (x) in existence on the Closing Date in respect of which the Parent was a primary obligor prior to the Spin-Off or (y) thereafter to the extent acceptable to the Administrative Agent, (3) solely to the extent neither the Company nor any of its Subsidiaries shall have any liabilities or other obligations in respect thereof, in relation to the Existing Parent Debt, (4) in respect of Hilton/HGV Retained Liabilities retained, assumed or indemnified by Hilton or HGV pursuant to the Distribution Agreement or the Ancillary Agreements to the extent such retention, assumption or indemnification of such Hilton/HGV Retained Liabilities by Hilton, HGV or their respective Affiliates (other than the Parent and its Subsidiaries) shall not be subject to dispute for a period greater than 45 days following the receipt of a written notice of an Agreement Dispute pursuant to Article IX of the Distribution Agreement or otherwise determined to be unenforceable, (5) in respect of liabilities of the Parent (other than to the extent constituting Indebtedness) (x) with respect to “Ownership Liabilities” (as defined in the Distribution Agreement) or (y) pursuant to the Ancillary Agreements entered into by the Parent on or prior to the Revolving Credit Effective Date (as defined in the Existing Credit Agreement as in effect on the Closing Date), (6) arising under preferred equity (other than Mandatorily Redeemable Stock) issued by any Parent Entity, and (7) not constituting Indebtedness, that may be satisfied solely by the issuance of any common equity or preferred equity (other than Mandatorily Redeemable Stock) of the Parent in relation to ~~transaction~~transactions otherwise permitted hereunder; and

(iv)     other immaterial obligations, immaterial intercompany obligations or other intercompany obligations owing by any Parent Entity to the Company or any Subsidiary of the Company.

(c)     Parent Business Activities. For so long as the Parent is not a Guarantor, no Parent Entity shall engage in any business or activity other than the ownership of outstanding Equity Interests of any other Parent Entity or the Company and the Company’s Subsidiaries, the issuance and sale of its Equity Interests and, in each case, activities incidental thereto or incidental to the ownership of assets and liabilities permitted under clauses (a) and (b) above.

(d)     Contribution of Indebtedness Proceeds. The Parent Entities shall cause 100% of the net cash proceeds received (including into escrow) from the incurrence of Indebtedness (including hybrid securities and debt securities convertible to equity) or the issuance of Equity Interests by any Parent Entity to be contributed to the Company within three (3) Business Days of receipt thereof.

(e)     Cure Period and Parent Guaranty Trigger Event. If at any time any of the requirements set forth in the preceding
Section 8.17.(a)-(d) are not satisfied, each Parent Entity shall promptly and in any event within five (5) Business Days of the earlier of (A) the first date a Responsible Officer obtains knowledge that such requirements were not satisfied or (B) the date upon which the Company has received written notice that such requirements were not satisfied by the Administrative Agent, either (i) satisfy such requirements or (ii) deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (x) an Accession Agreement (or if the Guaranty is not then in effect, the Guaranty) executed by such Parent Entity and (y) the items that would have been delivered under Section 6.1.(I)(a)(iv) through (viii) and (xiv) if such Parent Entity had been a Loan Party on the Closing Date.

ARTICLE IX. INFORMATION

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.7., all of the Lenders) shall otherwise consent in the manner provided for in Section 13.7., the Company shall, or shall cause the Parent or any other Loan Party, as applicable, to, furnish to the Administrative Agent for distribution to each of the Lenders:

Section 9.1. Quarterly Financial Statements.

For each of the first, second and third fiscal quarters of the Parent, within forty-five (45) days after the closing of each such quarter, the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or chief executive officer of the Parent, in his or her opinion, to present fairly in all material respects, in accordance with GAAP, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments and the inclusion in the final year-end statements of footnotes that were not contained in the quarterly financial statements).

Section 9.2. Year End Statements.

For each fiscal year of the Parent, within ninety (90) days after the end of each fiscal year of the Parent, commencing with the fiscal year ending December 31, 2019, the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations, stockholders’ equity and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial officer or chief executive officer of the Parent, in his or her opinion, to present fairly in all material respects, in accordance with GAAP, the financial position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) Ernst & Young LLP or any other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, whose certificate shall be unqualified.

Section 9.3. Compliance Certificate.

(a)      Commencing with the financial statements for the fiscal quarter ending September 30, 2019, not later than forty-five (45) days after the end of each of the first, second and third fiscal quarters of the Parent and not later than ninety (90) days after the end of each fiscal year of the Parent, a certificate substantially in the form of Exhibit L (a “Compliance Certificate”) executed on behalf of the Company by the chief executive officer or chief financial officer of the Company (~~a~~i) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, (A) for any period after the First Amendment Effective Date and prior to the last fiscal quarter during the Covenant Relief Period (commencing with the fiscal quarter ending June 30, 2020), (x) the calculations of the financial covenants contained in Sections 10.1(a) through (e) (calculated pursuant to the definition of Test Period in effect prior to the First Amendment Effective Date) and (y) the calculations required to establish whether the Company was in compliance with the financial covenant contained in Section 10.1.(f), and (B) for any other period (commencing with the final fiscal quarter ending during the Covenant Relief Period), the calculations required to establish whether the Company was in compliance with the financial covenants contained in Section 10.1., (ii) stating that, to the best of his or her knowledge, information or belief, after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Company with respect to such event, condition or failure, (iii) identifying each Eligible Property and (iv) describing any items that would not appear on the consolidated balance sheet of the Company.

(b)      Commencing with the calendar month ending May 31, 2020 and each calendar month thereafter ending prior to the Covenant Relief Period Termination Date, not later than five (5) Business Days after the end of each such calendar month, a Compliance Certificate executed on behalf of the Company by the chief executive officer or chief financial officer of the Company (i) setting forth as of the end of such calendar month, the calculations required to establish whether the Company was in compliance with the financial ~~covenants~~covenant contained in Section 10.1.(g); and (~~b~~ii) stating that, to the best of his or her knowledge, information or belief, after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Company with respect to such event, condition or failure~~, (c) identifying each Eligible Property and (d) describing any items that would not appear on the consolidated balance sheet of the Company~~.

Section 9.4. Other Information.

(a)     Promptly upon request from the Administrative Agent, copies of all management letters, if any, received from the independent public accountants of the Parent (and any responses thereto);

(b)     Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports relating to material business developments which any Loan Party or any other Subsidiary shall file with the SEC (or any Governmental Authority substituted therefor) or any national securities exchange;

(c)     Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, the Company, any Subsidiary or any other Loan Party;

(d)     Concurrently with (i) the delivery of the quarterly and annual financial statements provided for in Sections 9.1. and 9.2., statements of profit and loss for all Hotel Properties on a combined basis for the preceding calendar quarter and (ii) the delivery of the annual financial statements provided for in Section 9.2., statements of profit and loss for all Eligible Properties on an individual basis for the preceding fiscal year, in each case, such statements shall set forth in summary form (excluding any underlying calculations used to determine any of the following) the amounts of the Gross Operating Revenues, Gross Operating Expenses, NOI, FF&E Reserves, and Adjusted NOI, along with the average daily rate, occupancy levels and revenue per available room, in each case, on a combined basis (or, in the case of clause (ii), for such Eligible Property) certified as true, correct and complete by a senior officer of the Company;

(e)     No later than sixty (60) days after the beginning of each fiscal year of the Parent, projected balance sheets, operating statements, profit and loss projections, sources and uses of cash statement and statements of Consolidated EBITDA and Funds From Operations, for the Parent and its Subsidiaries on a consolidated basis for such fiscal year, all itemized in reasonable detail in such form as may be reasonably satisfactory to the Administrative Agent. The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Parent, the Company and, when appropriate, their consolidated Subsidiaries (as applicable), will be in compliance with the covenants contained in Section 10.1. at the end of each fiscal quarter of such fiscal year; it being understood and agreed that the projections and pro forma calculations shall be furnished for informational purposes only and shall not be a basis for determining or declaring the occurrence, existence or continuation of any Default or Event of Default;

(f)     If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Company setting forth details as to such occurrence and the action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

(g)     To the extent any Responsible Officer becomes aware of the same, (i) prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator in respect of (A) Indebtedness of the Parent and its Subsidiaries of the type and amount subject to the provisions of Section 11.1.(d), (B) any Loan Document or (C) against or in any other way relating adversely to, or adversely affecting, any Loan Party or any other Subsidiary of the Parent, the Company or any of their respective properties, assets or businesses which such proceeding or investigation under this clause (C) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any other Subsidiary are being audited;

(h)     At the time of delivery of each Compliance Certificate (but without limitation of the provisions of Section 10.7.), a copy of any amendment to the articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents of the Parent or the Company that was effective on or before the last day of the prior fiscal quarter (unless previously delivered to the Administrative Agent);

(i)     Prompt notice of any change in the business, assets, liabilities, financial condition or results of operations of the Parent, the Company or any other Subsidiary which has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

(j)     Prompt notice upon any Responsible Officer having knowledge of the occurrence of any Default or Event of Default;

(k)     Prompt notice upon any Responsible Officer having knowledge of the occurrence of any order, judgment or decree in excess of $25,000,000 having been entered against any Loan Party or other Subsidiary or any of their properties or assets (other than with respect to Hilton/HGV Retained Liabilities);

(l)     Prompt notice upon any Responsible Officer having knowledge of the occurrence of any notification of a violation of any Applicable Law or regulation or any inquiry shall have been received by any Loan Party or any other Subsidiary from any Governmental Authority, in each case, that could reasonably be expected to have a Material Adverse Effect;

(m)     Promptly upon the request of the Administrative Agent, evidence of the Company’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail reasonably satisfactory to the Administrative Agent;

(n)     From and after the Investment Grade Pricing Effective Date, promptly, upon any change in the Company’s Credit Rating, a certificate stating that such Credit Rating has changed and the new Credit Rating that is in effect;

(o)     (x) Promptly, upon each request, information identifying the Parent, the Company and any other Borrower as a Lender may request in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation and (y) prompt written notice of any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification;

(p)     Promptly, and in any event within three (3) Business Days after a Responsible Officer of the Company obtains knowledge thereof, written notice of the occurrence of any of the following: (i) the Parent, the Company, any Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Parent, the Company, any Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Parent, the Company, any Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Parent, the Company, any Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, except in the case of each of clauses (i), (ii), (iii) and (iv), where such notice(s), whether individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(q)     Promptly upon the request of the Administrative Agent, the Derivatives Termination Value in respect of any Specified Derivatives Contract from time to time outstanding;

(r)     Promptly upon the execution thereof, copies of any material amendments or other material modifications to the Distribution Agreement; and

(s)     From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Company, any other Loan Party or any other Subsidiary as the Administrative Agent or any

Lender may reasonably request (subject to limitations, if any, imposed under regulatory or confidentiality requirements and agreements to which the Parent or one of its Subsidiaries is subject or could otherwise reasonably be expected to contravene attorney–client privilege or constitute attorney work product).

Section 9.5. Electronic Delivery of Certain Information.

(a)     Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent, the Parent or the Company); provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article II., (B) any Lender has not notified the Administrative Agent and the Company that it cannot or does not want to receive electronic communications and (C) documents required to be delivered pursuant to Sections 9.1., 9.2., 9.4.(b), 9.4.(c) and 9.4.(h) shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System (it being understood that the Company shall not be required to provide notice to the Administrative Agent or any Lender of such electronic filing of information (other than with respect to financial statements pursuant to Sections 9.1. and 9.2.) to satisfy its reporting obligations). With respect to any notices in respect of which electronic communications are not required pursuant to this Section 9.5.(a), the Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered on the date on which the Administrative Agent, the Parent or the Company posts such documents or the documents become available on a commercial website and the Company notifies (except in such instances where notification is not required pursuant to this Section 9.5.(a)) the Administrative Agent of said posting and provides a link thereto; provided that if such notice or other communication is not sent or posted during normal business hours, said posting date and time shall be deemed to have commenced as of 9:00 a.m. New York City time on the opening of business on the next Business Day. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)     Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Company by the Administrative Agent.

Section 9.6. Public/Private Information.

The Company shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Company. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Company to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and, if requested by the Administrative Agent, the Company shall designate Information Materials (a) that are either available to the public or not material with respect to the Parent and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”. All Information Materials that are neither identified as “Public Information” nor included in public filings made by the Parent, the Company or any of their Subsidiaries with the SEC shall be deemed to be private and confidential. Notwithstanding the foregoing, each Lender who does not wish to receive Private Information (any such Lender, a “Public Lender”) agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of any website provided pursuant to Section 9.5. in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities laws, to make reference to Information Materials that are not made available through the “Public Side Information” portion of such website provided pursuant to Section 9.5. and that may contain material non-public information with respect to the Parent, the Company or their securities for purposes of United States federal and state securities laws.

Section 9.7. Patriot Act Notice; Compliance.

The Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as agent for all Lenders hereunder) may from time to time request, and the Company shall, and shall cause the other Loan Parties, to provide, promptly upon any such request, to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

ARTICLE X. NEGATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.7., all of the Lenders) shall otherwise consent in the manner provided for in Section 13.7., the Company shall comply with the following covenants:

Section 10.1. Financial Covenants.

(a)     Leverage Ratio. The Company shall not permit the Leverage Ratio to exceed ~~7.25 to 1.00.~~(i) 8.50 to 1.00 as at the end of the final fiscal quarter occurring during the Covenant Relief Period (which shall in no event be later than the fiscal quarter ending June 30, 2021) and the next fiscal quarter thereafter; (ii) 8.00 to 1.00 as at the end of each of the subsequent two fiscal quarters thereafter; (iii) 7.50 to 1.00 as at the end of the subsequent fiscal quarter thereafter; and (iv) 7.25 to 1.00 as at the end of each subsequent fiscal quarter thereafter.

(b)     Ratio of Consolidated Reserve Adjusted EBITDA to Consolidated Fixed Charges. The Company shall not permit the ratio of Consolidated Reserve Adjusted EBITDA of the Parent as at the end of each Test Period to Consolidated Fixed Charges of the Parent for such period to be less than 1.50 to 1.00.

(c)     Ratio of Secured Indebtedness to Total Asset Value. The Company shall not permit the ratio of (i) Secured Indebtedness of the Parent to (ii) Total Asset Value to exceed 0.45 to 1.00.

(d)     Maximum Unencumbered Leverage Ratio. The Company shall not permit the ratio (the “Unencumbered Leverage Ratio”) of (i) (x) Unsecured Indebtedness of the Parent minus (y) Unrestricted Cash and Cash Equivalents of the Company and its Subsidiaries in excess of $100,000,000, to (ii) Unencumbered Asset Value to exceed 0.60 to 1.00. Notwithstanding the foregoing, the Company may elect upon delivering written notice to the Administrative Agent, concurrently with or prior to the delivery of a Compliance Certificate for any applicable four-quarter fiscal period pursuant to Section 9.3.(a) and provided that no Default or Event of Default has occurred and is continuing (other than as a result of the Unencumbered Leverage Ratio as of the end of the last fiscal quarter for such fiscal period being greater than 0.60 to 1.00 but less than or equal to 0.65 to 1.00), that the Unencumbered Leverage Ratio may exceed 0.60 to 1.00 but shall in no event exceed 0.65 to 1.00 for such fiscal quarter and the next succeeding fiscal quarter (the “Unencumbered Leverage Increase Period”); provided that (i) the Company may not elect more than three Unencumbered Leverage Increase Periods during the term of this Agreement and (ii) any such Unencumbered Leverage Increase Periods shall be non-consecutive.

(e)     Ratio of Unencumbered Adjusted NOI to Unsecured Interest Expense. The Company shall not permit the ratio of (i) Unencumbered Adjusted NOI for any Test Period to (ii) Unsecured Interest Expense of the Parent for such period to be less than ~~2.00 to 1.00.~~(x) 1.75 to 1.00 as at the end of the final fiscal quarter occurring during the Covenant Relief Period (which shall in no event be later than the fiscal quarter ending June 30, 2021) and the next fiscal quarter thereafter; and (y) 2.00 to 1.00 thereafter.

(f)     Dividend Payout/Distribution. The Parent, the Company and its Subsidiaries will not declare or make any distributions or other Restricted Payments except that, subject to the last sentence of this paragraph (f):

(i)     the Company may pay cash dividends or distributions to the Parent and other holders of limited liability company interests in the Company with respect to any period of four (4) fiscal quarters to the extent necessary for the Parent to distribute, and the Parent may so distribute, cash dividends or distributions to its shareholders in an aggregate amount not to exceed the greatest of (x) 95% of Adjusted Funds From Operations, (y) the amount reasonably estimated to be required for the Parent to maintain its status as a REIT (including the right to distribute 100% of net capital gain) under Sections 856 through 860 of the Internal Revenue Code, and (z) the amount reasonably estimated to be necessary for the Parent to avoid income or excise tax under the Internal Revenue Code; provided, however, there shall not be any implied requirement that the Company utilize the dividend deferral options in Section 857(b)(9) or Section 858(a) of the Internal Revenue Code.

(ii)     the Company or any other Subsidiary of the Company may make purchases of Equity Interests in any Subsidiary or Unconsolidated Affiliate of the Company or of any of its Subsidiaries that are held by any other Person;

(iii)     Subsidiaries of the Parent (excluding the Company, so long as any Parent Entity is not a Guarantor, but including all Subsidiaries of the Company) may make Restricted Payments to any Person owning Equity Interests in such Subsidiary ratably in accordance with the interest held by such Person or otherwise as may be required pursuant to the organizational documents of such Subsidiary;

(iv)     the Company may redeem, or otherwise purchase for cash, limited liability company interests in the Company (or may distribute cash to the Parent or another Parent Entity which may also effect such a redemption or cash purchase);

(v)     only if the Leverage Ratio shall be less than or equal to 7.25 to 1.00 as at the end of the most recently completed fiscal quarter for which a Compliance Certificate shall have been delivered pursuant to Section 9.3.(a) and occurring after the Covenant Relief Period Termination Date and immediately prior to any such purchase, the Parent may from time to time purchase shares of its common or preferred Equity Interests, and the Company may from time to time purchase its common or preferred limited liability company interests held by the Parent to the extent necessary to enable the Parent to make such purchases of its common or preferred Equity Interests;

(vi)     [intentionally omitted];

(vii)     the Parent, the Company and any of their Subsidiaries may make distributions and Restricted Payments made pursuant to the terms of the Distribution Agreement and the related transactions contemplated thereby;

(viii)     the Parent, the Company and any of their Subsidiaries may make repurchases, retirement or other acquisition of Equity Interests in the Parent, the Company or any Subsidiary pursuant to any employee or director equity or stock option plan entered into in the ordinary course of business;

(ix)     the Parent or any of its Subsidiaries may honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion;

(x)     the Company may make cash distributions to the Parent to the extent necessary to enable the Parent to pay the Existing Parent Debt when due;

(xi)     the Company may make cash distributions to the Parent Entities in an amount sufficient to pay costs and expenses of the Parent Entities in connection with the maintenance of its legal existence and other activities in connection with the ownership of its assets and liabilities not prohibited by the terms of this Agreement and the other Loan Documents; and

(xii)     the Company may make cash distributions to the Parent Entities in an amount sufficient to permit the Parent Entities to repay any Indebtedness, obligations and liabilities of the Parent Entities permitted to be incurred or to exist by the terms of this Agreement.

If (A) a Default or Event of Default exists or would exist after giving effect to such Restricted Payment, only Restricted Payments described in clauses (i), (iii), (~~vii), (viii), (ix~~vi), (vii), (viii), (ix) and (xi) above may be made, and (B) during the Covenant Relief Period, only Restricted Payments described in clauses (i)(y), (i)(z), (iii) (including, for the avoidance of doubt, Restricted Payments in respect of the Acceptable Preferred Equity Interests), (vii), (viii), (ix) (solely to the extent payable to the holder of unsecured convertible Indebtedness permitted to be incurred under this Agreement), (x) and (xi) above may be made; provided that if a Default or Event of Default with respect to Section 11.1.(a), (e) or (f) exists or would exist after giving effect to such Restricted Payment, or if all or any portion of the Obligations have been accelerated, the Parent and the Company may not make any Restricted Payments.

(g)      Liquidity Covenant. During the Covenant Relief Period the Company shall not permit the average balance during any calendar month (calculated as the average as of the Friday of each week during such calendar month) of the sum of (a) the aggregate unrestricted cash and cash equivalents as of any date of determination (which amounts may be reasonably estimated in good faith by the Company accounting for pending withdrawals and deposits and information available at the time of determination) plus (b) an amount equal to (i) the aggregate Revolving Credit Commitments minus (ii) the aggregate Revolving Credit Exposure as of such date of determination, to be less than $200,000,000.

(h)      ~~(g)~~ Testing and Application of Financial Covenants. ~~The~~Except as set forth in the following sentence, the financial covenants set forth in clauses (a)-(e) of this Section 10.1. shall apply at all times but, unless otherwise expressly required pursuant to this Agreement and the other Loan Documents, the Company shall in any event be obligated to report its compliance therewith (or, during the Covenant Relief Period, its calculation thereof) only at the end of each fiscal quarter or fiscal year, as applicable, as provided in Section 9.3.(a). Notwithstanding anything to the contrary contained herein or in any other Loan Document, the financial covenants set forth in clauses (a)-(e) of this Section 10.1. shall not apply during the Covenant Relief Period.

Section 10.2. Restrictions on Liens and Negative Pledges.

(a)     Eligible Property Liens; Equity Liens. The Company shall not, and shall not permit any other Loan Party or any Subsidiary of any Loan Party to, create, assume, incur, permit or suffer to exist any Lien on (i) any Equity Interest in any Eligible Property Subsidiary (other than Permitted Equity Liens), (ii) any Equity Interest in any Parent Entity (other than the Parent) or any Loan Party (other than the Parent) that is not an Eligible Property Subsidiary (other than Permitted Equity Liens and, to the extent constituting Liens, Permitted JV/Mortgage Restrictions) or (iii) any Eligible Property (other than Permitted Liens).

(b)     Eligible Property Negative Pledges. The Company shall not, and shall not permit any other Loan Party or any Subsidiary of any Loan Party to, permit (i) any Equity Interest in any Eligible Property Subsidiary or (ii) the Core Hotel Property with respect to any Eligible Property, to be subject to a Negative Pledge.

(c)     Liens and Negative Pledges Following Default. Without limiting the restrictions set forth in clauses (a) and (b) above, if immediately prior to the creation, assumption or incurrence of a Lien or Negative Pledge, or immediately thereafter, either (x) a Default or Event of Default is or would be in existence (including arising from non-compliance with any financial covenant pursuant to Section 10.1.) or (y) the Covenant Relief Period shall be continuing, the Company shall not, and shall not permit any other Loan Party or any Subsidiary of any Loan Party to, create, assume or incur (i) any Lien on any Equity Interests held by the Parent or any Subsidiary of the Parent (other than Permitted Equity Liens and, to the extent constituting Liens, Permitted JV/Mortgage Restrictions), (ii) any Lien on any property or assets (other than Equity Interests) of the Parent or any Subsidiary of the Parent (other than Permitted Liens) or (iii) any Negative Pledge in respect of any property or assets of the Company or any Subsidiary of the Company (other than, to the extent constituting a Negative Pledge, Permitted JV/Mortgage Restrictions with respect to property or assets that constitute Equity Interests); provided, in each case, during the Covenant Relief Period, (1) any Liens securing, or Negative Pledges created pursuant to the terms of, Indebtedness permitted to be secured by Liens under Section 10.11.(a) and (2) Permitted Sale Restrictions arising in connection with any Dispositions not prohibited by Section 10.11.(e), shall not be prohibited by this Section 10.2.(c).

Section 10.3. Restrictions on Intercompany Transfers.

The Company shall not, and shall not permit any other Loan Party or any other Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company (other than an Excluded Subsidiary or an Excluded Foreign Subsidiary) to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Company or any other Subsidiary; (b) pay any Indebtedness owed to the Company or any other Subsidiary; (c) make loans or advances to the Company or any other Subsidiary; or (d) transfer any of its property or assets to the Company or any other Subsidiary; other than:

(i) with respect to clauses (a) – (d), those encumbrances or restrictions (A) contained in any Loan Document, (B) constituting Permitted Sale Restrictions, (C) those encumbrances or restrictions contained in any agreement that evidences Unsecured Indebtedness containing encumbrances or restrictions on the actions described above that are substantially similar to, or, taken as a whole, not more restrictive than, those contained in the Loan Documents (as determined in good faith by the Company), (D) relating to Indebtedness secured by a Lien on assets that is not otherwise prohibited under Sections 10.2.(a), (c)(i) or (c)(ii); provided that the encumbrances and restrictions apply only to the Subsidiary or the assets that are the subject of such Lien, (E) contained in the organizational documents or other agreements binding on or applicable to any Excluded Subsidiary, Excluded Foreign Subsidiary or any Subsidiary that is not a Wholly Owned Subsidiary (but only to the extent such encumbrance or restriction covers any direct or indirect Equity Interest in such Subsidiary or the property or assets of such Subsidiary),

(F) imposed by Applicable Law, (G) contained in an agreement that governs an Investment in, or other agreement binding on, an Unconsolidated Affiliate (but only to the extent such encumbrance or restriction applies to any direct or indirect Equity Interest in such Unconsolidated Affiliate), (H) other than in respect of any Eligible Property Subsidiary, Permitted JV/Mortgage Restrictions or (I) Permitted Transfer Restrictions, and

(ii) with respect to clauses (a) and (d), customary provisions restricting assignment of any agreement, lease, license, permit or other contract entered into by the Company or any of their Subsidiaries in the ordinary course of business.

Section 10.4. Merger, Consolidation, Sales of Assets and Other Arrangements.

The Company shall not, and shall not permit any other Loan Party or any other Subsidiary to: (a) merge or consolidate; (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution) or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions and whether effected pursuant to a Division or otherwise, assets, or the capital stock of or other Equity Interests in any of its Subsidiaries having a fair market value in excess of a Substantial Amount, whether now owned or hereafter acquired; provided, however, that, subject to the restrictions set forth in Section 8.17. and Section 10.11.:

(i)    the Parent or any Subsidiary of the Parent may enter into any transaction of merger or consolidation with or into any other Subsidiary of the Parent or any other Person; provided, however, that:

(A)    (1) immediately prior to entering into such transaction no Default or Event of Default shall exist and (2) at the time of, and immediately thereafter and after giving effect to such transaction no Event of Default arising under Section 11.1.(a), (e) or (f) shall have occurred and be continuing, nor, as the result of the occurrence of any other Event of Default, have the Obligations been accelerated pursuant to Section 11.2.;

(B)    in the case of any merger or consolidation involving (1) any Borrower, such Borrower shall be the surviving entity; (2) the Parent (other than with any Borrower or any Subsidiary Guarantor), the Parent shall be the surviving entity; or (3) any Subsidiary Guarantor (other than with any Borrower), the surviving entity shall be a Guarantor or shall become a Guarantor in accordance with the applicable requirements of Section 8.14.; and

(C)    in the case of the entry into any transaction of merger or consolidation with a Person other than the Parent or a Subsidiary of the Parent which transaction or series of related transactions shall have a fair market value in excess of a Substantial Amount, not later than the date on which such transaction is entered into: (1) the Company shall have given the Administrative Agent and the Lenders written notice of the entry into such transaction; and (2) the Company shall have delivered to the Administrative Agent a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Loan Parties with the financial covenants contained in Section 10.1., after giving effect to such transaction or series of transactions; provided, however, that in the event that the obligation of the Parent or any Subsidiary to consummate such transaction is subject to a financing condition or the obtaining of the requisite approval of the Lenders under this Agreement, the Compliance Certificate required by this clause (2) shall not be required to be delivered until the date on which such transaction is consummated;

(ii)    any Loan Party or any Subsidiary may convey, sell, lease, sublease or otherwise transfer or dispose of, in one transaction or a series of related transactions and whether effected pursuant to a Division or otherwise, its assets, or the capital stock of or other Equity Interests in any of its Subsidiaries to the Parent or any other Subsidiary of the Parent so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; provided, that, in each case described in this Section 10.4.(ii), if any Loan Party that is a limited liability company consummates a Division, each Division Successor shall be required to comply with the obligations set forth in Section 8.14.;

(iii)    any Loan Party or any other Subsidiary may convey, sell, lease, sublease or otherwise transfer or dispose of, whether by one transaction or a series of related transactions and whether effected pursuant to a Division or otherwise, any assets, or capital stock of or other Equity Interests in its Subsidiaries; provided that in the case of any such transaction or series of related transactions involving assets, capital stock or other Equity Interests having a fair market value in excess of the Substantial Amount being conveyed, sold, leased, subleased or otherwise transferred or disposed of to any other Person that is not a Loan Party or a Subsidiary:

(A)    the Company shall have, not later than the date of such transaction or series of related transactions, (1) given the Administrative Agent and the Lenders written notice of such transaction or series of related transactions and (2) delivered to the Administrative Agent a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Loan Parties with the financial covenants contained in Section 10.1., after giving effect to such transaction or series of transactions; and

(B)    immediately prior to any such transaction or series of related transactions, and immediately thereafter and after giving effect to such transaction or series of related transactions, no Event of Default arising under Section 11.1.(a), (e) or (f) shall have occurred and be continuing, nor, as the result of the occurrence of any other Event of Default, have the Obligations been accelerated pursuant to Section 11.2.;

(iv)    the Loan Parties and the other Subsidiaries may lease, sublease or license their respective assets, as lessor, licensor or sublessor (as the case may be), in the ordinary course of their business; and

(v)    any Subsidiary of the Company (including PK Domestic Holdco LLC pursuant to the PK Domestic Holdco Reorganization Transactions, but not any other ~~than~~

~~an~~ Eligible Property Subsidiary) may liquidate, wind-up or dissolve itself (or suffer its liquidation or dissolution) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence.

Section 10.5. Plans.

The Company shall not, and shall not permit any other Loan Party or, except as would not reasonably be expected to (i) have a Material Adverse Effect or (ii) result in the execution, delivery and performance of this Agreement or the other Loan Documents or the Fee ~~Letter~~Letters , or the extensions of credit or repayments of amounts hereunder or thereunder, constituting a non-exempt “prohibited transaction” under ERISA or the Internal Revenue Code, any Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The Company shall not cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event would reasonably be expected to have a Material Adverse Effect.

Section 10.6. Fiscal Year.

The Company shall not, and shall not permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Closing Date.

Section 10.7. Modifications of Organizational Documents.

(a)    The Company shall not, and shall not permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify its articles of incorporation, declaration of trust, partnership agreement, certificate of formation, operating agreement, by-laws or other organizational documents without the prior written consent of the Administrative Agent if such amendment, supplement, restatement or other modification (i) is adverse to the interests of the Administrative Agent or the Lenders in any material respect or (ii) could reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, the Company may adopt the Restated Company Operating Agreement; provided that substantially concurrently with the adoption thereof, the Company shall (i) deliver or cause to be delivered a copy thereof duly certified by the Secretary or Assistant Secretary of the Company and (ii) to the extent requested by the Administrative Agent, deliver or cause to be delivered an opinion of counsel to the Company, addressed to the Administrative Agent and the Lenders in form and substance reasonably satisfactory to the Administrative Agent.

(b)    The Company shall not, and shall not permit, (i) the Parent to reorganize under the laws of a foreign jurisdiction that is not the United States of America, a State thereof or the District of Columbia, (ii) any Parent Entity (other than the Parent) or the Company to convert, invert, reconstitute its organizational form or otherwise reorganize as a Foreign Subsidiary or (iii) any Subsidiary Borrower to convert, invert, reconstitute its organizational form or otherwise reorganize as a Foreign Subsidiary organized under the laws of a jurisdiction other than the jurisdiction of such Subsidiary Borrower’s formation as of the date such Subsidiary Borrower became a Subsidiary Borrower hereunder.

Section 10.8. Transactions with Affiliates.

The Company shall not permit to exist or enter into, and shall not permit any Loan Party or other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Loan Party or any Subsidiary (other than the Parent, the Company, any other Loan Party or any Subsidiary), except:

(a)     as set forth on Schedule 7.1.(s);

(b)     Restricted Payments permitted under Section 10.1.(f);

(c)     transactions permitted by Section 8.17. and Section 10.11.;

(d)     the Spin-Off Transactions;

(e)     amendments to the Distribution Agreement and/or the Ancillary Agreements that are not adverse to the interests of the Administrative Agent or the Lenders in any material respect or otherwise could reasonably be expected to have a Material Adverse Effect;

(f)     transactions upon fair and reasonable terms which are no less favorable to the Company, such Subsidiary, or any Loan Party than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate; ~~and~~

(g)     transactions constituting Investments by the Company or any Subsidiary in any Unconsolidated Affiliate that are not otherwise prohibited under the Loan Documents; and

(h)     the PK Domestic Holdco Reorganization Transactions.

Notwithstanding the foregoing, no payments may be made with respect to any items set forth on such Schedule 7.1.(s) if a Default or Event of Default exists or would result therefrom or during the Covenant Relief Period.

Section 10.9. Environmental Matters.

The Company shall not, and shall not permit any other Loan Party or other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could reasonably be expected to lead to any environmental claim or pose a risk to human health, safety or the environment, to the extent that any of the foregoing could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 10.10. Derivatives Contracts.

The Company shall not, and shall not permit any other Loan Party or other Subsidiary to enter into or become obligated in respect of, Derivatives Contracts, other than Derivatives

Contracts entered into by the Parent, the Company, any other Loan Party or other Subsidiary for a bona fide business purpose to establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated to be held by the Parent, the Company, any other Loan Party or other Subsidiary.

Section 10.11. Additional Covenants during the Covenant Relief Period.

During the Covenant Relief Period, the Company shall not, and shall not permit any other Loan Party or any other Subsidiary to:

(a)     Indebtedness. Incur or otherwise make any Debt Issuance other than:

(i)    Indebtedness under the this Agreement and incurred under the Existing Credit Agreement;

(ii)     Permitted Capital Markets Indebtedness and unsecured convertible debt securities, which Indebtedness under this clause (ii), for the avoidance of doubt, shall be subject to the mandatory prepayment provisions in Section 2.9.(b)(v);

(iii)     Non-Recourse Indebtedness of Excluded Subsidiaries (including Subsidiaries that become Excluded Subsidiaries in connection with the incurrence of such Indebtedness and otherwise in compliance with this Agreement) in an aggregate principal amount up to $350,000,000;

(iv)     Permitted Refinancing Indebtedness;

(v)    COVID-19 Relief Funds;

(vi)     to the extent qualified as Capitalized Lease Obligations, Qualified Ground Leases;

(vii)    Capitalized Lease Obligations and purchase money obligations in respect of personal property in an aggregate amount (excluding any purchase money obligations associated with trade payables that do not constitute Indebtedness) not to exceed 1% of Unencumbered Asset Value (calculated as of December 31, 2019); and

(viii)     Guarantees or intercompany Indebtedness constituting permitted Investments under Section 10.11.(d);

(b)     Debt Prepayments. (i) Voluntarily prepay or otherwise make any voluntary or optional payment in respect of, or voluntarily purchase or otherwise acquire, any subordinated, junior or secured Indebtedness for borrowed money of the Parent and its Subsidiaries, or any other Indebtedness for borrowed money of the Parent or any of its Subsidiaries having a maturity after the Tranche A-2 Maturity Date (other than (x) intercompany Indebtedness to the extent paid to the Company or any Wholly Owned Subsidiary of the Company that is not an Excluded Subsidiary, (y) other intercompany Indebtedness to the extent such payment constitutes a permitted Investment under Section 10.11.(d), or (z) with the proceeds of Permitted Refinancing Indebtedness) or (ii) repay any Indebtedness for borrowed money of the

Parent and its Subsidiaries (other than (x) Indebtedness under this Agreement and under the Existing Credit Agreement, (y) intercompany Indebtedness to the extent paid to the Company or any Wholly Owned Subsidiary of the Company that is not an Excluded Subsidiary and (z) other intercompany Indebtedness to the extent such payment constitutes a permitted Investment under Section 10.11.(d)) having a maturity prior to the Term Loan Maturity Date (as defined in the Existing Credit Agreement as in effect on the First Amendment Effective Date) other than with the proceeds of Permitted Refinancing Indebtedness; provided that the Company shall be permitted to (w) make mandatory prepayments of such Indebtedness under this clause (b)(ii) arising from the disposition (whether voluntary or involuntary) of any asset securing such Indebtedness as of the date of such mandatory prepayment event, (x) repay existing Indebtedness with respect to the DoubleTree Hotel Spokane City Center, (y) make repayments or prepayments in respect of purchase money Indebtedness financing personal property, and (z) make other repayments or prepayments under this clause (b) in an aggregate amount not to exceed $15,000,000 during the Covenant Relief Period;

(c)    Capital Expenditures. Make any capital expenditures except for Permitted Capital Expenditures;

(d)     Investments. Merge or consolidate, or enter into any Acquisition or make any other Investment, other than:

(i)     Permitted Capital Expenditures;

(ii)    Investments in (A) Loan Parties and their Subsidiaries (other than non-Wholly Owned Subsidiaries and Excluded Subsidiaries) and (B) non-Wholly Owned Subsidiaries and Excluded Subsidiaries so long as such Investments do not constitute Guarantees of Indebtedness for Borrowed Money or otherwise constitute a discretionary Investment in such non-Wholly Owned Subsidiary or Excluded Subsidiary; provided that (x) the transfer of any Hotel Property to a non-Wholly Owned Subsidiary or Excluded Subsidiary shall be deemed to be a discretionary Investment and (y) funding a non-Wholly Owned Subsidiary and/or Excluded Subsidiary for operating expenses in the ordinary course of business, debt service when due and required capital expenditures shall not be deemed a discretionary Investment;

(iii)     Investments constituting intercompany Asset Dispositions permitted under Section 10.11.(e);

(iv)     Investments in existing Unconsolidated Affiliates that are required to be made pursuant to such entities’ organizational documents;

(v)     Investments constituting the Acquisition of any Property that shall be an Eligible Property included in the calculation of Unencumbered Asset Value at all times during the Covenant Relief Period after the applicable acquisition date thereof and acquired in an exchange or swap of real property assets in a transaction covered by Section 1031 of the Internal Revenue Code, including 1031 Properties;

(vi)     Investments constituting Guarantees of Customary Non-Recourse Exceptions in respect of any Non-Recourse Indebtedness permitted to be incurred or incurred by Excluded Subsidiaries or Unconsolidated Affiliates;

(vii)     additional Investments in an aggregate amount not to exceed $200,000,000 during the Covenant Relief Period;

(viii)     additional Investments with the Net Cash Proceeds of the issuance of any Equity Interests by the Parent, any Parent Entity or any Borrower to any Person that is not the Parent, any other Parent Entity or a Borrower, in an aggregate amount up to $500,000,000 (calculated in the aggregate together with any such Net Cash Proceeds applied to Permitted Capital Expenditures pursuant to Section 10.11.(c) and that are applied to the acquisition of any Hotel Property; provided that any such Hotel Property shall be an Eligible Property included in the calculation of Unencumbered Asset Value at all times during the Covenant Relief Period;

(ix)     solely necessary to effect the PK Domestic Holdco Reorganization Transactions;

(x)    mergers and consolidations among the Parent and its Subsidiaries so long as, in the case of any merger or consolidation involving (1) any Borrower, such Borrower shall be the surviving entity; (2) the Parent (other than with any Borrower or any Subsidiary Guarantor), the Parent shall be the surviving entity; (3) any Subsidiary Guarantor (other than with any Borrower), the surviving entity shall be a Guarantor or shall become a Guarantor in accordance with the applicable requirements of Section 8.14.; (4) any Wholly Owned Subsidiary that is not an Excluded Subsidiary (other than with any Borrower or any Subsidiary Guarantor), a Wholly Owned Subsidiary that is not an Excluded Subsidiary shall be the surviving entity or (5) any non-Wholly Owned Subsidiary that is not an Excluded Subsidiary (other than with any Borrower, any Subsidiary Guarantor or any Wholly Owned Subsidiary), a non-Wholly Owned Subsidiary (in which the value of the direct and indirect ownership interest of the Company in the surviving non-Wholly Owned Subsidiary is not less than the direct and indirect ownership of any non-surviving entity unless pursuant to a transaction otherwise permitted under Section 10.11.(e)(xi)) or a Wholly Owned Subsidiary that, in either case, is not an Excluded Subsidiary, shall be the surviving entity;

(xi)    Investments in cash and cash equivalents;

(xii)     Investments in respect of Guarantees provided in Permitted Refinancing Indebtedness;

(xiii)    Investments made as a result of the receipt of non-cash consideration from an Asset Disposition permitted under Section 10.11.(e); and

(xiv)    Investments consisting of stock, obligations or securities received in settlement of amounts owing to Park or any of its Subsidiaries in the ordinary course of business or in a distribution received in respect of an Investment permitted under this Section 10.11.(d);

provided that if an Event of Default exists or would exist after giving effect to such Investment, only Investments described in clause (ii)(A) above may be made;

(e)     Asset Dispositions. Make any non-ordinary course Asset Dispositions (including any transaction pursuant to a Hotel Sale Agreement (whether or not permitted hereunder)), other than:

(i)     Asset Dispositions pursuant to a 1031 exchange or swap of real property to the extent replaced by real property assets in a transaction covered by Section 1031 of the Internal Revenue Code, including 1031 Properties, of equal or greater value (or, if for lesser value, such difference in value shall be deemed to be included in the aggregate calculation of $500,000,000 aggregate limitation under this clause (e)) and such replacement asset shall be an Eligible Property included in the calculation of Unencumbered Asset Value at all times during the Covenant Relief Period;

(ii)    intercompany transfers (other than transfers by the Parent or any Wholly Owned Subsidiary of the Parent to any non-Wholly Owned Subsidiary or Excluded Subsidiary or any Subsidiary that becomes a non-Wholly Owned Subsidiary or Excluded Subsidiary during the Covenant Relief Period, in each case, unless constituting a permitted Investment under Section 10.11.(d)(ii)(B));

(iii)    dispositions of minority equity interests in joint ventures;

(iv)     dispositions of the Company’s laundry business;

(v)    dispositions solely to effect the PK Domestic Holdco Reorganization Transactions;

(vi)     transfers and dispositions of cash and cash equivalents as consideration for a transaction permitted by the terms of this Agreement;

(vii)     dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Parent and its Subsidiaries;

(viii)     the termination of Derivatives Contracts permitted by Section 10.10.;

(ix)    transactions permitted under Section 10.11(d)(x), transactions constituting Restricted Payments made pursuant to and in accordance with the provisions of Section 10.1.(f), and Liens in respect of Secured Indebtedness permitted to be incurred under Section 10.11.(a);

(x)     the abandonment of intellectual property rights which, in the reasonable good faith determination of the Company, are no longer used or useful to the business of any Loan Party or their respective Subsidiaries; and

(xi)     additional Asset Dispositions having a fair market value for all such Asset Dispositions during the Covenant Relief Period not to exceed $500,000,000 in the aggregate; provided that

(A)    in the case of any Asset Disposition having a fair market value in excess of $50,000,000 of to any other Person that is not a Loan Party or a Wholly Owned Subsidiary, the Company shall have, not later than the date of such Asset Disposition, given the Administrative Agent and the Lenders written notice of such Asset Disposition; and

(B)    immediately prior to any such Asset Disposition, and immediately thereafter and after giving effect to such transaction or series of related transactions, no Event of Default shall have occurred and be continuing.

ARTICLE XI. DEFAULT

Section 11.1. Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)    Default in Payment. (i) Any Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans, or (ii) any Borrower or any Guarantor shall fail to pay interest on the Loans or any of the other payment Obligations owing by any Borrower or any other Guarantor under this Agreement, any other Loan Document or the Fee ~~Letter~~Letters, within five (5) Business Days of the date when due.

(b)    Default in Performance.

(i)    Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.1.(i) (with respect to any Loan Party or any Eligible Property Subsidiary), Section 8.8.(b), Section 8.12. (with respect to the Parent), Section 8.14.(b)(ii), Section 8.14.(c)(ii), Section  ~~8.16.~~8.16., Section 9.4.(j) or Article X.;

(ii)    Any Parent Entity shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.17.(a), and such failure continues for five (5) Business Days following the occurrence thereof without satisfying the requirements in Section 8.17.(b);

(iii)    The Company shall fail to perform or observe any term, covenant, condition or agreement contained in Section 9.1., 9.2., 9.3. or 9.4.(d) and such failure shall continue for a period of five (5) Business Days after the earlier of (x) the date upon which a Responsible Officer of the Company obtains knowledge of such failure or (y) the date upon which the Company has received written notice of such failure from the Administrative Agent; or

(iv)    Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of thirty (30) days after the earlier of (x) the date upon which a Responsible Officer of the Company obtains knowledge of such failure or (y) the date upon which the Company has received written notice of such failure from the Administrative Agent.

(c)    Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent or any Lender, shall at any time prove to have been incorrect or misleading, in any material respect when furnished or made or deemed made.

(d)    Indebtedness Cross-Default. There shall occur (i) any default, event or condition resulting in (or permitting the) acceleration, mandatory repurchase or mandatory prepayment (other than as a result of (A) customary non-default mandatory prepayment requirements resulting from asset sales, casualty events, debt or equity issuances, extraordinary receipts or borrowing base limitations and (B) any Indebtedness constituting convertible debt becoming due as a result of the exercise by any holder thereof of conversion, exchange or similar rights related to the value of the applicable Loan Party’s equity securities so long as such Indebtedness is converted into or exchanged for Equity Interests (other than Mandatorily Redeemable Stock)) of, or any failure to pay at maturity, Indebtedness (other than the Obligations and Nonrecourse Indebtedness) of the Parent, any Borrower, any Guarantor or any of their Subsidiaries, or any default by the Parent, any Borrower, any Guarantor or any of their Subsidiaries in, or resulting in the payment of amounts in respect of Derivatives Contracts, in excess of $75,000,000 individually or in the aggregate or (ii) any default, event or condition resulting in the acceleration, mandatory repurchase or mandatory prepayment (other than as a result of customary non-default events, such as mandatory prepayments triggered by asset sales or casualty events) of, or any failure to pay at maturity, Nonrecourse Indebtedness of the Parent, any Borrower, any Guarantor or any of their Subsidiaries in a principal amount at any time outstanding in excess of $250,000,000 individually or in the aggregate.

(e)    Voluntary Bankruptcy Proceeding. Any Loan Party or any other Subsidiary or Subsidiaries to which more than 5.0% of Total Asset Value individually or in the aggregate is attributable shall: (i) commence a voluntary case under any Debtor Relief Law; (ii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under any Debtor Relief Law or consent to any proceeding or action described in the immediately following subsection (f); (iii) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (iv) admit in writing its inability to pay its debts as they become due; (v) make a general assignment for the benefit of creditors; (vi) make a conveyance fraudulent as to creditors under any Applicable Law; or (vii) take any corporate, member, partnership or other similar action for the purpose of effecting any of the foregoing.

(f)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Loan Party or any other Subsidiary or Subsidiaries to which more than 5.0% of Total Asset Value individually or in the aggregate is attributable in any court of competent jurisdiction seeking: (i) relief under any Debtor Relief Law; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under any Debtor Relief Law) shall be entered.

(g)    Revocation of Loan Documents. Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or ~~the~~any Fee Letter (except for (i) release of a Subsidiary Guarantor or Collateral pursuant to Section 8.14. or 8.15., (ii) termination of the Commitments in accordance with Section 2.13. and (iii) termination of any Loan Document in accordance with its terms) or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or ~~the~~any Fee Letter or any Loan Document ~~or the Fee Letter~~ shall cease to be in full force and effect (except as a result of the express terms thereof).

(h)    Judgment. A judgment or order for the payment of money or other non-monetary relief shall be entered against any Loan Party or any Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of sixty (60) days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount (other than amounts covered by insurance for which coverage has not been denied in writing by the applicable insurance carrier) exceeds, (x) individually or together with all other such unsatisfied judgments or orders entered against the Loan Parties and the Eligible Property Subsidiaries, $75,000,000 or (y) solely to the extent in relation to any Subsidiary having any obligations in respect of Nonrecourse Indebtedness, individually or together with all other such unsatisfied judgments or orders entered against other Subsidiaries, $250,000,000 or (B) in the case of an injunction or other non-monetary relief, such injunction, judgment or order could reasonably be expected to have a Material Adverse Effect.

(i)    ERISA. Except to the extent constituting Hilton/HGV Retained Liabilities retained, assumed or indemnified by Hilton or HGV pursuant to the Distribution Agreement or the Ancillary Agreements to the extent such retention, assumption or indemnification of such Hilton/HGV Retained Liabilities by Hilton, HGV or their respective Affiliates (other than the Parent and its Subsidiaries) shall not be subject to dispute for a period greater than 45 days following the receipt of a written notice of an Agreement Dispute pursuant to Article IX of the Distribution Agreement or otherwise determined to be unenforceable:

(i)    any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to the ERISA Group aggregating in excess of $10,000,000; or

(ii)    the aggregate “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $10,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(j)    Collateral Documents. Any Collateral Document shall for any reason fail to create a valid and perfected security interest in any portion of the Collateral or Covenant Relief Period Collateral, as applicable, purported to be covered thereby, with the priority required by the applicable Collateral Document, except as (i) permitted by the terms of any Loan Document or (ii) as a result of the release of such security interest in accordance with the terms of any Loan Document.

(k)    Change of Control/Change in Management.

(i)    During any period of twelve (12) consecutive months ending on each anniversary of the Closing Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office;

(ii)    Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding voting stock of the Parent;

(iii)    The Parent shall cease to own and control, directly or indirectly, greater than 50% of the outstanding Equity Interests of the Company;

(iv)    The Parent or a Wholly Owned Subsidiary of the Parent shall cease to either (x) be the sole managing member of the Company or (y) have the sole and exclusive power to exercise all management and control over the Company;

(v)    The Company shall cease to own and control, directly or indirectly, 100% of the outstanding Equity Interests of PK Domestic LLC or any other Borrower (in each case, other than Acceptable Preferred Equity Interests); or

(vi)    The occurrence of any “change of control” or similar event under any Indebtedness (other than Nonrecourse Indebtedness) of the Parent or any of its Subsidiaries with an aggregate principal amount of $75,000,000 or more which results in a default under such Indebtedness beyond the period of grace (if any) or any declaration of such Indebtedness to be due and payable prior to the scheduled maturity thereof.

Notwithstanding the foregoing provisions of this Section 11.1., in the event of a Default or Event of Default arising as a result of the inclusion of any Hotel Property as an Eligible Property at any particular time of reference, if such Default or Event of Default is capable of being cured solely by the exclusion of such Hotel Property as an Eligible Property, the Company shall be permitted a period not to exceed fifteen (15) days from the earlier of (x) the date upon which a Responsible Officer of the Company obtains knowledge of such Default or Event of Default (as applicable) or (y) the date upon which the Company has received written notice of such Default or Event of Default from the Administrative Agent, to exclude such Hotel Property as an Eligible Property by delivering to the Administrative Agent each of the following: (1) written notice thereof and (2) a Compliance Certificate, prepared for each fiscal period in which such Hotel Property was included as an Eligible Property but was not in fact an Eligible Property, evidencing compliance with the financial covenants set forth in Section 10.1. for such period, excluding such Hotel Property as an Eligible Property, as applicable.

Section 11.2. Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)    Acceleration; Termination of Facilities.

(i)    Automatic. Upon the occurrence of an Event of Default specified in Sections 11.1.(e) or 11.1.(f), (1) (A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (B) all of the other Obligations of the Borrowers, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents or the Fee ~~Letter~~Letters shall become immediately and automatically due and payable by each Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by such Borrower on behalf of itself and the other Loan Parties, and (2) the Commitments and the obligation of the Lenders to make Loans hereunder shall all immediately and automatically terminate.

(ii)    Optional. If any other Event of Default shall exist, the Administrative Agent may, with the consent of the Requisite Lenders, and shall, at the direction of the Requisite Lenders: (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (B) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents or the Fee ~~Letter~~Letters to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Borrower on behalf of itself and the other Loan Parties, and (2) terminate the Commitments and the obligation of the Lenders to make Loans hereunder.

(b)    Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c) Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)    Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Company and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of the Company and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e)    Remedies in Respect of Specified Derivatives Contracts and Specified Cash Management Agreements. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider and Specified Cash Management Bank shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, to take any action or avail itself of any remedies available to such Specified Derivatives Provider under any Specified Derivatives Contract or to such Specified Cash Management Bank under any Specified Cash Management Agreement.

Notwithstanding anything to the contrary contained herein, except with respect to an Event of Default under Section 11.1.(e) (solely with respect to the Parent and the Borrowers) or Section 11.1.(f) (solely with respect to the Parent and the Borrowers), no Lender shall cancel or terminate any of its Commitments prior to the Funding Date.

Section 11.3. Marshaling; Payments Set Aside.

No Lender Party shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Guaranteed Obligations. To the extent that any Loan Party makes a payment or payments to a Lender Party, or a Lender Party enforces its security interest or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Guaranteed Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 11.4. Allocation of Proceeds.

(a)    [Intentionally Omitted]

(b)    If an Event of Default exists and maturity of any of the Obligations has been accelerated, all payments received by the Administrative Agent under any of the Loan Documents (or by any Lender as the result of the exercise of rights under Section 13.4.), in respect of any Guaranteed Obligations shall be applied in the following order and priority:

First, to payment of that portion of the Guaranteed Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Guaranteed Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause payable to them;

Third, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause payable to them;

Fourth, to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Loans and payment obligations then owing under Specified Derivatives Contracts and Specified Cash Management Agreements, ratably among the Lenders, the Specified Derivatives Providers and the Specified Cash Management Banks in proportion to the respective amounts described in this clause payable to them; and

Fifth, the balance, if any, after all of the Guaranteed Obligations have been paid in full in cash, to the Company or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Guaranteed Obligations arising under Specified Derivatives Contracts and Specified Cash Management Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider or Specified Cash Management Bank, as the case may be. Each Specified Derivatives Provider or Specified Cash Management Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XII. for itself and its Affiliates as if a “Lender” party hereto.

Section 11.5. [INTENTIONALLY OMITTED]

Section 11.6. [INTENTIONALLY OMITTED]

Section 11.7. Performance by Administrative Agent.

If any Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to such Borrower, and in the case of a Borrower other than the Company, with a copy to the Company, perform or attempt to perform such covenant, duty or agreement on behalf of such Borrower or such other Loan Party after the expiration of any cure or grace periods set forth herein. In such event, such Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrowers under this Agreement or any other Loan Document.

Section 11.8. Rights Cumulative.

(a)    Generally. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and each of the other Loan Documents, of the Specified Derivatives Providers under the Specified Derivatives Contracts and of the Specified Cash Management Banks under the Specified Cash Management Agreements shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent, the Lenders, the Specified Derivatives Providers and the Specified Cash Management Banks may be selective and no failure or delay by any such Lender Party in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b)    Enforcement by Administrative Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article XI. for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Specified Derivatives Provider or Specified Cash Management Bank from exercising the rights and remedies that inure to its benefit under any Specified Derivatives Contract or Specified Cash Management Agreement, as applicable, (iii) any Lender from exercising setoff rights in accordance with Section 13.4. (subject to the terms of Section 3.3.), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article XI. and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 3.3., any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

ARTICLE XII. THE ADMINISTRATIVE AGENT

Section 12.1. Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the

Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article IX. that the Borrowers are not otherwise required to deliver directly to the Lenders. The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by any Borrower, any Loan Party or any other Affiliate of the Company, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders. The Lenders hereby authorize the Administrative Agent to release any Guarantor from the Guaranty (i) in the case of a Subsidiary Guarantor, upon satisfaction of the conditions to release set forth in Section 8.14. or Section 8.15.; (ii) if approved, authorized or ratified in writing by the Requisite Lenders or all of the Lenders hereunder, as the required under the circumstances; or (iii) on the then latest Maturity Date. In connection with any such release of a Guarantor pursuant to the preceding sentence, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release (any execution and delivery of such documents being without recourse to or warranty by the Administrative Agent).

Section 12.2. Bank of America as Lender.

Bank of America shall have the same rights and powers as a Lender, a Specified Derivatives Provider or a Specified Cash Management Bank, as the case may be, under this Agreement, any other Loan Document, any Specified Derivatives Contract or any Specified Cash Management Agreement, as the case may be, as any other Lender, Specified Derivatives Provider or any Specified Cash Management Bank and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Bank of America in each case in its individual capacity. Bank of America and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrowers, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders, any Specified Derivatives Providers or any Specified Cash Management Banks. Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Loan Parties for services in connection with this Agreement, any Specified Derivatives Contract or any Specified Cash Management Agreement, or otherwise without having to account for the same to the other Lenders, any Specified Derivatives Providers or any Specified Cash Management Banks. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 12.3. Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by the Borrowers in respect of the matter or issue to be resolved.

Section 12.4. Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”; provided, a Lender’s failure to provide such a “notice of default” to the Administrative Agent shall not result in any liability of such Lender to any other party to any of the Loan Documents. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 12.5. Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence, bad faith or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Borrowers or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its Related Parties: (a) makes any warranty or representation to any Lender or any other Person or shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by any Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of any Borrower or other Persons or inspect the property, books or records of any Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence, bad faith or willful misconduct in the selection of such agent or attorney-in-fact as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 12.6. Reimbursement by Lenders.

To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 13.2. or Section 13.10. to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s respective Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The agreements in this Section 12.6. shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrowers shall reimburse the Administrative Agent for any such unreimbursed expense or indemnity payment following payment by any Lender to the Administrative Agent in respect of such unreimbursed expense or indemnity payment pursuant to this Section 12.6., the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 12.7. Lender Credit Decision, Etc.

Each of the Lenders expressly acknowledges and agrees that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrowers, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender. Each of the Lenders acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective Related Parties, and based on the financial statements of the Company, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Company, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective Related Parties, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrowers, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its Related Parties. Each of the Lenders acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender.

Section 12.8. Successor Administrative Agent.

The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Company. The Administrative Agent may be removed as Administrative Agent by all of the Lenders (other than the Lender then acting as Administrative Agent) and, provided no Default or Event of Default exists, the Company, upon 30 days’ prior written notice if the Administrative Agent (i) is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties hereunder or (ii) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Company’s approval, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Administrative Agent shall notify the Company and the Lenders that no Lender has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further, that such Lenders so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender were itself the Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XII. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Company and each Lender prior written notice.

Section 12.9. Titled Agents.

The Syndication Agent, in such capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The title given to the Syndication Agent is solely honorific and imply no fiduciary responsibility on the part of the Syndication Agent to the Administrative Agent, any Lender, any Borrower or any other Loan Party and the use of such title does not impose on the Syndication Agent any duties or obligations greater than those of any other Lender or entitle the Syndication Agent to any rights other than those to which any Lender is entitled.

Section 12.10. Specified Derivatives Contracts and Specified Cash Management Agreements.

No Specified Derivatives Provider or Specified Cash Management Bank that obtains the benefits of Section 11.4. by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XII. to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Specified Derivatives Contracts and Specified Cash Management Agreements unless the Administrative Agent has received written notice of such Specified Derivatives Contracts and Specified Cash Management Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider or Specified Cash Management Bank, as the case may be.

Section 12.11. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE

96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 12.12. Administrative Agent May File Proofs of Claim; Credit Bidding.

(a) In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.5., 13.2. and 13.10.) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.5., 13.2. and 13.10.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Requisite Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Requisite Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Requisite Lenders contained in Section 13.7.(b)), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

ARTICLE XIII. MISCELLANEOUS

Section 13.1. Notices.

(a)    Unless otherwise provided herein (including, without limitation, as provided in Section 9.5.), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Parent, Company, Borrower Representative or PK Domestic LLC:

c/o Park Hotels & Resorts Inc.

1775 Tysons Blvd., 7th Floor

McLean, VA 22102

Attn: General Counsel’s Office

Telecopier:      (703) 893-1057

Telephone:      (571) 302-5757

If to the Parent, Company, Borrower Representative or PK Domestic LLC, with a copy to:

Hogan Lovells US LLP

555 Thirteenth Street NW

Washington, D.C. 20004

Attn: Gordon Wilson

Telecopier:      (202) 637-5910

Telephone:      (202) 637-5711

If to the Administrative Agent:

Bank of America, N.A.

Building C

2380 Performance Drive

Richardson, TX 75082

Attn: Taelitha Bonds-Harris

Telecopier:      (214) 290-9644

Telephone:      (214) 209-3408

with a copy to:

Bank of America, N.A.

901 Main Street, 64th floor

Dallas, TX 75202

Attn: Suzanne Eaddy Pickett

Telecopier:      (214) 209-0995

Telephone:      (214) 209-0936

If to the Administrative Agent under Article II:

Bank of America, N.A.

Gateway Village-900 Building

900 W Trade Street

Charlotte, NC 28255-0001

Attn: Patricia Santos

Telecopier:      (980) 387-3794

Telephone:      (704) 625-4200

If to any other Lender:

To such Lender’s address or telecopy number as set forth in its Administrative Questionnaire or as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender shall only be required to give notice of any such other address to the Administrative Agent and the Company. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Company or the Administrative Agent and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 9.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent or any Lender under Article II. shall be effective only when actually received. None of the Administrative Agent or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to receive a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(b) Each Loan Party party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13.1.(a). Each Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 13.5.(b) in any federal or New York State court sitting in New York City. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment (and any similar appointment by a Subsidiary Guarantor which is a Foreign Subsidiary). Said designation and appointment shall be irrevocable by each such Subsidiary Borrower until all Loans, interest thereon and all other amounts payable by such Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.21. Each Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 13.5.(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 13.1.(b); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Subsidiary Borrower. To the extent any Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 13.2. Expenses.

The Borrowers agree (a) to pay or reimburse the Administrative Agent and the Arrangers for all of its and their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including, without limitation, in respect of any notice given by the Borrower Representative under Section 2.17.(a), whether or not the requested increase is actually effected), and the consummation of the transactions contemplated thereby, including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel to the Administrative Agent and all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents and of the Administrative Agent in connection with the review of Properties for inclusion in the calculation of Unencumbered Asset Value, including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel to the Administrative Agent relating to all such activities, (b) [intentionally omitted], (c) to pay or reimburse the Administrative Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letter, including the reasonable and documented out-of-pocket fees, disbursements and other charges of their respective counsel and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel to the Administrative Agent, any Arranger and any Lender incurred in connection with the representation of the Administrative Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 11.1.(e) or 11.1.(f), including, without limitation, (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor in possession financing or any plan of reorganization of any Borrower or any other Loan Party, whether proposed by such Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. Notwithstanding the foregoing, the obligation to reimburse the Arrangers and the Lenders for fees and expenses of counsel in connection with the matters described in clauses (a), (c) and (d) above shall be limited to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent, the Arrangers and the Lenders and, if reasonably necessary, a single local counsel for the Administrative Agent and the Lenders in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Lender Party similarly situated. All reimbursement obligations pursuant to this Section 13.2. shall be due and payable not later than fifteen (15) Business Days following receipt of a reasonably detailed invoice therefor.

Section 13.3. Stamp and Intangible Taxes.

The Company shall pay any and all stamp, excise, intangible, registration and similar taxes or governmental charges and shall indemnify the Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Notes or any of the other Loan Documents.

Section 13.4. Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Administrative Agent, each Lender and each Participant is hereby authorized by the Company, at any time or from time to time while an Event of Default exists, without prior notice to the Parent, any Borrower, any other Loan Party or any other Person, any such notice being hereby expressly waived, but in the case of a Lender or a Participant subject to receipt of the prior written consent of the Administrative Agent and the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, such Participant or any Affiliate of the Administrative Agent or such Lender, to or for the credit or the account of any Borrower or any Subsidiary Guarantor against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2., and although such Obligations shall be contingent or unmatured. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9. and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Promptly following any such set-off, the Administrative Agent shall use commercially reasonable efforts to notify the Company thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off or the application thereof.

Section 13.5. Litigation; Jurisdiction; Other Matters; Waivers.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE PARENT, ANY BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT

PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE PARENT AND EACH BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR THE FEE ~~LETTER~~LETTERS OR IN CONNECTION WITH ANY COLLATERAL, COVENANT RELIEF PERIOD COLLATERAL OR ANY LIEN CREATED HEREUNDER OF THEREUNDER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE PARENT, ANY BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR THE FEE ~~LETTER~~LETTERS OR IN CONNECTION WITH ANY COLLATERAL, COVENANT RELIEF PERIOD COLLATERAL OR ANY LIEN CREATED HEREUNDER OR THEREUNDER.

(b) EACH OF THE PARENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR, AT THE OPTION OF THE ADMINISTRATIVE AGENT, ANY STATE COURT LOCATED IN NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PARENT, ANY BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT AND THE LOANS, THE NOTES OR ANY OTHER LOAN DOCUMENT OR THE FEE ~~LETTER~~LETTERS OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR ANY COLLATERAL OR ANY COVENANT RELIEF PERIOD COLLATERAL. THE PARENT, EACH BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH OF THE PARENT AND EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT ITS ADDRESS FOR NOTICES PROVIDED FOR HEREIN. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL

UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

Section 13.6. Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Parent, the Company, any Borrower or any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 13.6. or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section 13.6. (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 13.6. and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. The parties hereby agree that BofA Securities in its capacity as Lead Arranger and sole bookrunner may, without notice to the Borrowers, assign its rights and obligations in such capacities under this Agreement to any other registered broker–dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.

(b)    Assignments by Lenders. Subject to sub-clause (viii) below, any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Tranche A-1 Commitment, its Tranche A-2 Commitment, its Incremental TL Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of an assigning Tranche A-1 Lender’s Tranche A-1 Commitment and/or the Tranche A-1 Loans at the time owing to it, or in the case of an assignment of the entire remaining amount of an assigning Tranche A-2 Lender’s Tranche A-2 Commitment and/or the Tranche A-2 Loans at the time owing to it, or in the case of an assignment of the entire remaining amount of an assigning Incremental TL Lender’s Incremental TL Commitment and/or the Incremental Tranche Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in the immediately preceding subsection (A), the aggregate amount of the Tranche A-1 Commitment (which for this purpose includes Tranche A-1 Loans outstanding thereunder) or, if the applicable Tranche A-1 Commitment is not then in effect, the principal outstanding balance of the Tranche A-1 Term Loans, the aggregate amount of the Tranche A-2 Commitment (which for this purpose includes Tranche A-2 Loans outstanding thereunder) or, if the applicable Tranche A-2 Commitment is not then in effect, the principal outstanding balance of the Tranche A-2 Term Loans, and the aggregate amount of the Increment TL Commitment (which for this purpose includes Incremental Tranche Loans outstanding thereunder) or, if the applicable Incremental TL Commitment is not then in effect, the principal outstanding balance of the Incremental Tranche Loans, as the case may be, of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Event of Default pursuant to Section 11.1.(a), 11.1.(e) or 11.1.(f) shall exist, and subject to clause (iii)(A)(z) below, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Tranche A-1 Commitment (which for this purpose includes Tranche A-1 Loans outstanding thereunder) or, if the applicable Tranche A-1 Commitment is not then in effect, the principal outstanding balance of the Tranche A-1 Term Loans, the amount of the Tranche A-2 Commitment (which for this purpose includes Tranche A-2 Loans outstanding thereunder) or, if the applicable Tranche A-2 Commitment is not then in effect, the principal outstanding balance of the Tranche A-2 Term Loans, and the amount of the Increment TL Commitment (which for this purpose includes Incremental Tranche Loans outstanding thereunder) or, if the applicable Incremental TL Commitment is not then in effect, the principal outstanding balance of the Incremental Tranche Loans, as the case may be, held by such assigning Lender would be less than $10,000,000, then such assigning Lender shall assign the entire amount of its Tranche A-1 Commitment, Tranche A-2 Commitment, Increment TL Commitment and the related Loans at the time owing to it.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Type of Loan or Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Tranches on a non-rata basis.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)    the consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default pursuant to Section 11.1.(a), 11.1.(e) or 11.1.(f) shall exist at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of assignments to a Person that is not already a Lender, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender.

(iv)    Assignment and Acceptance; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 (or $7,500 (or such lesser amount as the Administrative Agent may agree, such lesser amount not to be less than $4,500 in any event) in the event that such transferor Lender is a Defaulting Lender) for each assignment (which fee the Administrative Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent, and the Borrower Representative shall make appropriate arrangements so that (i) to the extent requested by the assignee or transferor Lender, new Notes are issued to the assignee and such transferor Lender, as appropriate and (ii) any Notes held by the transferor Lender are promptly returned to the Borrower Representative for cancellation (and, to the extent not so returned, the Borrowers shall be entitled to receive a customary indemnity agreement of the type described in Section 2.12.(c)(ii)(A) from such transferor Lender).

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower Representative and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii) No Assignments. Notwithstanding anything to the contrary contained in this Agreement, no Lender (other than Bank of America) may assign or conduct any secondary sale of its Commitments on or prior to the Funding Date, and thereafter may not transfer, assign or sell any of its Commitments until the earlier of (i) the ninetieth (90th) day following the Closing Date and (ii) such other date that the primary syndication of the Commitments is completed (as determined by the Lead Arranger); provided, however, that (x) any assignments by Bank of America during the foregoing period shall be subject to Section 13.6.(b)(iii) and (y) other than with the consent of the Borrower Representative, no such assignment to an Affiliate of any Lender or an Approved Fund on or prior to the Funding Date will relieve such Lender from any of its obligations hereunder, including the obligation of such Lender to make Loans under Section 2.02. on the Funding Date if the conditions set forth in Section 6.1.(II) are satisfied, unless and until such Affiliate or Approved Fund shall have funded the portion of such Lender’s Commitments so assigned on the Funding Date.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.4., 13.2. and 13.10. and the other provisions of this Agreement and the other Loan Documents as provided in Section 13.11. with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 13.6.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than any Person described in Sections 13.6.(b)(v) or (vi)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Except as otherwise provided in Section 13.4. or as otherwise expressly stated herein, no Participant shall have any rights or benefits under this Agreement or any other Loan Document. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (x) extend the date on which any scheduled payment of principal on the Loans or portions thereof owing to such Lender is to be made, (y) reduce the rate at which interest is payable thereon (other than a waiver of default interest and changes in calculation of the Leverage Ratio that may indirectly affect pricing) or (z) release all or substantially all of the Collateral (except as contemplated by Section 8.14. or 8.15.) or all or substantially all of the Guarantors from their obligations under the Guaranty (except as contemplated by Section 8.14. or 8.15.), in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10., 5.1. and 5.4. (subject to the requirements and limitations therein, including the requirements under Section 3.10.(g) (it being understood that the documentation required under Section 3.10.(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.9.(h) or 5.6. as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 3.10. or 5.1., with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participations. Each Lender that sells a participation agrees, at the Borrower Representative’s request and expense, to use reasonable efforts to cooperate with the Borrower Representative to effectuate the provisions of Section 3.9.(h) or 5.6. with respect to any

Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.4. as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3. as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) No Registration. Each Lender agrees that, without the prior written consent of each Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

(g) [Intentionally Omitted]

(h) USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

Section 13.7. Amendments and Waivers.

(a) Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by any Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and

(iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction or with the written consent of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Subject to the immediately following subsection (b), any term of this Agreement or of any other Loan Document relating to the rights or obligations of the Lenders of any Tranche, and not any other Lenders, may be amended, and the performance or observance by any Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Requisite Tranche Lenders with respect to such Tranche (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto). Notwithstanding anything to the contrary contained in this Section, the Fee Letter may only be amended, and the performance or observance by any Loan Party thereunder may only be waived, in a writing executed by the parties thereto.

(b)    Additional Lender Consents. Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following:

(i)    increase (or reinstate) the Commitments of any Lender or subject any Lenders to any additional obligations without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 6.1., 6.2. or 6.4. or of any Default or Event of Default and the forbearance with respect to such Default or Event of Default, if issued in accordance with Section 13.7.(a) above, is not considered an increase in, or extension or reinstatement of, the Commitments of any Lenders);

(ii)    reduce the principal of, or interest that has accrued or rate of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations (other than a waiver of default interest and changes in calculation of the Leverage Ratio that may indirectly affect pricing) without the written consent of each Lender directly and adversely affected thereby; provided, however, that only the written consent of the Requisite Lenders shall be required for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”;

(iii)    reduce the amount of any Fees payable to any Lender without the written consent of such Lender; provided, however, that only the consent of the Requisite Lenders shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce any Fee payable based on such financial covenant;

(iv)    modify the definition of “Tranche A-1 Maturity Date” or otherwise postpone any date on which a, or forgive any, scheduled payment of principal of the Tranche A-1 Loans, Fees payable to any Tranche A-1 Lenders or any other Obligations owing to the Tranche A-1 Lenders (excluding mandatory prepayments, if any), in each case, without the written consent of each Tranche A-1 Lender directly and adversely affected thereby;

(v)    modify the definition of “Tranche A-2 Maturity Date” or otherwise postpone any date on which a, or forgive any, scheduled payment of principal of the Tranche A-2 Loans, Fees payable to any Tranche A-2 Lenders or any other Obligations owing to the Tranche A-2 Lenders (excluding mandatory prepayments, if any), in each case, without the written consent of each Tranche A-2 Lender directly and adversely affected thereby;

(vi)    with respect to any Incremental TL Tranche, modify the “Maturity Date” of such Tranche or otherwise postpone any date on which a, or forgive any, scheduled payment of principal of the related Incremental Tranche Loans, Fees payable to the applicable Incremental TL Lenders or any other Obligations owing to such Incremental TL Lenders (excluding mandatory prepayments, if any), in each case, without the written consent of each Incremental TL Lender directly and adversely affected thereby;

(vii)    change the definition of Pro Rata Share or amend or otherwise modify the provisions of Sections 3.2. or 11.4. without the written consent of each Lender directly and adversely affected thereby;

(viii)    amend subsection (a) or this subsection (b) of this Section 13.7. without the written consent of each Lender directly and adversely affected thereby;

(ix)    modify the definition of the term “Requisite Lenders” or except as otherwise provided in the immediately following clause (x), modify in any other manner that reduces the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Lender;

(x)    modify the definition of the term “Requisite Tranche Lenders” or modify the Loan Documents in any other manner that reduces the number or percentage of the Lenders with respect to any Tranche required to make any determinations or waive any rights hereunder or to modify any provision hereof solely with respect to the Lenders of any Tranche without the written consent of each Lender in such Tranche;

(xi)    release (i) any Borrower or all or substantially all of the Subsidiary Guarantors from their obligations under the Guaranty or Article XIV (except as contemplated by Section 8.14. or 8.15.) or (ii) all or substantially all of the value of the Collateral (except as contemplated by Section 8.15.) without the written consent of each Lender; or

(xii)    waive a Default or Event of Default under Section 11.1.(a) without the written consent of each Lender directly and adversely affected thereby.

(c) Non-Consenting Lenders. If any Lender (a “Non-Consenting Lender”) does not consent to a proposed amendment, waiver, consent or release with respect to any Loan

Document that requires the consent of each Lender or each Lender directly affected thereby and that has been approved by the Requisite Lenders, the Company may replace such Non-Consenting Lender in accordance with Section 5.6.; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant to this subsection (c)).

(d) Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders in any material respect shall require the written consent of such Defaulting Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by any Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

(e) Technical Amendments. Notwithstanding anything to the contrary in this Section 13.7., if the Administrative Agent and the Company have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Company shall be permitted to amend and/or supplement such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency (and the Administrative Agent shall promptly provide a copy of any such amendment and/or supplement to the Lenders). Any such amendment or supplement shall become effective without any further action or consent of any of other party to this Agreement.

(f) Release of Collateral. The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Company on any Collateral or any Covenant Relief Period Collateral, as applicable (i) upon the termination of the Commitments, payment and satisfaction in full in cash of all Obligations (other than Obligations not yet due and payable in connection with Specified Derivatives Contracts and other Obligations expressly stated to survive such payment and termination), (ii) as required to effect any sale or other disposition of such Collateral or Covenant Relief Period Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Section ~~11.2. or~~11.2., (iii) upon the occurrence of a Collateral Release Date in accordance with the terms and conditions of Sections 8.14. and ~~8.15.~~8.15 or (iv) with respect to the Covenant Relief Period Collateral, in connection with any Covenant Relief Period Guarantor and Collateral Release in accordance with the terms and conditions of Section 8.15.(a)(ii) and (b)(ii). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral so long as a Collateral Period is then in effect or the Covenant Relief Period Collateral, as applicable.

(g) Amendments for Incremental Credit Facilities. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with only the written consent of the Administrative Agent and the Borrowers (a) to provide for the making of any Incremental Facility as contemplated by Section 2.17. and to permit the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders in respect of such Incremental Facilities in any determination of the Requisite Lenders.

Section 13.8. Nonliability of Administrative Agent and Lenders.

The relationship between the Borrowers, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. The Administrative Agent, each Lender and their Affiliates may have economic interests that conflict with those of the Loan Parties, their stockholders and partners and/or their Affiliates. No Lender Party shall have any fiduciary responsibilities to any Borrower or any other Loan Party and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender Party to any Lender, any Borrower, any Subsidiary or any other Loan Party. No Lender Party undertakes any responsibility to any Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower’s business or operations.

Section 13.9. Confidentiality.

Except as otherwise provided by Applicable Law, each of the Administrative Agent and each Lender agrees that it shall not disclose and shall treat confidentially all Information (as defined below) furnished by the Borrowers or the Parent or on their behalf but in any event may make disclosure: (a) to any of their respective Affiliates and their other Related Parties solely in connection with the transactions contemplated hereby who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential in accordance with the terms of this Section (and each of the Administrative Agent and each Lender shall be responsible for its respective Affiliates’ and

Related Parties’ compliance with this Section); (b) as reasonably requested by any bona fide Eligible Assignee, Participant or other permitted transferee or any of their Affiliates in connection with the contemplated transfer of any Commitment, Loan or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) to any actual or prospective counterparty (or its advisors) to any swap or derivatives transaction relating to any Borrower or any of their Affiliates and its obligations (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (d) as required or requested by any Governmental Authority or representative thereof, pursuant to the order of any court or administrative agency pursuant to legal process or in connection with any pending legal or administrative proceedings or as otherwise required by Applicable Law or compulsory legal process (in which case, such Person shall, to the extent permitted by Applicable Law and reasonably practicable, inform the Company promptly thereof except with respect to any audit or examination conducted by bank accountants or any Governmental Authority exercising routine examination, oversight or regulatory review); (e) to the Administrative Agent’s or such Lender’s independent auditors and other professional advisors and other experts or agents or representatives solely in connection with the transactions contemplated hereby who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential in accordance with the terms of this Section (and each of the Administrative Agent and each Lender shall be responsible for its respective Affiliates’ compliance with this Section); (f) if an Event of Default exists, to any other Person, in connection with the exercise by the Administrative Agent or the Lenders (or Specified Derivatives Provider or Specified Cash Management Bank) of rights hereunder or under any of the other Loan Documents (or under any Specified Derivatives Contract or Specified Cash Management Agreement) or any action or proceeding relating to any Loan Documents (or any Specified Derivatives Contract or Specified Cash Management Agreement) or the enforcement of rights hereunder or thereunder; (g) to the extent such information (x) becomes publicly available other than as a result of improper disclosure or a breach of this Section by such Person or any of its Affiliates or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers, the Parent or any of their Affiliates that is not to such Person’s knowledge subject to confidentiality obligations to the Borrowers, the Parent or any of their Affiliates; (h) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it or any of its Affiliates, their business or operations (in which case, such Person shall, to the extent permitted by Applicable Law and reasonably practicable, inform the Company promptly thereof prior to disclosure except with respect to any audit or examination conducted by any governmental bank regulatory authority exercising examination or regulatory authority); (i) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (j) to any other party hereto; (k) to the extent that such information is independently developed by such Person; (l) for purposes of establishing a “due diligence” defense; (m) to enforce their respective rights hereunder or under the Fee Letter; and (n) with the consent of the Company. Notwithstanding the foregoing, the Administrative Agent and each Lender may disclose any such confidential information, without notice to any Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent or such Lender. As used in this Section, the term “Information” means all information received from any Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses pursuant to the requirements of the Administrative Agent or otherwise in connection with the Loan Documents, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower, any other Loan Party, any other Subsidiary or any Affiliate.

Section 13.10. Indemnification.

(a) Each of the Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, and shall pay or reimburse any such Indemnified Party for, any and all losses, claims (including without limitation, Environmental Claims), damages, liabilities and related expenses (including without limitation, the fees, charges and disbursements of any counsel for any Indemnified Party (which shall be limited to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Indemnified Parties and, if reasonably necessary, a single local counsel for the Indemnified Parties in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnified Parties similarly situated)), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Company, any other Loan Party or any other Subsidiary) other than such Indemnified Party and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company, any other Loan Party or any other Subsidiary, or any Environmental Claim related in any way to the Company, any other Loan Party or any other Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding (an “Indemnity Proceeding”) relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company, any other Loan Party or any other Subsidiary, and regardless of whether any Indemnified Party is a party thereto, or (v) any claim (including without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent, any Arranger or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNIFIED PARTY; provided, however, that the Borrowers shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this Section 13.10. to the extent arising from (A) the gross negligence, bad faith or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment, (B) a material breach by such Indemnified Party of its obligations under the Loan Documents, as determined by a court of competent jurisdiction in a final, non-appealable judgment, (C) any dispute solely among Indemnified Parties (except in connection with claims or disputes (1) against the Administrative Agent and/or the Arrangers in their respective capacities relating to whether the conditions to any Loan have been satisfied, (2) against the Administrative Agent and/or the Arrangers in their respective capacities with respect to a Defaulting Lender or the determination of whether a Lender is a Defaulting Lender, (3) against the Administrative Agent and/or the Arrangers in their respective capacities as such and (4) directly resulting from any act or omission on the part of the Parent, any Borrower, any other Loan Parties or any other Subsidiary), and (D) tax and yield maintenance matters otherwise addressed in Section 3.10. and Section 5.1.

(b) If and to the extent that the obligations of any Borrower under this Section are unenforceable for any reason, such Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(c) The Borrowers’ obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

(d) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all costs and expenses incurred by such Indemnified Party shall be reimbursed by the Borrowers. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrowers hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Borrowers are required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrowers have provided evidence reasonably satisfactory to such Indemnified Party that the Borrowers have the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

References in this Section 13.10. to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers and Specified Cash Management Banks, as applicable.

Section 13.11. Termination; Survival.

At such time as (a) all of the Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans and (c) all Obligations (other than obligations which survive as hereafter provided in this Section 13.11. and contingent indemnification obligations that have not been asserted) have been paid and satisfied in full, this

Agreement shall terminate. Promptly following such termination, each Lender shall promptly return to the Borrower Representative any Note issued to such Lender. The provisions of Sections 3.10., 5.1., 5.4. and 13.5., the indemnities to which the Administrative Agent and the Lenders are entitled under Sections 12.6., 13.2., 13.10. and any other provision of this Agreement and the other Loan Documents, shall continue in full force and effect and shall protect the Administrative Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement. Upon the Company’s request, the Administrative Agent agrees to deliver to the Company, at the Company’s sole cost and expense, written confirmation of the foregoing termination.

Section 13.12. Severability of Provisions.

If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 13.13. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 13.14. Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 13.15. No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Parent and the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Parent, the Company, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand,

(B) each of the Parent, the Company, and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Parent, the Company and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent, each Lender and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent, the Company, any other Loan Party, or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Lender nor any Arranger has any obligation to the Parent, the Company, any other Loan Party, or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and each Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent, the Company, the other Loan Parties, and their respective Affiliates, and neither the Administrative Agent, any Lender nor any Arranger has any obligation to disclose any of such interests to the Parent, the Company, any other Loan Party, or any of their respective Affiliates. To the fullest extent permitted by Applicable Law, each of the Parent, the Company, and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, each Lender and each Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 13.16. Obligations with Respect to Loan Parties.

The obligations of the Company to direct or prohibit the taking of certain actions by the other Loan Parties and Subsidiaries as specified herein shall be absolute and not subject to any defense the Company may have that the Company does not control such Loan Parties or Subsidiaries.

Section 13.17. Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 13.18. Limitation of Liability.

None of the Administrative Agent or any Lender, or any of their respective Related Parties shall have any liability with respect to, and each Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential or punitive damages suffered or incurred by any Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents or the Fee ~~Letter~~Letters , or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Borrower hereby waives, releases, and agrees not to sue the Administrative Agent or any Lender or any of the Administrative Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.

Section 13.19. Entire Agreement.

This Agreement, the Notes, the other Loan Documents and the Fee Letter embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. To the extent any term of this Agreement is inconsistent with a term of any other Loan Document to which the parties of this Agreement are party, the term of this Agreement shall control to the extent of such inconsistency. Without limitation of the foregoing: THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE FEE LETTER REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR. CONTEMPORANEOUS, OR SUBSEQUENT ORAL ARGUMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 13.20. Construction.

The Administrative Agent, each Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, each Borrower and each Lender.

Section 13.21. Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 13.22. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any ~~EEA~~the applicable Resolution Authority.

Section 13.23. Nonrecourse to the Parent; Limited Nature of the Parent’s Obligations under this Agreement.

Unless the Parent becomes a Guarantor pursuant to Section 8.17.(b) and subject to the limitations described below in this Section 13.23., notwithstanding anything to the contrary set forth in this Agreement or in any of the other Loan Documents, the Obligations of the Loan Parties under this Agreement and the other Loan Documents are non-recourse to the Parent or any Parent Entity as a result of its capacity as a member of the Company and as a result of its having joined in the execution of this Agreement; provided that the foregoing shall not limit any recourse to the Loan Parties and their respective assets, whether now owned or hereafter acquired. The Lender Parties, by such other Persons’ acceptance of the benefits of this Agreement and the other Loan Documents, agree that, unless the Parent has become a Guarantor pursuant to Section 8.17.(b), (x) the Parent and the Parent Entities shall not be liable for any of the Obligations of the Loan Parties under this Agreement or any other Loan Documents as a result of its status as a member of the Company or otherwise and (y) the Parent is joining in the execution of this Agreement solely for the limited purpose of being bound by the terms of the Sections of this Agreement expressly applicable to the Parent, including all covenants made by the Parent and the Parent Entities. Notwithstanding the foregoing, (a) if an Event of Default occurs, nothing in this Section 13.23. shall in any way prevent or hinder any Lender Party in the pursuit or enforcement of any right, remedy, or judgment against the Loan Parties or any of their respective assets and (b) the Parent shall be fully liable to the Lender Parties for any breach by the Parent of any of Section 8.8.(b), 8.12., 8.13., 8.16., 8.17. or 13.24. and otherwise to the same extent that Parent would be liable absent the foregoing provisions of this Section 13.23. for fraud or willful misrepresentation or any other unlawful acts by the Company, any Borrower, the Parent, any other Loan Party or any of their respective Affiliates or Subsidiaries (to the full extent of losses suffered by any Lender Party by reason of such fraud or willful misrepresentation or such other unlawful acts).

Section 13.24. Subordination of Intercompany Indebtedness.

The Parent hereby expressly covenants and agrees for the benefit of the Administrative Agent and the other Lender Parties that all obligations and liabilities of any other Loan Party or Subsidiary to the Parent of whatever description, including without limitation, all intercompany Indebtedness or receivables of the Parent from any other Loan Party or Subsidiary (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Obligations hereunder. During the continuance of an Event of Default, the Parent shall not accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from any Loan Party or Subsidiary on account of or in any manner in respect of any Junior Claim until all of the Obligations have been indefeasibly paid in full.

Section 13.25. Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Derivatives Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)     In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)     As used in this Section 13.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE XIV. CROSS-GUARANTEE

In order to induce the Lenders to extend credit to the other Borrowers hereunder, but subject to the last sentence of this Article XIV, each Borrower hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of such other Borrowers. Each Borrower further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

Each Borrower irrevocably and unconditionally jointly and severally agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Administrative Agent and the Lenders immediately on demand against any cost, loss or liability they incur as a result of any Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under this Article XIV on the date when it would have been due (but so that the amount payable by a Borrower under this indemnity will not exceed the amount it would have had to pay under this Article XIV if the amount claimed had been recoverable on the basis of a guarantee).

Each Borrower waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each Borrower hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Obligations; (g) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Loan Party or any other guarantor of any of the Obligations, for any reason related to this Agreement, any Specified Derivatives Contract, any Specified Cash Management Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Obligations, of any of the Obligations or otherwise affecting any term of any of the Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of such Borrower to subrogation.

Each Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower or any other Person.

The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.

Each Borrower further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Obligations of such other Borrowers now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation (including a payment effected through exercise of a right of setoff) is rescinded or is or must otherwise be restored or returned by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against any Borrower by virtue hereof, upon the failure of any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent or any Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon.

Upon payment by any Borrower of any sums as provided above, all rights of such Borrower against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Obligations owed by such Borrower to the Administrative Agent and the Lenders.

Nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of the Obligations.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Article XIV or the Guaranty (if any), as applicable, in respect of Specified Derivatives Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article XIV or the Guaranty (if any), as applicable, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Article XIV or the Guaranty (if any), as applicable, shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized officers all as of the day and year first above written.

COMPANY:

PARK INTERMEDIATE HOLDINGS LLC,
a Delaware limited liability company

By:
Name:
Title:

PK DOMESTIC LLC:

PK DOMESTIC PROPERTY LLC,
a Delaware limited liability company

By: Park Intermediate Holdings LLC, its managing member

By:
Name:
Title:

PARENT:

PARK HOTELS & RESORTS INC.,
a Delaware corporation

By:
Name:
Title:

[Signatures Continued on Next Page]

[Signature Page to Delayed Draw ~~Term Loan~~Existing Credit Agreement]

BANK OF AMERICA, N.A., as Administrative
Agent

By:
Name:
Title:

[Signatures Continued on Next Page]

[Signature Page to Delayed Draw ~~Term Loan~~Existing Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

[Signatures Continued on Next Page]

[Signature Page to Delayed Draw ~~Term Loan~~Existing Credit Agreement]

[TBD], as a Lender

By:
Name:
Title:

[End of Signatures]

[Signature Page to Delayed Draw ~~Term Loan~~Existing Credit Agreement]

SCHEDULE I

LENDERS AND COMMITMENTS

Tranche A-1

Tranche A-1 Lenders	Tranche A-1 Commitment	Tranche A-1 Commitment Percentage
Bank of America, N.A.	$13,636,363.69	13.6363636400%
Wells Fargo Bank National Association	$10,454,545.46	10.4545454600%
The Bank of Nova Scotia	$6,363,636.36	6.3636363600%
BBVA USA	$6,363,636.36	6.3636363600%
Branch Banking and Trust Company	$6,363,636.36	6.3636363600%
Citibank, N.A.	$6,363,636.36	6.3636363600%
PNC Bank, National Association	$6,363,636.36	6.3636363600%
Sumitomo Mitsui Banking Corporation	$6,363,636.36	6.3636363600%
SunTrust Bank	$6,363,636.36	6.3636363600%
U.S. Bank National Association	$6,363,636.36	6.3636363600%
Capital One, National Association	$4,545,454.54	4.5454545400%
Credit Agricole Corporate and Investment Bank	$4,545,454.54	4.5454545400%
Regions Bank	$4,545,454.54	4.5454545400%
TD Bank	$4,545,454.54	4.5454545400%
Barclays Bank PLC	$2,272,727.27	2.2727272700%
Goldman Sachs Bank USA	$2,272,727.27	2.2727272700%
Raymond James Bank, N.A.	$2,272,727.27	2.2727272700%

TOTAL:	$100,000,000.00	100.000000000%

Tranche A-2

Tranche A-2 Lenders	Tranche A-2 Commitment	Tranche A-2 Commitment Percentage
Bank of America, N.A.	$115,909,090.90	13.63636363529%
Wells Fargo Bank National Association	$88,863,636.36	10.45454545412%
The Bank of Nova Scotia	$54,090,909.09	6.36363636353%
BBVA USA	$54,090,909.09	6.36363636353%
Branch Banking and Trust Company	$54,090,909.09	6.36363636353%
Citibank, N.A.	$54,090,909.09	6.36363636353%
PNC Bank, National Association	$54,090,909.09	6.36363636353%
Sumitomo Mitsui Banking Corporation	$54,090,909.09	6.36363636353%
SunTrust Bank	$54,090,909.09	6.36363636353%
U.S. Bank National Association	$54,090,909.09	6.36363636353%
Capital One, National Association	$38,636,363.64	4.54545454588%
Credit Agricole Corporate and Investment Bank	$38,636,363.64	4.54545454588%
Regions Bank	$38,636,363.64	4.54545454588%
TD Bank	$38,636,363.64	4.54545454588%
Barclays Bank PLC	$19,318,181.82	2.27272727294%
Goldman Sachs Bank USA	$19,318,181.82	2.27272727294%
Raymond James Bank, N.A.	$19,318,181.82	2.27272727294%

TOTAL:	$850,000,000.00	100.000000000%

Exhibit B

PARK INTERMEDIATE HOLDINGS LLC

FIRST AMENDMENT TO LOAN AGREEMENT

May 8, 2020

LIST OF CLOSING DOCUMENTS1

DOCUMENTS		SIGNATORIES	STATUS

A. LOAN DOCUMENTS

1.	First Amendment to Loan Agreement (the “Amendment”) by and among Park Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), Park Hotels & Resorts Inc., a Delaware corporation (the “Parent”), PK Domestic Property LLC, a Delaware limited liability company (“PK Domestic”), the Subsidiaries of the Company from time to time parties thereto as Subsidiary Borrowers (collectively with the Company, PK Domestic, the “Borrowers”), certain of the Lenders (“Lenders”) and Bank of America, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”).	☐ Company ☐ PK Domestic ☐ Parent ☐ Administrative Agent ☐ Lenders

2.	Exhibit A to the Amendment – Conformed Copy of the Loan Agreement	N/A

3.	Pari Passu Intercreditor Agreement	☐ Administrative Agent ☐ Administrative Agent (as defined in the Existing Credit Agreement) ☐ Additional collateral agents, if any

B. CORPORATE DOCUMENTS

4.

Officer’s Certificate executed by each Loan Party, attaching the following documents:

(i).   the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership or other comparable organizational document (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(ii).  a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

☐ Each Loan Party

[1]

Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Amendment. Items appearing in bold italics shall be prepared and/or provided by the Company and/or its counsel.

DOCUMENTS		SIGNATORIES	STATUS

(iii).  a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, in the case of each Borrower, authorized to execute and deliver on behalf of such Borrower Notices of Borrowing, Notices of Conversion and Notices of Continuation (or, if there have been no changes to the certificate of incumbency since previously delivered to the Administrative Agent on a prior date, a certification signed by the Secretary of Assistant Secretary (or other individual performing similar functions) of such Loan Party that each of the officers listed on such certificate of incumbency remain authorized to execute and deliver such documents and notices on behalf of such Loan Party); and

(iv).   copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party.

C. CLOSING CERTIFICATES AND MISCELLANEOUS

5.	Opinion of Hogan Lovells LLP, counsel to the Company and the other Loan Parties.	☐ Hogan Lovells LLP

6.

Certificateof a Responsible Officer of the Company certifying that:

(i).   All representations and warranties made or deemed made by each Borrower and any other Loan Party contained in the Amendment, in the Amended Loan Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall be true and correct in all respects) on and as of the First Amendment Effective Date with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (unless such representation and warranty is qualified by materiality, in which event such representation and warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Loan Documents;

(ii).  no Default or Event of Default has occurred and is continuing;

(iii).  there is no litigation that could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the closing of the Amendment; and

(iv).   the Borrowers have obtained all consents and approvals necessary for their execution, delivery and performance of the Amendment.

☐ Company

7.	UCC lien, tax lien and name variation search reports naming each Loan Party identified as a Pledgor or Pledged Subsidiary on Annex I hereto from the appropriate offices in relevant jurisdictions.	N/A

DOCUMENTS		SIGNATORIES	STATUS
D. POST-CLOSING

8.	Guaranty (subject to delivery up to 45 days after the First Amendment Effective Date).	☐ Each of the Loan Parties identified as a Guarantor on Annex I hereto

9.	Pledge Agreement (subject to delivery up to 45 days after the First Amendment Effective Date).	☐ Each of the Loan Parties identified as a Pledgor on Annex I hereto ☐ Administrative Agent

10.	UCC financing statements naming each of the Loan Parties identified as a Pledgor on Annex I hereto, as debtor, and the Administrative Agent, as secured party, as filed with the applicable filing office identified opposite such Loan Party’s name on Annex I hereto (subject to delivery up to 45 days after the First Amendment Effective Date).	N/A

11.	Delivery of certificated securities of each of the Loan Parties identified as a Pledged Subsidiary on Annex I hereto, if any, together with any applicable stock powers delivered in blank (subject to delivery up to 45 days after the First Amendment Effective Date).	N/A

Annex I

Loan Parties2

Entity Name	Jurisdiction of Organization	Guarantor	Pledgor	Pledged Subsidiary
PK Domestic Property LLC	Delaware		X
HLT NY Hilton LLC	Delaware	X		X
G/B/H Four Star, LLC	Delaware	X		X
Bonnet Creek Equity Holdings LLC	Delaware	X	X
G/B/H Condo Owner, LLC	Delaware	X		X
G/B/H Golf Course LLC	Delaware	X		X
Chicago Hilton LLC	Delaware	X		X
Casa Marina Owner, LLC	Delaware	X		X
Casa Marina Equity Holdings LLC	Delaware	X	X
BRE/FL Development Parcels L.L.C.	Delaware	X		X
Key West Reach Owner, LLC	Delaware	X		X
Reach Equity Holdings LLC	Delaware	X	X
Global Resort Partners	Hawaii	X		X
HLT Resorts GP LLC	Delaware	X	X
Global Resort Partners GP LLC	Delaware	X	X
Hilton Land Investment 1, LLC	Delaware	X		X
HLT San Jose LLC	Delaware	X		X

[2]	Park to confirm.

Exhibit C

Exhibit L to the Amended Loan Agreement

[Attached]

EXHIBIT L

FORM OF COMPLIANCE CERTIFICATE

                    , 20

Bank of America, N.A., as Administrative Agent

Attention:

Reference is made to that certain Delayed Draw Term Loan Agreement, dated as of August 28, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Park Intermediate Holdings LLC (the “Company” or “Borrower Representative”), PK Domestic Property LLC, Park Hotels & Resorts Inc. (the “Parent”), the Subsidiaries of the Company from time to time party thereto as Subsidiary Borrowers, the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Loan Agreement.

~~[~~Pursuant to Section 9.3.(a) of the Loan Agreement, the undersigned, on behalf of the Company in ~~[~~his~~][~~her~~]~~ capacity as an officer of the Company and not individually, hereby certifies to the Administrative Agent and the Lenders as follows:

(1)    The undersigned is the ~~[~~chief executive officer~~][~~chief financial officer~~]~~ of the Company.

(2)    I have reviewed the terms of the Loan Agreement, and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Parent and its Subsidiaries during the accounting period covered by the financial statements supporting the calculations set forth on Schedule 1 hereto.

(3)    To the best of my knowledge, information or belief, after due inquiry, no Default or Event of Default exists ~~[~~if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Company with respect to such event, condition or failure~~]~~.

(4)    Attached hereto as Schedule 1 are reasonably detailed calculations ~~[~~establishing whether or not the Parent and its Subsidiaries were in compliance with the financial covenants contained in Section 10.1. of the Loan Agreement~~]~~1~~[~~(i) establishing whether or not the Parent

[1]	This bracketed language shall be used in connection with the delivery of all Compliance Certificates, other than those Compliance Certificates delivered during the Covenant Relief Period.

and its Subsidiaries were in compliance with the financial covenants contained in Section 10.1.(f) of the Loan Agreement and (ii) of the other financial covenants contained in Section 10.1. of the Loan Agreement (other than Section 10.1.(g) of the Loan Agreement)~~]~~2.

(5)    Attached hereto as Schedule 2 is a true, current and complete list of the Eligible Properties designated by the Company.

(6)    Attached hereto as Schedule 3 are descriptions of any items that would not appear on the consolidated balance sheet of the Company.

(7)    Attached hereto as Schedule 4 are ~~[~~(i)~~]~~ statements of profit and loss for all Hotel Properties on a combined basis for the preceding calendar quarter ~~[~~and (ii) statements of profit and loss for all Eligible Properties on an individual basis for the preceding fiscal year, in each case,~~]~~ setting forth in summary form (excluding any underlying calculations used to determine any of the following) the amounts of the Gross Operating Revenues, Gross Operating Expenses, NOI, FF&E Reserves, and Adjusted NOI, along with the average daily rate, occupancy levels and revenue per available room, in each case, on a combined basis ~~[~~(or, in the case of clause (ii), for such Eligible Property)~~]~~. ~~[~~Bracketed language and statements described therein to be included in connection with delivery of annual financial statements only.~~]]~~3

~~[[~~Pursuant to Section 9.3.(b) of the Loan Agreement, the undersigned, on behalf of the Company in ~~[~~his~~][~~her~~]~~ capacity as an officer of the Company and not individually, hereby certifies to the Administrative Agent and the Lenders as follows:

(1)    The undersigned is the ~~[~~chief executive officer~~][~~chief financial officer~~]~~ of the Company.

(2)    I have reviewed the terms of the Loan Agreement, and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Parent and its Subsidiaries during the accounting period covered by the financial statements supporting the calculations set forth on Schedule 1 hereto.

(3)    To the best of my knowledge, information or belief, after due inquiry, no Default or Event of Default exists ~~[~~if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Company with respect to such event, condition or failure~~]~~.

[2]	This bracketed language shall be used only in connection with the delivery of Compliance Certificates delivered during the Covenant Relief Period.
[3]	This bracketed language shall be used only in connection with the delivery of Compliance Certificates delivered pursuant to Section 9.3.(a).

(4)    Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not the Parent and its Subsidiaries were in compliance with the financial covenant contained in Section 10.1.(g) of the Loan Agreement.~~]~~4

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

PARK INTERMEDIATE HOLDINGS LLC, as Company and Borrower Representative

By:
Name:
Title:

[4]	This bracketed language shall be used only in connection with the delivery of Compliance Certificates delivered pursuant to Section 9.3.(b).

Exhibit D

SCHEDULE 1.1.(c)

Hotel Properties for Identification of Covenant Relief Period Collateral

1.	New York Hilton Midtown
2.	Hilton Orlando Bonnet Creek
3.	Waldorf Astoria Orlando
4.	Hilton Chicago
5.	Casa Marina
6.	The Reach Key West
7.	Hilton Waikoloa Village
8.	DoubleTree Hotel San Jose